   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1994
                                                     REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           CCB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                        6025                   56-1347849
   (State or other jurisdiction          (Primary Standard          (I.R.S. Employer
of incorporation or organization)            Industrial           Identification No.)
                                      Classification Code No.)

                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                          DURHAM, NORTH CAROLINA 27702
                                 (919) 683-7777
         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
                               ERNEST C. ROESSLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                          DURHAM, NORTH CAROLINA 27702
                                 (919) 683-7777
           (Name, address and telephone number of agent for service)
                                   COPIES TO:

ANTHONY GAETA, JR., ESQ.          ROBERT A. SINGER, ESQ.
  WARD AND SMITH, P.A.           BROOKS, PIERCE, MCLENDON,
   TWO HANNOVER SQUARE          HUMPHREY & LEONARD, L.L.P.
  POST OFFICE BOX 2091       230 NORTH ELM STREET, SUITE 2000
 RALEIGH, NORTH CAROLINA           POST OFFICE BOX 26000
          27602              GREENSBORO, NORTH CAROLINA 27420
     (919) 836-1800                   (910) 373-8850

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                                                              PROPOSED MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES               AMOUNT TO               OFFERING PRICE              AGGREGATE
       TO BE REGISTERED             BE REGISTERED(1)            PER SHARE(2)           OFFERING PRICE(2)
Common Stock,
  $5.00 par value.............      6,080,462 shares               $15.75                 $191,534,553
Series A Junior Participating
  Preferred Stock purchase
  rights(3)...................      6,080,462 rights                N/A                       N/A
                                       AMOUNT OF
     TITLE OF SECURITIES              REGISTRATION
       TO BE REGISTERED                   FEE
Common Stock,
  $5.00 par value.............          $66,050
Series A Junior Participating
  Preferred Stock purchase
  rights(3)...................            N/A

(1) This Registration Statement covers the maximum number of shares of Registrant's common stock that are expected to be issued in connection with the transactions described herein.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (f)(1) based on a price per share equal to the average high and low prices of the common stock of Security Capital Bancorp on the Nasdaq National Market on December 19, 1994.
(3) The Series A Junior Participating Preferred Stock purchase rights will be attached to and trade with shares of the common stock.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

          CROSS-REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K

                           ITEM OF FORM S-4                             CAPTION IN PROSPECTUS/JOINT PROXY STATEMENT
 A. INFORMATION ABOUT THE TRANSACTION
   1.    Forepart of Registration Statement and Outside Front Cover
         Page of Prospectus...........................................  Cover page; Cross-Reference Sheet; Outside front cover page of Prospectus/Joint Proxy Statement
   2.    Inside Front and Outside Back Cover Pages of Prospectus......  Inside front cover page of Prospectus/Joint Proxy
                                                                        Statement; AVAILABLE INFORMATION
   3.    Risk Factors, Ratio of Earnings to Fixed Charges and Other
         Information..................................................  SUMMARY; SELECTED FINANCIAL INFORMATION; UNAUDITED
                                                                        COMPARATIVE PER SHARE DATA
   4.    Terms of the Transaction.....................................  THE SPECIAL MEETINGS; THE MERGER; RIGHTS OF DISSENTING
                                                                        SHAREHOLDERS; CAPITAL STOCK OF CCBF AND SCBC
   5.    Pro Forma Financial Information..............................  UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION;
                                                                        PRO FORMA CAPITALIZATION
   6.    Material Contracts with the Company Being Acquired...........  THE MERGER -- Recommendation and Reasons
   7.    Additional Information Required for Reoffering by Persons and
         Parties Deemed to be Underwriters............................  Not Applicable
   8.    Interests of Named Experts and Counsel.......................  THE MERGER -- SCBC Fairness Opinion; THE
                                                                        MERGER -- CCBF Fairness Opinion; LEGAL MATTERS;
                                                                        EXPERTS
   9.    Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities...................................  INDEMNIFICATION
 B. INFORMATION ABOUT THE REGISTRANT
  10.    Information with Respect to S-3 Registrants..................  Not Applicable
  11.    Incorporation of Certain Information by Reference............  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; CCB
                                                                        FINANCIAL CORPORATION
  12.    Information with Respect to S-2 or S-3 Registrants...........  Not Applicable
  13.    Incorporation of Certain Information by Reference............  Not Applicable
  14.    Information with Respect to Registrants Other Than S-2 or S-3
         Registrants..................................................  Not Applicable
 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
  15.    Information with Respect to S-3 Companies....................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                        SECURITY CAPITAL BANCORP
  16.    Information with Respect to S-2 or S-3 Companies.............  Not Applicable
  17.    Information with Respect to Companies Other than S-2 or S-3
         Companies....................................................  Not Applicable
 D. VOTING AND MANAGEMENT INFORMATION

  18.    Information if Proxies, Consents or Authorizations are to be
         Solicited....................................................  THE SPECIAL MEETINGS; RIGHTS OF DISSENTING
                                                                        SHAREHOLDERS; Appendix B; THE MERGER -- Required
                                                                        Shareholder Approvals,  -- Directors and Officers, and
                                                                         -- Interests of Certain Persons With Respect to the
                                                                        Merger; CCB FINANCIAL CORPORATION -- Beneficial
                                                                        Ownership of CCBF Stock, and -- Management and
                                                                        Additional Information; SECURITY CAPITAL BANCORP --
                                                                        Beneficial Ownership of SCBC Stock, and -- Management
                                                                        and Additional Information; INCORPORATION OF CERTAIN
                                                                        DOCUMENTS BY REFERENCE
  19.    Information if Proxies, Consents or Authorizations are not to
         be Solicited or in an Exchange Offer.........................  Not Applicable

                           CCB FINANCIAL CORPORATION
                              111 CORCORAN STREET
                              POST OFFICE BOX 931
                          DURHAM, NORTH CAROLINA 27702
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
     NOTICE is hereby given that a Special Meeting of Shareholders of CCB Financial Corporation ("CCBF") will be held at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road on the campus of the University of North
Carolina at Chapel Hill, Chapel Hill, North Carolina, at       .M., E.S.T., on
March   , 1995, for the following purposes:
          1. PROPOSAL TO APPROVE MERGER AGREEMENT. To consider and vote on a proposal to approve an Amended and Restated Agreement of Combination, dated as of December 1, 1994, and the related plan of merger (collectively, the "Merger Agreement"), among CCBF, Security Capital Bancorp ("SCBC") and New Security Capital, Inc. ("NSC", a newly formed subsidiary of CCBF) (a copy of which Agreement is attached as Appendix A to the Prospectus/Joint Proxy Statement which accompanies this Notice), and to approve the transactions described therein, including without limitation the issuance of up to a maximum of 6,080,462 shares of CCBF's $5.00 par value common stock (each with an attached preferred stock purchase right) to effect the combination of SCBC and CCBF through the merger of NSC into SCBC (the "Merger") with the result that SCBC will become a wholly-owned subsidiary of CCBF;
          2. PROPOSAL TO APPROVE BYLAW AMENDMENT. To consider and vote on a proposal to approve an amendment to Article III, Sections 2 and 6, of CCBF's Bylaws to provide that, within the current specified minimum and maximum numbers, CCBF's Board of Directors from time to time may set and change the actual number of directors of CCBF and may appoint directors to fill vacancies created by any such increases; and,
          3. OTHER BUSINESS. To transact such other business as properly may be presented for action at the meeting.
     EACH CCBF SHAREHOLDER IS INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, TO INSURE THAT A QUORUM IS PRESENT AT THE MEETING, EACH CCBF SHAREHOLDER IS REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY TO CCBF IN THE ENCLOSED STAMPED, RETURN ENVELOPE. SIGNING AND RETURNING AN APPOINTMENT OF PROXY WILL NOT AFFECT A CCBF SHAREHOLDER'S RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.
                                         By Order of the Board of Directors
                                         ERNEST C. ROESSLER
                                         PRESIDENT AND
                                         CHIEF EXECUTIVE OFFICER
Durham, North Carolina
February   , 1995
             CCBF'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                       CCBF SHAREHOLDERS VOTE TO APPROVE
                  THE MERGER AGREEMENT AND THE BYLAW AMENDMENT

                            SECURITY CAPITAL BANCORP
                             507 WEST INNES STREET
                              POST OFFICE BOX 1387
                        SALISBURY, NORTH CAROLINA 28144
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
     NOTICE is hereby given that a Special Meeting of Shareholders of Security Capital Bancorp ("SCBC") will be held at SCBC's principal office at 507 West
Innes Street, Salisbury, North Carolina, at       .m., E.S.T., on March   ,
1995, for the following purposes:
          1. PROPOSAL TO APPROVE PROPOSED MERGER. To consider and vote on a proposal to approve an Amended and Restated Agreement of Combination, dated as of December 1, 1994, and the related plan of merger (collectively, the "Merger Agreement"), among SCBC, CCB Financial Corporation ("CCBF") and New Security Capital, Inc. ("NSC", a newly formed subsidiary of CCBF) (a copy of which Agreement is attached as Appendix A to the Prospectus/Joint Proxy Statement which accompanies this Notice), and to approve the transactions described therein, including without limitation the merger of NSC into SCBC (the "Merger") with the result that SCBC will become a wholly-owned subsidiary of CCBF and all outstanding shares of SCBC's no par common stock will be converted into shares of CCBF's $5.00 par value common stock (each with an attached preferred stock purchase right); and,
          2. OTHER BUSINESS. To transact such other business as properly may be presented for action at the meeting.
     At the effective time of the Merger, each outstanding share of SCBC's no par value common stock ("SCBC Stock"), will be converted into .50 of a share of CCBF's $5.00 par value common stock and .50 of a preferred stock purchase right. UNDER NORTH CAROLINA LAW EACH SCBC SHAREHOLDER HAS THE RIGHT TO DISSENT FROM THE MERGER AND TO DEMAND PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES OF SCBC STOCK. A SCBC SHAREHOLDER'S RIGHT TO DISSENT IS CONTINGENT UPON HIS OR HER STRICT COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 13 OF THE NORTH CAROLINA BUSINESS CORPORATION ACT. THE FULL TEXT OF ARTICLE 13 IS ATTACHED AS APPENDIX B TO THE PROSPECTUS/JOINT PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE AND IS INCORPORATED HEREIN BY REFERENCE.
     EACH SCBC SHAREHOLDER IS INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, TO INSURE THAT A QUORUM IS PRESENT AT THE MEETING, EACH SCBC SHAREHOLDER IS REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY TO SCBC IN THE ENCLOSED STAMPED, RETURN ENVELOPE. SIGNING AND RETURNING AN APPOINTMENT OF PROXY WILL NOT AFFECT AN SCBC SHAREHOLDER'S RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.
                                         By Order of the Board of Directors
                                         MILES J. SMITH, JR.
                                         CHAIRMAN OF THE BOARD
Salisbury, North Carolina
February   , 1995
             SCBC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             SCBC SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT

                                   PROSPECTUS
                           CCB FINANCIAL CORPORATION
                                6,080,462 SHARES
                                  COMMON STOCK
                                PAR VALUE $5.00
                             EACH WITH AN ATTACHED
                         PREFERRED SHARE PURCHASE RIGHT
                             JOINT PROXY STATEMENT
                    FOR SPECIAL MEETINGS OF SHAREHOLDERS OF
                           CCB FINANCIAL CORPORATION
                                      AND
                            SECURITY CAPITAL BANCORP
                          TO BE HELD ON MARCH   , 1995
     This Prospectus relates to shares of the $5.00 par value common stock ("CCBF Stock"), each with an attached right to purchase .01 of a share of CCBF Series A Junior Participating Preferred Stock (a "CCBF Right"), of CCB Financial Corporation ("CCBF") that will be issued in connection with the proposed merger (the "Merger") of New Security Capital, Inc. ("NSC") with and into Security Capital Bancorp ("SCBC"). CCBF is a North Carolina corporation which is registered with the Board of Governors of the Federal Reserve System as a bank holding company and which is the parent company of Central Carolina Bank and Trust Company ("CCB"). NSC is a North Carolina corporation recently formed as a wholly-owned subsidiary of CCBF for the sole purpose of facilitating the combination of SCBC and CCBF. As described in the Amended and Restated Agreement of Combination, dated as of December 1, 1994 (the "Merger Agreement"), among SCBC, CCBF and NSC, upon consummation of the Merger, NSC would be merged into SCBC and each outstanding share of SCBC's no par value common stock ("SCBC Stock") held by SCBC's shareholders would be converted into and exchanged for .50 of a share of CCBF Stock and .50 of a CCBF Right (the "Exchange Ratio"), and SCBC would become the wholly-owned subsidiary of CCBF. Immediately following the Merger, SCBC would be merged into CCBF, and SCBC's bank subsidiary, Security Capital Bank ("SCB"), would be merged into CCB. (See "THE MERGER".) References in this Prospectus/Joint Proxy Statement to the CCBF Stock into which SCBC Stock will be converted shall be deemed to include the CCBF Rights attached to such CCBF Stock. For additional information about the CCBF Rights, see "CAPITAL STOCK OF CCBF AND SCBC".
     SCBC's shareholders are entitled to their statutory dissenters' rights in accordance with North Carolina law. (See "RIGHTS OF DISSENTING SHAREHOLDERS".)
     This Prospectus also serves as SCBC's and CCBF's Joint Proxy Statement in connection with their respective Boards of Directors' solicitation of appointments of proxy to be used at special meetings of their shareholders (the "Special Meetings"), including any adjournments thereof, to be held for the purposes described herein. (See "THE SPECIAL MEETINGS".)
     At the SCBC Special Meeting, the holders of record of SCBC Stock as of the
close of business on January   , 1995 will consider and vote upon a proposal to
approve the Merger Agreement pursuant to which SCBC will become a subsidiary of CCBF. Upon consummation of the Merger, each outstanding share of SCBC Stock (excluding shares held by SCBC, CCBF or any of their subsidiaries, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by SCBC shareholders who exercise their statutory dissenters' rights in accordance with North Carolina law) will be converted into .50 of a share of CCBF Stock. (See "THE MERGER -- Terms of the Merger" and
" -- Dissenter's Rights.")
     At the CCBF Special Meeting, the holders of record of CCBF Stock as of the
close of business on January   , 1995, will consider and vote upon proposals (i)
to approve the Merger Agreement and to issue up to a maximum of 6,080,462 shares of CCBF Stock to effect the combination of SCBC and CCBF through the Merger and
(ii) to approve an amendment to CCBF's Bylaws to permit CCBF's Board to set and change from time to time the number of directors within a specified maximum and minimum and to appoint directors to fill any vacancies thereby created (the "Bylaw Amendment"). (See "PROPOSAL TO AMEND CCBF'S BYLAWS").
     The outstanding shares of SCBC Stock and CCBF Stock are included for quotation on the National Market System of the Nasdaq Stock Market, Inc. (the "Nasdaq National Market"). The shares of CCBF Stock issued in the Merger also will be quoted on the Nasdaq National Market.
     This Prospectus/Joint Proxy Statement and the accompanying forms of appointment of proxies are first being mailed to shareholders of SCBC and CCBF
on or about February   , 1995.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY
       STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    The date of this Prospectus/Joint Proxy Statement is February   , 1995.

     No person is authorized to give any information or make any representation other than those contained in this Prospectus/Joint Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by CCBF or SCBC. This Prospectus/Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase or exchange the securities offered by this Prospectus/Joint Proxy Statement in any jurisdiction in which such offer is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained in this Prospectus/Joint Proxy Statement regarding CCBF and its affiliates has been furnished by CCBF, and the information herein regarding SCBC and its affiliates has been furnished by SCBC. Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities being made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of CCBF or SCBC or their affiliates since the date of this Prospectus/Joint Proxy Statement or that information contained herein or in the documents incorporated herein by reference is correct as of any time subsequent to the date hereof or the dates thereof.
     THE SHARES OF CCBF STOCK AND ATTACHED CCBF RIGHTS BEING OFFERED TO SCBC'S SHAREHOLDERS ARE NOT DEPOSITS OF ANY BANK OR OTHER FINANCIAL INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                               TABLE OF CONTENTS

                                                         PAGE

AVAILABLE INFORMATION..................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........    3
SUMMARY................................................    4
  Special Meetings of Shareholders.....................    4
  The Merger...........................................    5
  Selected Financial Information.......................   10
UNAUDITED COMPARATIVE PER SHARE DATA...................   15
THE SPECIAL MEETINGS...................................   17
  General; Proposals to be Considered..................   17
  Record Dates.........................................   17
  Voting Securities; Votes Required for Approval.......   17
  Voting and Revocation of Proxies.....................   18
  Proxy Solicitation Expenses..........................   18
  Recommendations......................................   19
THE MERGER.............................................   19
  General..............................................   20
  Conversion of SCBC Stock and SCBC Options; Exchange
     Ratio.............................................   20
  Surrender and Exchange of Certificates...............   20
  Treatment of Fractional Shares.......................   21
  Recommendation and Reasons...........................   21
  SCBC Fairness Opinion................................   24
  CCBF Fairness Opinion................................   26
  Required Shareholder Approvals.......................   29
  Required Regulatory Approvals........................   29
  Conduct of Business Pending Merger...................   30
  Dividends............................................   31
  Prohibition on Solicitation..........................   31
  Accounting Treatment.................................   31
  Certain Income Tax Consequences......................   31
  Conditions to Merger.................................   32
  Amendment of Merger Agreement; Waiver................   33
  Termination of Merger Agreement......................   33
  Effective Time and Closing Date......................   34
  Directors and Officers...............................   34
  Interests of Certain Persons With Respect to the
     Merger............................................   35
  Nasdaq National Market Qualification.................   37
  Dividend Reinvestment and Stock Purchase
     Plans.............................................   37
  Restrictions on Resale of CCBF Stock by Affiliates...   37
  Expenses.............................................   38
  Stock Repurchase Program.............................   38
RIGHTS OF DISSENTING SHAREHOLDERS......................   39
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.....   40
PRO FORMA CAPITALIZATION...............................   47
MARKET AND DIVIDEND INFORMATION REGARDING CCBF STOCK
  AND SCBC STOCK.......................................   48
CCB FINANCIAL CORPORATION..............................   49
  General..............................................   49
  Subsidiaries.........................................   49
  Beneficial Ownership of CCBF Stock...................   49
  Management and Additional Information................   50
SECURITY CAPITAL BANCORP...............................   50
  General..............................................   50
  Subsidiaries.........................................   51
  Beneficial Ownership of SCBC Stock...................   51
  Management and Additional Information................   52
SUPERVISION AND REGULATION.............................   52
CAPITAL STOCK OF CCBF AND SCBC.........................   62
INDEMNIFICATION........................................   68
LEGAL MATTERS..........................................   69
EXPERTS................................................   69
PROPOSAL TO AMEND CCBF'S BYLAWS........................   70
OTHER MATTERS..........................................   71
PROPOSALS OF SHAREHOLDERS..............................   71
APPENDIX A -- Amended and Restated
  Agreement of Combination dated as of December 1,
     1994..............................................  A-1
APPENDIX B -- Article 13 of the North Carolina Business
  Corporation Act Regarding the Rights of Dissenting
  Shareholders.........................................  B-1
APPENDIX C -- Opinion of The Robinson-Humphrey Company,
  Inc..................................................  C-1
APPENDIX D -- Opinion of Wheat, First Securities,
  Inc..................................................  D-1

                             AVAILABLE INFORMATION
     CCBF and SCBC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by CCBF and SCBC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located in Chicago (Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
     CCBF has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the CCBF Stock and CCBF Rights offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus/Joint Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, all of which may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.
     AS FURTHER DESCRIBED BELOW, THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO CCBF AND SCBC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. STATEMENTS CONTAINED HEREIN OR IN ANY DOCUMENT INCORPORATED HEREIN BY REFERENCE AS TO THE CONTENTS OF ANY CONTRACTS OR OTHER DOCUMENT REFERRED TO HEREIN OR THEREIN ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF SUCH CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OR SUCH OTHER DOCUMENT, EACH SUCH STATEMENT BEING QUALIFIED IN ALL RESPECTS BY SUCH REFERENCE. COPIES OF THOSE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST AS DESCRIBED BELOW. REQUESTS FOR DOCUMENTS REGARDING CCBF SHOULD BE DIRECTED TO W. HAROLD PARKER, JR., SENIOR VICE PRESIDENT AND CONTROLLER, CCB FINANCIAL CORPORATION, POST OFFICE BOX 931, DURHAM, N.C. 27702, TELEPHONE (919) 683-7631. REQUESTS FOR DOCUMENTS REGARDING SCBC SHOULD BE DIRECTED TO PRESSLEY A. RIDGILL, CHIEF FINANCIAL OFFICER, SECURITY CAPITAL BANCORP, POST OFFICE BOX 1387, SALISBURY, N.C. 28145-1387, TELEPHONE (704) 855-6127. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL
MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY MARCH   , 1995.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents previously filed by CCBF with the Commission (SEC File No. 0-12358) are incorporated by reference into this Prospectus/Joint Proxy
Statement: (i) CCBF's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A dated July 20, 1994; (ii) CCBF's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994; (iii) CCBF's Current Reports on Form 8-K dated March 14, 1994, August 17, 1994, November 4, 1994 and November 17, 1994; and (iv) the description of CCBF Stock contained in its Registration Statement under the 1934 Act, as amended by CCBF's subsequent reports filed under the 1934 Act.
     The following documents previously filed by SCBC with the Commission (SEC File No. 0-12359) are incorporated by reference into this Prospectus/Joint Proxy
Statement: (i) SCBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (ii) SCBC's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994; (iii) SCBC's Current Reports on Form 8-K dated February 1, 1994, April 13, 1994, September 28, 1994, November 8, 1994 and December 6, 1994; and (iv) the description of SCBC Stock contained in SCBC's Registration Statement on Form S-4 (No. 33-46323, effective May 11, 1992 under the provisions of the 1933 Act) and subsequent reports filed under the 1934 Act.
     In addition, all other documents filed by CCBF or SCBC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the date the Special Meetings have been finally adjourned shall be deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus/Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
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
                                    SUMMARY
     THE FOLLOWING IS A SUMMARY OF INFORMATION ABOUT THE SPECIAL MEETINGS, THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED THEREIN AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING SCBC, CCBF, THE MERGER OR OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS. THE SUMMARY IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION INCLUDED IN THIS PROSPECTUS/JOINT PROXY STATEMENT, THE APPENDICES HERETO (INCLUDING THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A) AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.
SPECIAL MEETINGS OF SHAREHOLDERS
     GENERAL. This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation by the Boards of Directors of SCBC and CCBF of appointments of proxy for use at special meetings (collectively, the "Special Meetings") of their respective shareholders, and at any adjournments thereof, to be held as provided and for the purposes described below.
     PURPOSES OF SPECIAL MEETINGS. The purpose of the SCBC Special Meeting is
(i) to consider and vote on a proposal to approve the Merger Agreement among SCBC, CCBF and NSC attached as Appendix A and to approve the transactions described therein, including without limitation the Merger and the conversion of the outstanding shares of SCBC Stock into shares of CCBF Stock, and (ii) to transact such other business as properly may be presented for action at the meeting.
     The purposes of the CCBF Special Meeting are (i) to consider and vote on a proposal to approve the Merger Agreement among SCBC, CCBF and NSC, and to approve the transactions described therein, including without limitation the issuance of up to a maximum of 6,080,462 shares of CCBF Stock to effect the combination of SCBC and CCBF through the Merger, (ii) to consider and vote on a proposal to approve an amendment to Article III, Sections 2 and 6, of CCBF's Bylaws to provide that, within the current minimum and maximum numbers specified in the Bylaws, CCBF's Board of Directors from time to time may set and change the actual number of directors of CCBF and may appoint directors to fill vacancies created by any such increases (the "Bylaw Amendment"), and (iii) to transact such other business as properly may be presented for action at the meeting.
     DATE, PLACE AND TIME. The SCBC Special Meeting will be held at SCBC's principal office at 507 West Innes Street, Salisbury, North Carolina, on March
  , 1995, at                .m. E.S.T. time.
     The CCBF Special Meeting will be held at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road on the campus of the University of North
Carolina at Chapel Hill, Chapel Hill, North Carolina, on March   , 1995, at
               .m. E.S.T.
     RECORD DATES. The close of business on January   , 1995 has been fixed as
the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at both the SCBC Special Meeting and the CCBF Special Meeting. Only those SCBC and CCBF shareholders of record on the Record Date will be eligible to vote at their respective Special Meetings on the matters described herein. (See "THE SPECIAL MEETINGS -- Record Dates".)
     VOTING SECURITIES. The voting securities of SCBC are the shares of SCBC
Stock, of which approximately        shares were issued and outstanding on the
Record Date. (See "THE SPECIAL MEETINGS -- Voting Securities; Votes Required for Approval".)
     The voting securities of CCBF are the shares of CCBF Stock, of which
approximately            shares were issued and outstanding on the Record Date.
(See "THE SPECIAL MEETINGS -- Voting Securities; Votes Required for Approval".)
     VOTES REQUIRED FOR APPROVAL. At the SCBC Special Meeting, each SCBC shareholder will be entitled to cast one vote for each share of SCBC Stock held of record on the Record Date on each matter submitted for voting. The affirmative vote of the holders of a majority of the shares of SCBC Stock entitled to be voted at the SCBC Special Meeting is required to approve the Merger Agreement. Because the affirmative vote of an absolute majority of all outstanding SCBC Stock is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Merger Agreement. (See "THE SPECIAL MEETINGS -- Voting Securities; Votes Required for Approval".)
     At the CCBF Special Meeting, each CCBF shareholder will be entitled to cast one vote for each share of CCBF Stock held of record on the Record Date on each matter submitted for voting. The affirmative vote of the holders of a majority of the shares of CCBF Stock represented, in person and by proxy, and entitled to be voted at the CCBF Special Meeting is required to approve the Merger Agreement and the Bylaw Amendment. Provided that a quorum is present, abstentions and
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
broker nonvotes will have no effect in the voting at the CCBF Special Meeting. (See "THE SPECIAL MEETINGS -- Voting Securities; Votes Required for Approval".)
     VOTING OF PROXIES. The persons named to represent SCBC's shareholders as proxies at the SCBC Special Meeting are Miles J. Smith, Jr. and E. K. Prewitt, Jr. (the "SCBC Proxies"). Shares of SCBC Stock represented by each appointment of proxy which is properly executed and returned by a SCBC shareholder, and not revoked, will be voted by the SCBC Proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the SCBC Proxies "FOR" approval of the Merger Agreement and the transactions contemplated therein. On such other matters that may properly come before the SCBC Special Meeting, the SCBC Proxies will be authorized to vote in accordance with their best judgment on such matters. (See "THE SPECIAL MEETINGS -- Voting and Revocation of Proxies".)
     The persons named to represent CCBF's shareholders as proxies at the CCBF Special Meeting are Richard W. Every, W. Harold Parker, Jr. and Manuel L. Rojas (the "CCBF Proxies"). Shares of CCBF Stock represented by each appointment of proxy which is properly executed and returned by a CCBF shareholder, and not revoked, will be voted by the CCBF Proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the CCBF Proxies "FOR" approval of the Merger Agreement and the transactions contemplated therein, and "FOR" approval of the Bylaw Amendment. On such other matters that may properly come before the CCBF Special Meeting, the CCBF Proxies will be authorized to vote in accordance with their best judgment on such matters. (See "THE SPECIAL MEETINGS -- Voting and Revocation of Proxies".)
     REVOCATION OF APPOINTMENTS OF PROXY. Any SCBC shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of SCBC either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the SCBC Special Meeting and announcing his or her intention to vote in person. (See "THE SPECIAL MEETINGS -- Voting and Revocation of Proxies".)
     Any CCBF shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of CCBF either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the CCBF Special Meeting and announcing his or her intention to vote in person. (See "THE SPECIAL MEETINGS -- Voting and Revocation of Proxies".)
     PROXY SOLICITATION EXPENSES. Except under certain circumstances involving a wrongful termination or breach of the Merger Agreement, SCBC and CCBF each will pay expenses associated with its own Special Meeting, and they will share the costs of preparing, assembling and mailing this Prospectus/Joint Proxy Statement. In addition to the use of the mail, appointments of proxy may be solicited personally or by telephone by SCBC's and CCBF's respective officers, directors and employees, none of whom will be compensated separately for any such solicitation activities. (See "THE SPECIAL MEETINGS -- "Proxy Solicitation Expenses", and "THE MERGER -- Termination of Merger Agreement" and
" -- Expenses".)
THE MERGER
     GENERAL. SCBC, CCBF and NSC have entered into the Merger Agreement which provides for the Merger and certain other transactions as described therein. SCBC is a North Carolina business corporation which is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA"), as a bank holding company. Its principal subsidiaries are (i) Security Capital Bank ("SCB"), a North Carolina commercial bank headquartered in Salisbury, North Carolina, (ii) OMNIBANK, Inc., A State Savings Bank ("OMNIBANK"), a North Carolina savings bank headquartered in Salisbury, North Carolina, (iii) Citizens Savings, Inc., SSB ("Citizens"), a North Carolina savings bank headquartered in Concord, North Carolina, and (iv) Home Savings Bank, Inc., SSB ("Home Savings"), a North Carolina savings bank headquartered in Kings Mountain, North Carolina. SCBC's principal offices are located at 507 West Innes Street (Post Office Box 1387), Salisbury, North Carolina 28145, and its telephone number at that address is
(704) 636-3775. (See "SECURITY CAPITAL BANCORP".)
     CCBF also is a North Carolina business corporation which is registered with the Federal Reserve under the BHCA as a bank holding company. NSC is a North Carolina business corporation formed as a wholly-owned subsidiary of CCBF for the sole purpose of facilitating the combination of SCBC and CCBF through the Merger and has not conducted any business operations. CCBF's principal subsidiaries are (i) Central Carolina Bank and Trust Company ("CCB"), a North Carolina commercial bank headquartered in Durham, North Carolina, (ii) CCB Savings Bank of Lenoir, Inc., SSB ("Lenoir", which currently is expected to be merged into CCB during February 1995), a North Carolina savings bank headquartered in Lenoir, North Carolina, (iii) Graham Savings Bank, Inc., SSB ("Graham"), a North Carolina savings bank headquartered in Graham, North Carolina, and (iv) Central Carolina Bank-Georgia ("CCB-Georgia"), a Georgia credit card bank headquartered in
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
Columbus, Georgia. CCBF's principal offices are located at 111 Corcoran Street (Post Office Box 931), Durham, North Carolina 27702, and its telephone number at that address is (919) 683-7777. (See "CCB FINANCIAL CORPORATION".)
     EFFECT OF MERGER. At the time the Merger becomes effective (the "Effective Time"), NSC will be merged with and into SCBC, and SCBC will become a wholly-owned subsidiary of CCBF. It currently is anticipated that, immediately after the Effective Time, SCBC will be merged into CCBF (as SCBC's parent corporation), and SCBC will cease to exist as a separate corporation. CCBF will be the surviving corporation of that merger and will continue to conduct its and SCBC's business. (See "THE MERGER -- General" and " -- Effective Time and Closing Date".)
     The Merger Agreement also provides that, in a series of transactions completed prior to the Merger, SCBC's savings bank subsidiaries will be consolidated into OMNIBANK which, in turn, will be converted into a North Carolina interim commercial bank and merged into SCB (the "Bank Conversions") and that, immediately following the Merger and the merger of SCBC into CCBF, SCB will be merged into CCB (the "Bank Merger"). (See "THE MERGER -- General".)
     CONVERSION OF SCBC STOCK AND EXCHANGE RATIO. At the Effective Time, each outstanding share of SCBC Stock (other than shares as to which SCBC's shareholders exercise their "Dissenters' Rights" under North Carolina law) will be converted into, and thereafter may be exchanged for, .50 of a share of CCBF Stock. (See "THE MERGER -- Conversion of SCBC Stock and Stock Options; Exchange Ratio" and " -- Surrender and Exchange of Certificates", "RIGHTS OF DISSENTING SHAREHOLDERS", and "CAPITAL STOCK OF CCBF AND SCBC".)
     RECOMMENDATIONS AND REASONS. SCBC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SCBC'S SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. SCBC's Board of Directors has adopted the Merger Agreement and believes the Merger and the actions to be taken in connection therewith are in the best interest of SCBC and its shareholders, and unanimously recommends that SCBC's shareholders vote FOR approval of the Merger Agreement. In making its recommendation, the SCBC Board considered, among other things, the opinion of its financial advisor that the proposed consideration to be paid by CCBF to SCBC's shareholders, in the form of the Exchange Ratio of .50 of a share of CCBF Stock and .50 of a CCBF Right for each outstanding share of SCBC Stock, is fair to SCBC's shareholders from a financial point of view. (See "THE MERGER -- Recommendation and Reasons" and " -- SCBC Fairness Opinion".)
     CCBF'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CCBF'S SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. CCBF's Board of Directors has adopted the Merger Agreement, believes the Merger is in the best interest of CCBF and its shareholders, and unanimously recommends that CCBF's shareholders vote FOR approval of the Merger Agreement. In making its recommendation, the CCBF Board considered, among other things, the opinion of its financial advisor that the Exchange Ratio is fair to the holders of CCBF Stock from a financial point of view. (See "THE MERGER -- Recommendation and Reasons" and " -- CCBF Fairness Opinion".)
     FAIRNESS OPINIONS. SCBC's Board of Directors retained The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") as SCBC's financial advisor to provide general business and financial analyses of SCBC, assist SCBC in identifying potential transactions between SCBC and other companies, advise SCBC concerning any such transactions, assist SCBC in negotiations relating to any such transaction and provide an opinion to the Board of the fairness to SCBC's shareholders of any such transaction from a financial point of view. After its review of a variety of relevant factors, Robinson-Humphrey has given SCBC's Board of Directors a written opinion dated November 4, 1994 (the "SCBC Fairness Opinion", a copy of which is attached as Appendix C to this Prospectus/Joint Proxy Statement), to the effect that the terms of the Merger as provided in the Merger Agreement are fair to SCBC's shareholders from a financial point of view. For its services, SCBC has agreed to pay Robinson-Humphrey a fee of $300,000 in compensation for Robinson-Humphrey's rendering of the SCBC Fairness Opinion (the "Opinion Fee"), plus an additional fee for its financial advisory services (the "Advisory Fee") equal to (i) .75% of the aggregate market value of the shares of CCBF Stock to be issued in the Merger and all cash payments made by CCBF in lieu of issuing fractional shares of CCBF Stock, less (ii) the sum of the Opinion Fee and $75,000. The Opinion Fee was paid upon Robinson-Humphrey's issuance of the SCBC Fairness Opinion, and the Advisory Fee is payable at the Effective Time. In addition, SCBC has agreed to reimburse Robinson-Humphrey for its reasonable and necessary out-of-pocket expenses and third party expenses incurred by Robinson-Humphrey in connection with its engagement by SCBC in the event the Merger is not consummated, and to indemnify Robinson-Humphrey against certain liabilities. (See "THE MERGER -- SCBC Fairness Opinion".)
     CCBF's Board of Directors retained Wheat, First Securities, Inc. ("Wheat") as CCBF's financial advisor to provide, among other services, financial analyses of the proposed combination transaction and an opinion to the Board of the fairness, from a financial point of view, of the Exchange Ratio to the holders of CCBF Stock. Wheat has delivered to CCBF's Board
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
of Directors a written opinion dated January   , 1995 (the "CCBF Fairness
Opinion", a copy of which is attached as Appendix D to this Prospectus/Joint Proxy Statement), to the effect that, as of the date of the CCBF Fairness Opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF Stock. For its services, CCBF has agreed to pay Wheat an aggregate of $350,000 in fees as compensation for Wheat's rendering of the CCBF Fairness Opinion and for its financial advisory services. Of such amount, $50,000 was paid upon the execution of the Merger Agreement, $100,000 was paid upon Wheat's issuance of the CCBF Fairness Opinion, and the remaining $200,000 is payable at the Effective Time. In addition, CCBF has agreed to reimburse Wheat for its reasonable out-of-pocket expenses incurred in connection with its engagement by CCBF, and to indemnify Wheat against certain liabilities. (See "THE MERGER -- CCBF Fairness Opinion".)
     SCBC's obligation to consummate the Merger is conditioned on its receipt from Robinson-Humphrey immediately prior to consummation of the Merger of confirmation of the SCBC Fairness Opinion. The Merger Agreement also provides that CCBF's obligations to consummate the Merger are conditioned on its receipt from Wheat of confirmation of the CCBF Fairness Opinion immediately prior to consummation of the Merger. However, CCBF's Board of Directors has waived that condition based on several factors. (See "THE MERGER -- Conditions to Merger".)
     REQUIRED APPROVALS OF SHAREHOLDERS. Under the Merger Agreement and North Carolina law, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of SCBC Stock entitled to be voted at the SCBC Special Meeting. (See "THE MERGER -- Required Shareholder Approvals".)
     North Carolina law does not require that CCBF's shareholders vote on or approve the Merger Agreement. However, bylaws of the Nasdaq Stock Market, Inc. (which apply to CCBF by virtue of the qualification of CCBF Stock for quotation on the Nasdaq National Market) require that the Merger Agreement be approved by the affirmative vote of the holders of a majority of the shares of CCBF Stock represented, in person and by proxy, and entitled to be voted at the CCBF Special Meeting. (See "THE MERGER -- Required Shareholder Approvals".)
     REQUIRED REGULATORY APPROVALS. The Merger, the Bank Conversions and the Bank Merger are subject to approvals of certain regulatory authorities. Applications for all such required approvals have been filed and are pending. While no assurances are or can be given, SCBC and CCBF believe that all such required regulatory approvals will be obtained. (See "THE MERGER -- Required Regulatory Approvals".)
     CONDUCT OF BUSINESS PENDING MERGER. The Merger Agreement provides that, prior to the Effective Time, SCBC and CCBF each will conduct its business in the usual, regular and ordinary course consistent with past practices, use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and take no action which would adversely affect or delay the ability of either SCBC or CCBF to obtain any necessary approvals of any governmental authority required for the Merger or the other transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement. Further, except as permitted by the Merger Agreement, SCBC and CCBF each will refrain from taking certain actions relating to the operation of its business without the prior approval of the other party. (See "THE MERGER -- Conduct of Business Pending Merger" and " -- Dividends".)
     The Merger Agreement provides that, prior to the Effective Time, CCBF shall not acquire or agree to acquire any financial institution holding company or financial institution unless, after full disclosure to SCBC of the proposed terms thereof, the Executive Committee of SCBC's Board concludes that such proposed acquisition would not significantly delay or impede the Merger and the transactions related thereto, would not create a reasonable likelihood that any required regulatory approval for the Merger or such transactions would not be obtained, or would not be reasonably likely to diminish the economic benefits of the Merger to SCBC and its shareholders. (See "THE MERGER -- Conduct of Business Pending Merger".)
     PROHIBITION ON SOLICITATION. The Merger Agreement provides that neither SCBC nor CCBF will solicit or encourage, or authorize any person to solicit, from any third party any inquiries or proposals with respect to any disposition of its business or assets, or the acquisition of its voting securities, or its merger with any corporation or entity other than as provided by the Merger Agreement. Further, subject to fiduciary obligations of its Board of Directors, neither SCBC nor CCBF will provide any information or assistance or negotiate with any person in furtherance of any such inquiry or to obtain such a proposal.
     If the Merger Agreement is terminated by reason of SCBC or CCBF entering into a letter of intent or agreement to be acquired by, merge with or sell all or substantially all its assets to a third party or if SCBC or CCBF (without the consent of the other) engages in negotiations with a third party with respect to any such transaction and, within six months of the termination of the Merger Agreement, enters into a letter of intent or agreement with such third party, then SCBC or CCBF,
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
as the case may be, would be obligated to pay to the other a termination fee of $6.2 million. (See "THE MERGER -- Prohibition on Solicitation" and
" -- Termination of Merger Agreement".)
     ACCOUNTING TREATMENT. The Merger Agreement requires that the Merger qualify to be treated as a pooling-of-interests for accounting and financial reporting purposes. Generally, if the number of fractional shares of CCBF Stock resulting from the Merger for which cash are paid in effecting the Merger, shares of CCBF Stock or SCBC Stock repurchased by CCBF or by SCBC, and shares held by SCBC stockholders who exercise their "Dissenters' Rights", together would represent more than 10% of the shares issued by CCBF in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. In such event, or if for any other reason the Merger could not be accounted for as a pooling-of-interests, SCBC or CCBF would be entitled to terminate the Merger Agreement and abandon the Merger. (See "THE MERGER -- Accounting Treatment", " -- Termination of Plan of Merger" and " -- Stock Repurchase Plan", and "RIGHTS OF DISSENTING SHAREHOLDERS.")
     CERTAIN INCOME TAX CONSEQUENCES. CCBF and SCBC have received an opinion (the "Tax Opinion") from KPMG Peat Marwick LLP, tax advisors to CCBF and SCBC, to the effect that the Merger and the Bank Merger will constitute tax-free reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of SCBC will not recognize gain or loss for federal income tax purposes to the extent such shareholders exchange shares of SCBC Stock for shares of CCBF Stock. (See "THE MERGER -- Certain Income Tax Consequences".)
     Because of the complexity of federal income tax laws and because tax consequences may vary depending upon a shareholder's individual circumstances or tax status, it is recommended that each of SCBC's shareholders consult his or her own tax advisor concerning the federal (and applicable state, local or other) tax consequences of the Merger.
     CONDITIONS TO MERGER. In addition to required regulatory and shareholder approvals, consummation of the Merger is conditioned upon the fulfillment of certain other conditions set forth in the Merger Agreement, including without limitation (i) receipt of an opinion of KPMG Peat Marwick LLP, that the Merger qualifies for pooling-of-interests accounting treatment, (ii) receipt of the Tax Opinion of KPMG Peat Marwick LLP, to the effect that the Merger will qualify as a tax-free reorganization under the Code, (iii) the receipt by SCBC and CCBF of Fairness Opinions from their respective financial advisors, (iv) the absence of any order, decree or injunction enjoining or prohibiting the consummation of the Merger, (v) the absence of the perfection of "Dissenters' Rights" by a sufficient number of SCBC shareholders to result in the Merger not qualifying for pooling-of-interests accounting treatment, and (vi) certain other conditions customary in transactions of this nature. Further, SCBC's obligation to consummate the Merger is conditioned upon the approval of the Bylaw Amendment by CCBF's shareholders, the maintenance of an average closing price of no less than $36.00 per share of CCBF Stock over the ten trading days preceding the date on which the Effective Time is to occur, and confirmation of the SCBC Fairness Opinion by Robinson-Humphrey immediately prior to consummation of the Merger. (See "THE MERGER -- Conditions to Merger", " -- Required Approvals", and
" -- Accounting Treatment".)
     WAIVER AND AMENDMENT. Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party entitled to the benefits of such provision, except that no condition may be waived which, if not satisfied, would result in the violation of any law or applicable governmental regulation. In addition, to the extent permitted by law, the Merger Agreement may be amended at any time upon the written agreement of SCBC and CCBF without the approval of their shareholders, except that the manner or basis in which shares of SCBC Stock will be exchanged for CCBF Stock may not be changed after the Special Meetings without requisite shareholder approval. (See "THE MERGER -- Amendment of Merger Agreement; Waiver".)
     TERMINATION OF MERGER AGREEMENT. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after any requisite shareholder approval, (i) by mutual consent of the Boards of Directors of SCBC and CCBF, or (ii) by the Board of Directors of either SCBC or
CCBF: (A) at any time after September 30, 1995; (B) if any appropriate regulatory authority has denied approval of the Merger, the Bank Conversions or the Bank Merger, or an order, judgment or decree of any such regulatory authority or court having jurisdiction has imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the Merger as to render the consummation of the Merger inadvisable in the reasonable opinion of the Board of Directors of SCBC or CCBF, and such denial or imposition has become final and nonappealable; (C) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given by the non-breaching party; or (D) if there has occurred a suit or other proceeding by any governmental regulatory agency or body to restrain or prohibit the Merger, the Bank Conversions or the Bank Merger or a suit by an SCBC or CCBF shareholder seeking to restrain the Merger, the Bank Conversions or the Bank Merger or seeking monetary damages should such transactions be consummated; (iii) by SCBC, if the Bylaw Amendment is
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
not approved by CCBF's shareholders before April 20, 1995; or (iv) by SCBC, if the average closing price for a share of CCBF Stock on the Nasdaq National Market for any period of 30 consecutive trading days shall be less than $36.00. (See "THE MERGER -- Termination of Merger Agreement".)
     EFFECTIVE TIME. Assuming the receipt of all required approvals, it currently is expected that the Merger will become effective during the second quarter of 1995. (See "THE MERGER -- Effective Time and Closing Date".)
     DIRECTORS AND OFFICERS. Following the Effective Time, CCBF's and CCB's then current directors will continue to serve for the remainder of their terms of office. Additionally, subject to approval of the Bylaw Amendment at the CCBF Special Meeting, Miles J. Smith, Jr., David B. Jordan, John M. Barnhardt, Jimmy
K. Stegall, James L. Williamson and J. G. Rutledge, III (each of whom currently serves as a director of SCBC) will be appointed to serve as directors of CCBF and CCB.
     The Merger Agreement provides that CCBF's Chairman, W. L. Burns, Jr., will continue to serve as Chairman of CCBF's and CCB's Boards of Directors, and SCBC's Vice Chairman and Chief Executive Officer, David B. Jordan, will be appointed to serve as Vice Chairman and a member of the Executive Committee of CCBF's and CCB's Boards of Directors. Ernest C. Roessler will continue to serve as CCBF's and CCB's President and Chief Executive Officer. Ralph A. Barnhardt, Vice Chairman of SCBC, and Lloyd G. Gurley, President and Chief Administrative Officer of SCBC, each will be appointed to serve as an Executive Vice President of CCBF and CCB. It currently is contemplated that, after the Merger, CCBF's and CCB's other executive officers will continue to serve in their current positions as officers of CCBF and CCB. (See "THE MERGER -- Directors and Officers".)
     INTERESTS OF CERTAIN PERSONS. The Merger Agreement provides that, following the Effective Time, CCBF will continue to honor in accordance with their terms all employment, severance, deferred compensation, split dollar insurance, salary continuation, consulting and other compensation contracts between SCBC or any of its subsidiaries and any current or former director, officer or employee thereof.
     The current employment agreements of David B. Jordan, Vice Chairman and Chief Executive Officer of SCBC, Ralph A. Barnhardt, Vice Chairman of SCBC, and LIoyd G. Gurley, President and Chief Administrative Officer of SCBC, each of whom is also an executive officer of one or more SCBC subsidiaries, will be amended and restated as of the Effective Time and assumed by CCBF and CCB. The terms of employment of Messrs. Jordan, Barnhardt and Gurley will be extended and certain additional benefits will be provided to them. Each will become a senior executive officer of CCBF and CCB. In addition, Mr. Gurley's agreement will provide that CCB will repurchase his primary residence should he relocate to CCBF's principal office or upon certain other events. It is not currently known whether Pressley A. Ridgill, Chief Financial Officer of SCBC and its subsidiaries, will accept employment with CCBF and CCB. His employment agreement will be amended to provide that should he not accept employment with CCBF and
CCB, he will receive a severance payment of $       . (See "THE
MERGER -- Interests of Certain Persons With Respect to the Merger".)
     RIGHTS OF DISSENTING SHAREHOLDERS. Subject to certain conditions, each SCBC shareholder has the right under the North Carolina Business Corporation Act (the "NCBCA") to "dissent" from the Merger and receive the "fair value" of the shareholder's shares of SCBC Stock in cash ("Dissenters' Rights"). An SCBC shareholder who (i) does not vote in favor of the Merger Agreement, (ii) submits timely written notice of intent to demand payment for the shareholder's shares,
(iii) demands payment and deposits the shareholder's share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenters' notice"sent to such shareholder, and (iv) otherwise satisfies the requirements specified in Appendix B to this Prospectus/Joint Proxy Statement, will be offered the amount SCBC estimates to be the fair value of the shareholder's shares of SCBC Stock, plus accrued interest to the date of payment, and will be paid such amount in cash provided the shareholder agrees in writing to accept such amount in full satisfaction of the shareholder's demand. In order to exercise Dissenters' Rights, an SCBC shareholder must follow carefully all steps prescribed in Appendix B. (See "RIGHTS OF DISSENTING SHAREHOLDERS" and Appendix B.) An SCBC shareholder who returns a signed appointment of proxy, but fails to provide instructions as to the manner in which such shares are to be voted, will be deemed to have voted in favor of the Merger Agreement and will not be entitled to assert Dissenters' Rights.
     DIFFERENCES IN CAPITAL STOCK OF SCBC AND CCBF. In connection with the Merger, SCBC's shareholders (other than shareholders who exercise Dissenters' Rights) will become CCBF shareholders. There are certain differences between the rights of the respective shareholders of SCBC and CCBF. SCBC shareholders should consider carefully the differences in CCBF Stock and SCBC Stock under the governing instruments of those corporations and North Carolina law. (See "CAPITAL STOCK OF CCBF AND SCBC".)
     RESALES OF CCBF STOCK RECEIVED IN MERGER. The shares of CCBF Stock into which SCBC Stock will be converted in the Merger will be freely transferable by the holders thereof except in the case of shares held by persons who may be deemed to
                                       9
be "Affiliates" of SCBC or CCBF under applicable federal securities laws. Generally, SCBC's Affiliates include its directors, executive officers, principal shareholders and other persons who may be deemed to "control" SCBC. (See "THE MERGER -- Restrictions on Resale of CCBF Stock by Affiliates".) The CCBF Rights attached to the shares of CCBF Stock received by SCBC's shareholders will not be transferable separately from the shares of CCBF Stock to which they relate. (See "CAPITAL STOCK OF CCBF AND SCBC".)
     STOCK REPURCHASE PROGRAM. The Merger Agreement contemplates that CCBF may purchase shares of CCBF Stock and/or SCBC Stock prior to the Effective Time, subject to the limitations that such purchases will be effected in compliance with applicable securities laws and regulations, including public disclosures in advance of the commencement of such stock purchase program, and that such purchases will not be of a type or in an aggregate amount as would cause the Merger not to qualify as a tax-free reorganization under the Code or not to be properly accounted for under generally accepted accounting principles as a pooling-of-interests. If so requested by CCBF, SCBC also may repurchase shares of SCBC Stock prior to the Effective Time. Any such repurchases would also be subject to the limitations on CCBF's stock purchases described above. In the event SCBC repurchases shares of SCBC Stock at CCBF's request and the Merger is not consummated, CCBF has agreed to pay to SCBC a sum equal to the difference between the aggregate price paid by SCBC for all SCBC Stock so repurchased and the average closing sales price for a share of SCBC Stock on the Nasdaq National Market over the 10 consecutive trading days following the date on which the termination of the Merger Agreement is publicly announced. (See "THE
MERGER -- Stock Repurchase Program".)
SELECTED FINANCIAL INFORMATION
     The following tables set forth certain selected consolidated financial information for CCBF and SCBC on a historical basis and for CCBF on an unaudited pro forma combined basis. This financial information has been based on, and should be read in conjunction with, CCBF's and SCBC's audited financial statements and interim unaudited financial statements, including the related notes thereto, which are incorporated by reference in this Prospectus/Joint Proxy Statement. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".) In the opinion of the respective management of CCBF and SCBC, all adjustments necessary for a fair presentation of results of interim periods of CCBF and SCBC (none of which were other than normal accruals) have been included.
     SCBC's financial information as of September 30, 1994 includes the assets and liabilities of First Federal Savings and Loan Association of Charlotte ("First Federal") which was acquired on September 23, 1994. SCB purchased the outstanding stock of First Federal for approximately $41,000,000 in cash. The acquisition was accounted for by the purchase method and resulted in the recognition of $12,459,000 of goodwill and $3,222,000 of deposit base premium. Immediately after the stock purchase and the conversion of First Federal into an interim commercial bank, First Federal, which had assets of $293,767,000, net loans of $135,595,000 and deposits of $248,777,000, was merged into SCB. In connection with the First Federal acquisition, SCBC recognized significant non-recurring charges during the nine months ended September 30, 1994.
     The selected unaudited pro forma combined financial information has been prepared using historical financial information for CCBF and SCBC and assuming the Merger had been effective prior to the periods presented and was accounted for under the pooling-of-interests method of accounting. For a description of the pooling-of-interests accounting method with respect to the Merger and the related effects on the historical financial statements of CCBF, see "THE
MERGER" -- Accounting Treatment". The pro forma combined financial information presented is not necessarily indicative of actual results that might have been achieved had the Merger been consummated prior to the periods presented, and is not indicative of future results that may be obtained on a combined basis. The pro forma combined financial information does not reflect any restructuring expenses which may be recognized, transaction expenses which will be incurred or cost savings from operating efficiencies which may be realized in connection with the Merger. Current estimates of restructuring expenses for 1995 are
$       and transaction expenses will be an estimated $3 million. The cost savings associated with these possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. It is anticipated that any such savings will not be achieved until the fiscal quarters following the quarter in which the expenses of the Merger and the Bank Merger are recognized.
                                       10

CCB FINANCIAL CORPORATION

                                           NINE MONTHS
                                       ENDED SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                        1994         1993         1993         1992         1991         1990         1989
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income...................   $  174,651      136,040      190,689      169,736      186,577      196,201      188,089
Interest expense..................       68,447       52,787       73,821       70,637       96,039      110,148      108,598
Net interest income...............      106,204       83,253      116,868       99,099       90,538       86,053       79,491
Provision for loan and
  lease losses....................        5,800        4,535        6,453        5,983        7,407        6,345        4,942
Net interest income
  after provision.................      100,404       78,718      110,415       93,116       83,131       79,708       74,549
Other income......................       29,950       25,549       36,408       30,630       32,597       29,729       27,321
Net investment security gains.....           45          249        2,652        2,065           56           17          569
Other expenses....................       87,607       74,446      105,610       88,574       85,502       79,497       72,068
Income before income taxes
  and cumulative changes in
  accounting principles...........       42,792       30,070       43,865       37,237       30,282       29,957       30,371
Income taxes......................       14,451       10,096       14,640       11,915        8,828        9,440        9,360
Income before cumulative changes
  in accounting principles........       28,341       19,974       29,225       25,322       21,454       20,517       21,011
Cumulative changes in accounting
  principles (1)..................           --       (1,371)      (1,371)          --           --           --           --
Net income........................   $   28,341       18,603       27,854       25,322       21,454       20,517       21,011
PER SHARE
Income before cumulative changes
  in accounting principles:
  Primary.........................   $     2.98         2.47         3.50         3.30         2.81         2.70         2.78
  Fully diluted (2)...............         2.98         2.38         3.41         3.10         2.66         2.56         2.63
Net income:
  Primary.........................         2.98         2.30         3.33         3.30         2.81         2.70         2.78
  Fully diluted (2)...............         2.98         2.22         3.25         3.10         2.66         2.56         2.63
Cash dividends....................          .98          .92         1.24         1.14         1.05          .99          .93
Book value........................        27.89        25.60        26.37        24.40        22.23        20.38        18.67
Average shares outstanding:
  Primary.........................        9,516        8,099        8,345        7,664        7,628        7,598        7,559
  Fully diluted (2)...............        9,516        8,607        8,726        8,578        8,565        8,536        8,497
AVERAGE BALANCES
Assets............................   $3,254,371    2,543,994    2,694,973    2,179,452    2,062,153    1,996,695    1,856,079
Loans and lease financing.........    2,236,597    1,697,206    1,804,656    1,489,943    1,408,595    1,331,896    1,244,880
Earning assets....................    3,024,779    2,352,534    2,496,290    2,003,920    1,893,055    1,815,883    1,680,223
Deposits..........................    2,792,385    2,231,061    2,358,451    1,912,362    1,805,230    1,750,897    1,611,033
Interest-bearing liabilities......    2,535,722    1,979,098    2,098,921    1,683,427    1,614,056    1,557,520    1,424,950
Shareholders' equity..............      257,070      201,508      209,672      176,869      161,010      146,595      133,220

                                           NINE MONTHS
                                       ENDED SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                        1994         1993         1993         1992         1991         1990         1989
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED PERIOD END BALANCES
Assets............................   $3,412,719    2,886,434    3,257,643    2,312,218    2,158,196    2,102,248    1,983,812
Loans and lease financing.........    2,385,216    1,905,982    2,159,489    1,521,136    1,444,875    1,379,290    1,303,211
Reserve for loan and lease
  losses..........................       29,752       23,685       26,963       19,027       17,742       16,234       14,656
Deposits..........................    2,889,116    2,552,590    2,816,771    2,028,506    1,885,597    1,845,054    1,736,263
Shareholders' equity..............      265,374      216,177      251,004      189,845      169,847      154,867      141,886
RATIOS (ANNUALIZED)
Income before cumulative changes
  in accounting principles to:
  Average assets..................         1.16%        1.05         1.08         1.16         1.04         1.03         1.13
  Average shareholders'
     equity.......................        14.74        13.25        13.94        14.32        13.32        14.00        15.77
Net income to:
  Average assets..................         1.16          .98         1.03         1.16         1.04         1.03         1.13
  Average shareholders'
     equity.......................        14.74        12.34        13.28        14.32        13.32        14.00        15.77
Net interest margin, taxable
  equivalent (3)..................         4.86         4.92         4.87         5.16         5.05         5.00         5.01
Net loan and lease losses to
  average loans and lease
  financing.......................          .18          .27          .24          .32          .43          .36          .33
Dividend payout ratio.............        32.89        40.00        37.24        34.55        37.26        36.56        33.56

(1) The cumulative changes in accounting principles reflect the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"), which resulted in a one-time net charge of $2,271,234 ($3,736,834 pre-tax) in recognition of the the entire Accumulated Postretirement Benefit Obligation and the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which resulted in a one-time benefit of $900,000.
(2) Assumes full conversion of convertible subordinated debentures issued by CCBF in 1985. The convertible subordinated debentures were called for redemption during 1993 and substantially all were converted into CCBF Stock.
(3) Net interest margin is computed by dividing taxable equivalent net interest income by average earnings assets.
                                       12

SECURITY CAPITAL BANCORP

                                                     NINE MONTHS
                                                 ENDED SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                                   1994        1993       1993       1992       1991       1990       1989
                                                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income..............................   $   46,489     48,710     64,223     71,853     83,061     85,457     81,323
Interest expense.............................       19,525     21,338     28,135     35,129     47,950     51,320     50,970
Net interest income..........................       26,964     27,372     36,088     36,724     35,111     34,137     30,353
Provision for loan losses....................          269        507        653      1,848      1,924      1,620        963
Net interest income after provision..........       26,695     26,865     35,435     34,876     33,187     32,517     29,390
Other income.................................        6,225      7,686     10,209      8,940      8,664      6,581      5,277
Net investment security gains (losses).......          (70)       310        310          8        549        888        239
Other expenses (1)...........................       20,123     18,401     23,842     27,540     25,481     22,755     21,405
Income before income taxes...................       12,727     16,460     22,112     16,284     16,919     17,231     13,501
Income taxes (2).............................        9,842      5,332      7,273      6,323      5,642      5,938      4,491
Net income...................................   $    2,885     11,128     14,839      9,961     11,277     11,293      9,010
PER SHARE
Net income...................................   $      .25        .94       1.26        .84        .95        .95        .85
Cash dividends (3)...........................          .33        .29        .39        .31        .23        .19        .15
Book value...................................        10.12      10.46      10.63       9.90       9.32       8.58       8.76
Average shares outstanding...................       11,727     11,795     11,772     11,833     11,821     11,830     10,618
AVERAGE BALANCES
Assets.......................................   $  927,087    915,885    918,360    915,900    921,825    884,625    883,333
Loans........................................      493,720    497,995    494,943    528,869    571,284    567,948    564,155
Earning assets...............................      875,660    866,061    868,984    871,360    873,376    837,041    786,347
Deposits.....................................      788,276    784,480    778,586    775,618    779,021    753,328    708,345
Interest-bearing liabilities.................      730,414    719,705    721,298    728,749    754,129    720,319    682,652
Stockholders' equity.........................      126,103    120,140    121,007    112,422    104,733     96,757     89,032
SELECTED PERIOD END BALANCES
Assets.......................................   $1,173,422    922,798    928,935    913,711    914,772    907,260    863,245
Loans........................................      636,208    486,049    473,202    510,429    551,338    585,566    546,788
Allowance for loan losses....................        9,242      7,171      7,227      6,909      5,429      4,732      4,620
Deposits.....................................    1,015,029    779,392    784,456    773,635    775,140    767,929    739,128
Stockholders' equity.........................      119,133    122,502    124,220    116,928    110,145    101,336     93,047
RATIOS (ANNUALIZED)
Net income to:
  Average assets.............................          .42%      1.62       1.62       1.09       1.22       1.28       1.02
  Average stockholders' equity...............         3.05      12.35      12.26       8.81      10.77      11.67      10.12
Net interest margin (4)......................         4.12       4.22       4.15       4.21       4.02       4.08       3.86
Net loan losses to average loans.............          .08        .07        .07        .07        .22        .27        .11
Dividend payout ratio........................       132.00      30.85      30.95      36.90      24.21      20.00      17.65

(1) In 1994, SCBC recognized significant non-recurring expenses in connection with the acquisition of First Federal which related to severance, professional fees, marketing and discontinued contracts.
(2) During the third quarter of 1994, SCBC recognized a one-time charge of approximately $5,600,000 to record deferred tax liabilities in connection with the proposed merger of SCBC's three savings bank subsidiaries into its commercial bank subsidiary during early 1995.
(3) Dividends per share for all periods prior to December 31, 1992 have been computed by dividing cash dividends paid by the weighted average number of shares outstanding as adjusted retroactively for stock splits and dividends due to the restatement of financial information for a 1992 transaction accounted for as a pooling-of-interests.
(4) Net interest margin is computed by dividing taxable equivalent net interest income by average earnings assets.
                                       13

CCB FINANCIAL CORPORATION PRO FORMA COMBINED

                                           NINE MONTHS
                                       ENDED SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                        1994         1993         1993         1992         1991         1990         1989
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income...................   $  221,140      184,750      254,912      241,589      269,638      281,658      269,412
Interest expense..................       87,972       74,125      101,956      105,766      143,989      161,468      159,568
Net interest income...............      133,168      110,625      152,956      135,823      125,649      120,190      109,844
Provision for loan and
  lease losses....................        6,069        5,042        7,106        7,831        9,331        7,965        5,905
Net interest income
  after provision.................      127,099      105,583      145,850      127,992      116,318      112,225      103,939
Other income......................       36,175       33,235       46,617       39,570       41,261       36,310       32,598
Net investment security
  gains (losses)..................          (25)         559        2,962        2,073          605          905          808
Other expenses....................      107,730       92,847      129,452      116,114      110,983      102,252       93,473
Income before income taxes and
  cumulative changes in accounting
  principles......................       55,519       46,530       65,977       53,521       47,201       47,188       43,872
Income taxes......................       24,293       15,428       21,913       18,238       14,470       15,378       13,851
Income before cumulative changes
  in accounting principles........       31,226       31,102       44,064       35,283       32,731       31,810       30,021
Cumulative changes in accounting
  principles (1)..................           --       (1,371)      (1,371)          --           --           --           --
Net income........................   $   31,226       29,731       42,693       35,283       32,731       31,810       30,021
PER SHARE
Income before cumulative changes
  in accounting principles:
  Primary.........................   $     2.03         2.22         3.10         2.60         2.42         2.35         2.33
  Fully diluted (2)...............         2.03         2.18         3.05         2.52         2.35         2.29         2.27
Net income:
  Primary.........................         2.03         2.12         3.00         2.60         2.42         2.35         2.33
  Fully diluted (2)...............         2.03         2.08         2.96         2.52         2.35         2.29         2.27
Cash dividends (3)................          .86          .77         1.05          .92          .79          .72          .67
Book value........................        24.97        23.69        24.43        22.42        20.66        18.97        18.20
Average shares outstanding:
  Primary.........................       15,380       13,996       14,230       13,580       13,539       13,513       12,868
  Fully diluted (2)...............       15,380       14,505       14,612       14,494       14,476       14,451       13,806
AVERAGE BALANCES
Assets............................   $4,181,458    3,459,879    3,613,333    3,095,352    2,983,978    2,881,320    2,739,412
Loans and lease financing.........    2,730,317    2,195,201    2,299,599    2,018,812    1,979,879    1,899,844    1,809,035
Earning assets....................    3,900,439    3,218,595    3,365,274    2,875,280    2,766,431    2,652,924    2,466,570
Deposits..........................    3,580,661    3,015,541    3,137,037    2,687,980    2,584,251    2,504,225    2,319,378
Interest-bearing liabilities......    3,266,136    2,698,803    2,820,219    2,412,176    2,368,185    2,277,839    2,107,602
Shareholders' equity..............      383,173      321,648      330,679      289,291      265,743      243,352      222,252

                                           NINE MONTHS
                                       ENDED SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                        1994         1993         1993         1992         1991         1990         1989
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED PERIOD END BALANCES
Assets............................   $4,586,141    3,809,232    4,186,578    3,225,929    3,072,968    3,009,508    2,847,057
Loans and lease financing.........    3,021,424    2,392,031    2,632,691    2,031,565    1,996,213    1,964,856    1,849,999
Reserve for loan and lease
  losses..........................       38,994       30,856       34,190       25,936       23,171       20,966       19,276
Deposits..........................    3,904,145    3,331,982    3,601,227    2,802,141    2,660,737    2,612,983    2,475,391
Shareholders' equity..............      384,507      338,679      375,224      306,773      279,992      256,203      234,933
RATIOS (ANNUALIZED)
Income before cumulative changes
  in accounting principles to:
  Average assets..................         1.00%        1.20         1.22         1.14         1.10         1.10         1.10
  Average shareholders'
     equity.......................        10.90        12.93        13.33        12.20        12.32        13.07        13.51
Net income to:
  Average assets..................         1.00         1.15         1.18         1.14         1.10         1.10         1.10
  Average shareholders'
     equity.......................        10.90        12.36        12.91        12.20        12.32        13.07        13.51
Net interest margin, taxable
  equivalent (4)..................         4.69         4.73         4.68         4.88         4.72         4.71         4.64
Net loan and lease losses to
  average loans and lease
  financing.......................          .16          .22          .20          .25          .37          .33          .26
Dividend payout ratio.............        42.36        36.32        35.00        35.38        32.64        30.64        28.76

(1) The cumulative changes in accounting principles reflect CCBF's adoption of SFAS 106, which resulted in a one-time net charge of $2,271,234 ($3,736,834 pre-tax) in recognition of the entire Accumulated Postretirement Benefit Obligation, and adoption of SFAS 109, which resulted in a one-time benefit of $900,000. The impact of SCBC adopting SFAS 106 and SFAS 109 was immaterial and therefore no cumulative effect is presented on their behalf in the pro formas.
(2) Assumes full conversion of convertible subordinated debentures issued by CCBF in 1985. The convertible subordinated debentures were called for redemption during 1993 and substantially all were converted into CCBF Stock.
(3) Computed by dividing cash dividends paid by the primary average shares outstanding for the period presented.
(4) Net interest margin is computed by dividing taxable equivalent net interest income by average earning assets.
                      UNAUDITED COMPARATIVE PER SHARE DATA
     The following tables set forth CCBF's and SCBC's book values, cash dividends declared and net income per share at the date and for the periods presented (i) on an historical basis, and (ii) on a pro forma combined and equivalent per SCBC share basis (each assuming the Merger became effective prior to the periods presented and was accounted for as a pooling-of-interests).

                                                                                                        AT               AT
                                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                                       1994             1993
BOOK VALUE PER COMMON SHARE:
  CCBF (1)......................................................................................      $ 27.89           26.37
  SCBC (1)......................................................................................        10.12           10.63
  Pro forma combined (2)........................................................................        24.97           24.43
  Equivalent per SCBC share (3).................................................................        12.49           12.22

                                                                            NINE MONTHS
                                                                               ENDED
                                                                           SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                                                                           1994      1993    1993    1992    1991    1990    1989
CASH DIVIDENDS PER COMMON SHARE:
  CCBF..................................................................   $ .98      .92    1.24    1.14    1.05     .99     .93
  SCBC..................................................................     .33      .29     .39     .31     .23     .19     .15
  Pro forma combined (4)................................................     .86      .77    1.05     .92     .79     .72     .67
  Equivalent per SCBC share (3).........................................     .43      .39     .53     .46     .40     .36     .34
NET INCOME PER PRIMARY COMMON SHARE:
  CCBF..................................................................    2.98     2.30    3.33    3.30    2.81    2.70    2.78
  SCBC..................................................................     .25      .94    1.26     .84     .95     .95     .85
  Pro forma combined (5)................................................    2.03     2.12    3.00    2.60    2.42    2.35    2.33
  Equivalent per SCBC share (3).........................................    1.02     1.06    1.50    1.30    1.21    1.18    1.17
NET INCOME PER FULLY DILUTED COMMON SHARE:
  CCBF (6)..............................................................    2.98     2.22    3.25    3.10    2.66    2.56    2.63
  SCBC..................................................................     .25      .94    1.26     .84     .95     .95     .85
  Pro forma combined (6)(7).............................................    2.03     2.08    2.96    2.52    2.35    2.29    2.27
  Equivalent per SCBC share (3).........................................    1.02     1.04    1.48    1.26    1.18    1.15    1.14

(1) SCBC and CCBF historical book values per share are based solely on period end shares outstanding and do not include common share equivalents.
(2) The pro forma combined book values per share of CCBF Stock are based upon the historical total common equity for SCBC and CCBF divided by total pro forma shares of CCBF Stock, assuming conversion of the SCBC Stock at the Exchange Ratio.
(3) SCBC pro forma equivalent per share amounts are computed by multiplying the CCBF pro forma combined amounts by the Exchange Ratio.
(4) CCBF pro forma combined dividends per share represent combined historical dividends paid by SCBC and CCBF divided by the weighted average pro forma combined common shares of CCBF.
(5) The pro forma combined net income per primary share (based on weighted average primary shares outstanding) is based on the combined historical net income of SCBC and CCBF divided by the weighted average pro forma combined primary common shares of CCBF.
(6) Assumes full conversion of convertible subordinated debentures issued by CCBF in 1985. The convertible subordinated debentures were called for redemption during 1993 and substantially all were converted into shares of CCBF Stock.
(7) The pro forma combined net income per fully diluted share (based on weighted average fully diluted shares outstanding) is based on the combined historical net income of SCBC and CCBF divided by the weighted average pro forma combined fully diluted common shares of CCBF.
     The following table sets forth (i) on an historical basis, the closing prices per share of CCBF Stock and SCBC Stock on the Nasdaq National Market on November 4, 1994 (the last trading date prior to the public announcement of the Merger), and (ii) the equivalent pro forma market value of SCBC Stock on that date (assuming that the Merger became effective on that date and was accounted for as a pooling-of-interests).

                                                                                                            AT NOVEMBER 4, 1994
MARKET VALUE PER SHARE (1):
CCBF Stock...............................................................................................         $39.125
SCBC Stock...............................................................................................          15.25
Equivalent pro forma SCBC Stock (2)......................................................................          19.56

(1) Closing price on the Nasdaq National Market on the indicated date.
(2) Equivalent pro forma amount is calculated by multiplying the CCBF Stock market value by the Exchange Ratio.
                                       16

                              THE SPECIAL MEETINGS
GENERAL; PROPOSALS TO BE CONSIDERED
     This Prospectus/Joint Proxy Statement is being furnished to holders of SCBC Stock in connection with the solicitation of proxies by SCBC's Board of Directors for use at the SCBC Special Meeting which has been called to consider and vote upon (i) a proposal to approve the Merger Agreement, and (ii) to transact such other business as may properly come before the SCBC Special Meeting or any adjournment or adjournments thereof.
     This Prospectus/Joint Proxy Statement also is being furnished to holders of CCBF Stock in connection with the solicitation of proxies by CCBF's Board of Directors for use at the CCBF Special Meeting which has been called to consider and vote upon (i) a proposal to approve the Merger Agreement, (ii) a proposal to approve the Bylaw Amendment, and (iii) to transact such other business as may properly come before the CCBF Special Meeting or any adjournment or adjournments thereof.
     Each copy of this Prospectus/Joint Proxy Statement mailed to holders of SCBC Stock is accompanied by an appointment of proxy for use at the SCBC Special Meeting, and each copy of this Prospectus/Joint Proxy Statement mailed to holders of CCBF Stock is accompanied by an appointment of proxy for use at the CCBF Special Meeting.
     HOLDERS OF SCBC STOCK AND CCBF STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE APPOINTMENT OF PROXY WHICH ACCOMPANIES THEIR COPY OF THIS PROSPECTUS/JOINT PROXY STATEMENT AND TO RETURN IT IMMEDIATELY TO SCBC OR CCBF, AS APPLICABLE. DATE, PLACE AND TIME
     SCBC. The SCBC Special Meeting will be held at SCBC's principal office at
507 West Innes Street, Salisbury, North Carolina, on          , March   , 1995,
at       .m., E.S.T.
     CCBF. The CCBF Special Meeting will be held at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road on the campus of the University of North
Carolina at Chapel Hill, Chapel Hill, North Carolina on          , March   ,
1995, at       .m., E.S.T.
RECORD DATES
     SCBC. SCBC's Board of Directors has fixed the close of business on
January   , 1995, as the record date (the "SCBC Record Date") for the determination of the holders of SCBC Stock entitled to receive notice of and to vote at the SCBC Special Meeting.
     CCBF. CCBF's Board of Directors also has fixed the close of business on
January   , 1995, as the record date (the "CCBF Record Date") for the determination of the holders of CCBF Stock entitled to receive notice of and to vote at the CCBF Special Meeting.
VOTING SECURITIES; VOTES REQUIRED FOR APPROVAL
     SCBC. As of the SCBC Record Date, there were            outstanding shares
of SCBC Stock. At the SCBC Special Meeting, each SCBC shareholder will be entitled to cast one vote for each share of SCBC Stock held of record on the SCBC Record Date on each matter submitted for voting. The affirmative vote of the holders of a majority of the shares of SCBC Stock entitled to vote at the SCBC Special Meeting is required to approve the Merger Agreement. Because the affirmative vote of an absolute majority of all outstanding SCBC Stock is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Merger Agreement.
     As of the SCBC Record Date, SCBC's directors and executive officers and their affiliates owned or had voting power with respect to an aggregate
of            shares, or approximately     %, of the then outstanding shares of
SCBC Stock. All such persons have indicated their intention to vote their shares of SCBC Stock in favor of the Merger Agreement.
     As of the SCBC Record Date, CCBF's directors and executive officers and
their affiliates owned or had voting power with respect to            shares, or
approximately     %, of the then outstanding shares of SCBC Stock. It is
expected that these shares will be voted at the SCBC Special Meeting in favor of the Merger Agreement.
     As of the SCBC Record Date, subsidiaries of SCBC, acting in fiduciary
capacities, had sole or shared voting power with respect to            shares of
SCBC Stock and            shares of CCBF Stock for various accounts. All such
shares of SCBC Stock and CCBF Stock were held under arrangements that provide for exercise of voting power by co-fiduciaries,
                                       17
settlors, beneficiaries or others and, as a matter of policy, such subsidiaries vote such shares only in accordance with the instructions of such other persons.
     CCBF. As of the CCBF Record Date, there were            outstanding shares
of CCBF Stock. At the CCBF Special Meeting, each CCBF shareholder will be entitled to cast one vote for each share of CCBF Stock held of record on the CCBF Record Date on each matter submitted for voting. The affirmative vote of the holders of a majority of the shares of CCBF Stock represented, in person and by proxy, and entitled to be voted at the CCBF Special Meeting is required to approve the Merger Agreement and the Bylaw Amendment. Provided that a quorum is present, abstentions and broker nonvotes will have no effect in the voting at the CCBF Special Meeting.
     As of the CCBF Record Date, CCBF's directors and executive officers and
their affiliates owned or had voting power with respect to            shares, or
approximately     %, of the then outstanding shares of CCBF Stock. All such
persons have indicated their intention to vote their shares of CCBF Stock in favor of the Merger Agreement and the Bylaw Amendment.
     As of the CCBF Record Date, SCBC's directors and executive officers and
their affiliates owned or had voting power with respect to            shares, or
approximately     %, of the then outstanding shares of CCBF Stock. It is
expected that these shares will be voted at the CCBF Special Meeting in favor of the Merger Agreement and the Bylaw Amendment.
VOTING AND REVOCATION OF PROXIES
     Shares of SCBC Stock and CCBF Stock represented by an appointment of proxy properly signed and received at or prior to the appropriate Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. An appointment of proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of SCBC or CCBF, as applicable, or with any other person authorized to tabulate votes on behalf of SCBC or CCBF, as applicable. If an appointment of proxy is signed and returned without indicating any voting instructions, shares of SCBC Stock represented thereby will be voted FOR the proposal to approve the Merger Agreement, and shares of CCBF Stock represented thereby will be voted FOR the Merger Agreement and FOR the Bylaw Amendment. An appointment of proxy may be revoked by the person giving it at any time before the shares represented thereby are voted by the filing with the Secretary of SCBC or CCBF, as applicable, prior to or at the appropriate Special Meeting of an instrument revoking it or of a duly executed appointment of proxy bearing a later date, or by voting in person at the appropriate Special Meeting. All written notices of revocation and other communications with respect to revocation of SCBC proxies should be addressed as follows: Security Capital Bancorp, Post Office Box 1387, Salisbury, North Carolina 28145-1387, Attn: Edward K. Prewitt, Jr., Corporate Secretary. All written notices of revocation and other communications with respect to revocation of CCBF proxies should be addressed as follows: CCB Financial Corporation, Post Office Box 931, Durham, North Carolina 27702, Attn: Richard W. Every, Corporate Secretary. Attendance at a Special Meeting will not in and of itself constitute revocation of an appointment of proxy.
     The Boards of Directors of SCBC and CCBF are not aware of any business to be acted upon at their respective Special Meeting other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournment or adjournments thereof, the Proxies appointed for that Special Meeting will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority (i) will only be exercised to the extent permissible under the applicable federal securities law and (ii) will not extend to any motion to adjourn the SCBC Special Meeting made by SCBC or the CCBF Special Meeting made by CCBF, in either case for the purpose of soliciting additional proxies.
PROXY SOLICITATION EXPENSES
     Except under certain circumstances involving a wrongful termination or breach of the Merger Agreement, proxy solicitation costs in connection with the SCBC Special Meeting will be borne by SCBC and such costs in connection with the CCBF Special Meeting will be borne by CCBF. In addition to solicitation by mail, directors, officers and employees of SCBC and CCBF, who will not be specifically compensated for such services, may solicit appointments of proxy from their respective shareholders personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of SCBC Stock and CCBF Stock and will be reimbursed for their reasonable expenses incurred in doing so by SCBC or CCBF, as applicable. (See "THE MERGER -- Termination of Merger Agreement" and " -- Expenses".)
                                       18

RECOMMENDATIONS
     SCBC. SCBC's Board of Directors has unanimously adopted the Merger Agreement. The Board believes the Merger will provide SCBC's shareholders with an increase in the value of their stockholdings, an increase in the current dividend return on their investments, and an opportunity to participate in further appreciation in the value of the shares of CCBF Stock they acquire in the Merger. The Board believes the combination of SCBC and CCBF, and the consolidation of SCBC's financial institution subsidiaries into CCB, will allow SCBC's shareholders to participate in the ownership of a larger entity which will be better able to compete more effectively in the economic and competitive environments facing financial institutions than would SCBC on an independent basis. On this basis, SCBC's Board concluded that the Merger is fair to, and in the best interests of, SCBC's shareholders, and adopted and determined to recommend that SCBC's shareholders approve the Merger Agreement.
     In reaching its conclusions, SCBC's Board of Directors consulted with legal, financial, accounting and other advisors, as well as SCBC's management, and considered a number of factors, including (i) the Board's familiarity with and review of SCBC's business, financial condition, operations, earnings, markets and future prospects; (ii) the Board's review, with the assistance of SCBC's management and advisors, of the business, financial condition, operations and earnings of CCBF on historical, pro forma and prospective bases, and the enhanced opportunities for operating efficiencies, competitiveness and growth that the Merger will make possible; (iii) the opinion of Robinson-Humphrey that the receipt of CCBF Stock pursuant to the Merger at the Exchange Ratio is fair to SCBC's shareholders from a financial point of view; (iv) the expectation that the Merger generally will be a tax-free transaction to SCBC and its shareholders and will be accounted for under the pooling-of-interests method of accounting; and (v) a variety of other factors affecting and relating to SCBC's overall strategic focus, including the similarity in the business outlook, approach and cultures of SCBC and CCBF, the business line diversity that the Merger will allow, and the geographic proximity and contiguity of SCBC's and CCBF's existing market areas. SCBC's Board did not assign any relative or specific weights to the factors considered. See "THE MERGER -- Recommendation and Reasons".)
     CCBF. CCBF's Board of Directors also has unanimously adopted the Merger Agreement and recommends its approval by CCBF shareholders. CCBF's Board of Directors believes that the acquisition of profitable, well-managed financial institutions is the most effective means of expanding CCBF's markets and market presence. CCBF's Board of Directors has concluded that its combination with SCBC through the Merger fits into the Board's long-range strategic plan to maximize shareholder value through growth.
     In reaching its conclusions, CCBF's Board of Directors consulted with legal, financial, accounting and other advisors, as well as CCBF's management, and considered a number of factors, including (i) the Board's familiarity with and review of CCBF's business, financial condition, operations, earnings, markets and future prospects; (ii) the Board's review, with the assistance of CCBF's management and advisors, of the business, financial condition, operations and earnings of SCBC on historical, pro forma and prospective bases, and the enhanced opportunities for operating efficiencies, competitiveness and growth that the Merger will make possible; (iii) the oral opinion of Wheat that the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF stock; (iv) the expectation that the Merger will be accounted for under the pooling-of-interests method of accounting; and (v) a variety of other factors affecting and relating to CCBF's overall strategic focus, including the similarity in the business outlook, approach and cultures of SCBC and CCBF, the geographic proximity and contiguity of SCBC's and CCBF's existing market areas, the increased market share of the combined entity in certain markets, and the ongoing composition of the Board of Directors and executive management. CCBF's Board did not assign any relative or specific weights to the factors considered. (See "THE MERGER -- Recommendation and Reasons".)
     CCBF's Board of Directors also recommends approval of the Bylaw Amendment. (See "PROPOSAL TO AMEND CCBF'S BYLAWS".)
                                   THE MERGER
     THE FOLLOWING IS A SUMMARY OF INFORMATION ABOUT THE MERGER AND CERTAIN OF THE IMPORTANT TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS DESCRIBED THEREIN, AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING THE MERGER. THE SUMMARY IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE FULL MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A, THE STATUTES REGARDING DISSENTERS' RIGHTS ATTACHED HERETO AS APPENDIX B, AND THE OTHER APPENDICES TO THIS PROSPECTUS/JOINT PROXY STATEMENT. ALL SCBC AND CCBF SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND THE OTHER APPENDICES IN THEIR ENTIRETY.
                                       19

GENERAL
     The Merger Agreement provides for the merger of NSC into SCBC and the conversion and exchange of each outstanding share of SCBC Stock (other than shares held by shareholders who exercise their Dissenters' Rights) into and for newly issued shares of CCBF Stock. At the Effective Time, (i) NSC will be merged into and its existence will be combined with that of SCBC as the surviving corporation, and NSC will cease to exist as a separate entity, (ii) SCBC's shareholders (other than shareholders who exercise their Dissenters' Rights) will become shareholders of CCBF, and (iii) SCBC will become a wholly-owned subsidiary of CCBF. It currently is anticipated that, immediately after the Effective Time, SCBC will be merged into and its corporate existence will be combined with that of CCBF (as SCBC's parent corporation), and SCBC will cease to exist as a separate corporation. CCBF will be the surviving corporation of that merger and will continue to conduct its and SCBC's business under the management of its then current officers and directors and under the supervision and regulation of the Federal Reserve and the Commissioner; provided, however, that as of the Effective Time, certain senior executive officers of SCBC will become executive officers of CCBF and six of the current directors of SCBC will be appointed to CCBF's Board of Directors. (See " -- Conversion of SCBC Stock and Exchange Ratio" and
" -- Directors and Officers", and "RIGHTS OF DISSENTING SHAREHOLDERS".)
     The Merger Agreement also provides for the Bank Conversions (in which, in a series of transactions completed prior to the Merger, SCBC's savings bank subsidiaries will be consolidated into OMNIBANK which, in turn, will be converted into a North Carolina interim commercial bank and merged into SCB), and for the Bank Merger (in which, immediately following the Merger and the merger of SCBC into CCBF, SCB will be merged into CCB).
CONVERSION OF SCBC STOCK AND SCBC OPTIONS; EXCHANGE RATIO
     At the Effective Time, and without any action on the part of SCBC or CCBF or their shareholders, each outstanding share of SCBC Stock (other than shares held by CCBF, SCBC or their subsidiaries other than in a fiduciary capacity, and other than shares as to which SCBC shareholders properly exercise Dissenters' Rights) automatically will be converted into and become, and thereafter may be exchanged for, .50 of a share of newly issued CCBF Stock and .50 of a CCBF Right. (See "RIGHTS OF DISSENTING SHAREHOLDERS".) If there is a change in the number of outstanding shares of CCBF Stock or SCBC Stock prior to the Effective Time (other than pursuant to CCBF's long term incentive plan, certain incentive or option plans maintained by SCBC, or pursuant to repurchases of CCBF Stock by CCBF as contemplated in the Merger Agreement (see " -- Stock Repurchase Program"), then appropriate and proportionate adjustments will be made in the Exchange Ratio.
     At the Effective Time, all rights with respect to then outstanding options held by employees and directors of SCBC and its subsidiaries to purchase shares of SCBC Stock ("SCBC Options"), whether or not then exercisable, will be converted into (at the Exchange Ratio) and will become rights with respect to CCBF Stock, and CCBF will assume SCBC's obligations with respect to each such SCBC Option under the terms of the applicable stock option plan of SCBC ("SCBC Option Plan") under which such SCBC Option was granted and the related option agreement. (See " -- Interests of Certain Persons with Respect to the Merger".) SURRENDER AND EXCHANGE OF CERTIFICATES
     As of the Effective Time, SCBC's stock transfer books will be closed and no further transfer of SCBC Stock will be made or recognized. As soon as possible following the Effective Time, SCBC shareholders will receive transmittal forms with instructions for forwarding their certificates formerly evidencing shares of SCBC Stock ("Old Certificates") for surrender to CCBF's exchange agent (the "Exchange Agent"). Upon surrender to the Exchange Agent of their Old Certificates, SCBC shareholders will be entitled to receive (i) certificates ("New Certificates") evidencing the number of whole shares of CCBF Stock into which their shares of SCBC Stock will have been converted, together with cash for any fractional share (see " -- Treatment of Fractional Shares"), or (ii) in the case of a shareholder properly exercising Dissenters' Rights, the amount of cash determined as provided in Article 13 of the NCBCA. (See "RIGHTS OF DISSENTING SHAREHOLDERS".)
     A New Certificate, or any check representing cash in lieu of fractional shares and/or declared but unpaid dividends, may be issued in a name other than the name in which a surrendered Old Certificate is registered only if (i) the Old Certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the transmittal form and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such New Certificate either affixes any required stock transfer stamps to the Old Certificate surrendered, or pays to the Exchange Agent funds for the purchase of such tax stamps and for any other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of the Old Certificate surrendered, or establishes to the satisfaction of the Exchange Agent that all such taxes have been paid or are not applicable.
                                       20

     Until surrendered as described above, each Old Certificate will be deemed for all corporate purposes to evidence only the right to receive the number of shares of CCBF Stock to which the shareholder has become entitled. However, after the Effective Time and regardless of whether they have surrendered their Old Certificates, SCBC shareholders shall be entitled to vote and to receive any dividends or other distributions (for which the record date is after the Effective Time) on the number of whole shares of CCBF Stock into which their SCBC Stock has been converted; provided, however, that no such dividends or other distributions that become payable after 90 days following the Effective Time to the owners of CCBF Stock will be paid to the holders of such Old Certificates unless and until their Old Certificates are surrendered. Upon surrender of each Old Certificate, there will be paid the amount, without interest thereon, of dividends and other distributions, if any, that became payable on the shares of CCBF Stock represented by such certificate after the Effective Time but had not been paid to the record owner thereof.
     Shareholders whose Old Certificates have been lost, stolen or destroyed will be required to furnish to CCBF evidence satisfactory to the Exchange Agent of ownership of such Old Certificates and of such loss, theft or destruction, and to furnish appropriate and customary indemnification (which may include an indemnity bond), in order to receive the New Certificates or cash to which they are entitled.
     Neither SCBC, CCBF, the Exchange Agent nor any other person will be liable to former holders of SCBC Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.
     SCBC'S SHAREHOLDERS SHOULD NOT FORWARD THEIR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE INSTRUCTIONS TO DO SO.
TREATMENT OF FRACTIONAL SHARES
     No fraction of a share of CCBF Stock (or any fraction of a CCBF Right), or any script or certificate representing any such fractional share, will be issued in connection with the Merger. Each SCBC shareholder (and each holder of an SCBC Option) who otherwise would be entitled to receive a fraction of a share of CCBF Stock upon the conversion of that shareholder's shares of SCBC Stock at the Effective Time (or upon the exercise of the SCBC Option) shall receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the "market value" of one whole share of CCBF Stock at the Effective Time (or, in the case of an SCBC Option, on the date of exercise). As used above, "market value" shall be equal to the closing price of CCBF Stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not so reported, by any other authoritative source) on the last trading day preceding the Effective Time (or, in the case of an SCBC Option, the date of exercise). No SCBC shareholders will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of CCBF Stock.
RECOMMENDATION AND REASONS
     SCBC'S AND CCBF'S RESPECTIVE BOARDS OF DIRECTORS HAVE UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND EACH RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.
     HISTORY OF NEGOTIATIONS. During the Summer of 1994, SCBC's Board of Directors, with the assistance of SCBC's management, Robinson-Humphrey and other advisors, began an analysis of SCBC's then current and reasonably foreseeable strategic options in light of SCBC's historical and anticipated results of operations, its markets and its prospects for significant growth therein, its ability to consummate acquisitions of other financial institutions and its ability to respond to increasing competitive pressures, and in light of the likelihood of an intensification of the consolidation trend in the financial institutions industry resulting from federal "interstate banking" legislation, near-term economic factors and the impact of a possible decline in the securities market's valuation of bank holding companies generally having the size and other characteristics of SCBC. Based on the conclusions drawn from this analysis, the Board authorized and directed SCBC's management, with the assistance of Robinson-Humphrey, to explore with a selected group of companies a potential combination transaction. SCBC's Board determined that only those companies having market areas complementary to those of SCBC, specified financial and similar characteristics, management philosophies and cultures similar to those of SCBC, and the ability to offer a tax-free share exchange without significantly impairing the value of their stock, would be likely to propose transaction terms acceptable to the Board.
     SCBC's management and Robinson-Humphrey contacted a number of companies believed to meet the specifications established by the Board. Additionally, during this same period, several companies not included within this group initiated contact with SCBC. During October 1994, discussions were held with each company expressing an interest in a possible
                                       21
transaction. Of those companies, those meeting the specifications of SCBC's Board were invited to make presentations to a special committee of the Board and SCBC's legal and financial advisors regarding the terms of any transaction they would propose and such other matters as they deemed relevant. CCBF was one of those companies and made its presentation on October 26, 1994. At its meeting on October 27, 1994, SCBC's Board considered the presentations made by various companies and the general terms of possible transactions communicated by companies not invited to make presentations. Based on the report of its special committee, the analysis of management and the advice and analysis of Robinson-Humphrey with respect to the probable terms and value of a transaction with each of the above companies, and its prior analysis of SCBC described above, the Board concluded that negotiation of a definitive agreement with CCBF should be undertaken.
     During the following week, SCBC's management and legal counsel presented a proposed merger agreement to CCBF and, with Robinson-Humphrey, negotiated mutually acceptable modifications thereto. A draft of the proposed definitive agreement was distributed to the members of SCBC's Board and, on November 4, 1994, the Board, together with SCBC's management and advisors, reviewed and considered the provisions of the proposed agreement. After a review of the agreement and based on its prior analyses and conclusions, the advice of legal counsel, and the Fairness Opinion of Robinson-Humphrey, the Board concluded that a combination of SCBC and CCBF, upon the terms set forth in the proposed agreement, would be in the best interests of SCBC and its shareholders, and unanimously determined to adopt a definitive merger agreement (in the form presented to it) and recommend its approval by SCBC's shareholders.
     CCBF retained Wheat to act as its financial advisor in connection with the Merger. A draft of the proposed definitive agreement was distributed to the members of CCBF's Board and, on November 4, 1994, that Board, together with CCBF's management and advisors, reviewed and considered the provisions of the proposed agreement. After a review of the agreement and based on Wheat's oral opinion that the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF Stock, CCBF's Board concluded that a combination of SCBC and CCBF, upon the terms set forth in the proposed agreement, would be in the best interests of CCBF and its shareholders, and unanimously determined to adopt a definitive merger agreement (in the form presented to it) and recommend its approval by CCBF's shareholders.
     Pursuant to authority granted to it by SCBC's Board, as of December 1, 1994, the Executive Committee of the Board unanimously approved amendments (the "Amendments") to and a restatement of the previously adopted definitive merger agreement by adopting the Merger Agreement. The Amendments were designed to facilitate approval of the Merger by CCBF's shareholders, to contemplate SCBC's purchase of SCBC Stock (see " -- Stock Repurchase Program") and to alter technical aspects of the structure of the Merger in order to make the merger procedure more efficient. The Merger Agreement, as amended and restated, was
ratified by the SCBC Board on January   , 1995.
     On December 9, 1994, and pursuant to authority granted to him by CCBF's Board, CCBF's President and Chief Executive Officer, Ernest C. Roessler, also approved the Amendments and the restated Merger Agreement was executed by CCBF. The Merger Agreement, as amended and restated, was ratified by the CCBF Board on
January   , 1995.
     REASONS FOR THE MERGER. In reaching its conclusion that the Merger is fair to, and in the best interests of, SCBC's shareholders, SCBC's Board of Directors consulted with legal, financial, accounting and other advisors, as well as SCBC's management, and considered a number of factors. SCBC's Board did not assign any relative or specific weights to the factors considered. The factors considered included:
       (i) the SCBC Board's review, based in part on the advice of Robinson-Humphrey, its financial advisor, of presentations by SCBC's management regarding the business, operations, earnings and financial condition of SCBC and CCBF on historical, prospective and pro forma bases, the enhanced opportunities for operating efficiencies, expanded customer service, competitiveness and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution;
      (ii) the financial advice and the opinion of Robinson-Humphrey that the issuance of CCBF Stock pursuant to the Merger at the Exchange Ratio is fair to SCBC's shareholders from a financial point of view;
      (iii) a variety of factors affecting and relating to the overall strategic focus of SCBC and CCBF, including the similarity in business outlook, approach and corporate cultures of SCBC and CCBF, the business line diversity that the combination of SCBC with CCBF would allow, and the geographic proximity and similarities of CCBF's existing market areas to SCBC's existing market areas;
      (iv) the expectation that the Merger generally will be a tax-free transaction to SCBC and its shareholders and that the Merger will be accounted for under the pooling-of-interests method of accounting (see "THE MERGER -- Certain Federal Income Tax Consequences" and
           " -- Accounting Treatment"); and
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       (v) the current and prospective economic and competitive environments facing financial institutions, including SCBC, and the likelihood of an intensification of the consolidation trend in the financial institutions industry resulting from federal "interstate banking" legislation, near-term economic factors and the impact of a possible general decline in the securities markets' valuation of securities of bank holding companies similar to SCBC.
     CCBF's Board of Directors, as a part of its long-range strategic plan to increase shareholder value, has sought growth in CCBF's business by expanding its geographic markets and increasing its presence in its existing markets. In that regard, potential acquisition candidates have been identified and evaluated and growth through other means, including the establishment of new branch offices, has been explored. CCBF's Board of Directors believes that the acquisition of profitable, well-managed financial institutions is the most effective means of expanding CCBF's markets and market presence. CCBF's Board of Directors has concluded that its combination with SCBC through the Merger fits into the Board's long-range strategic plan to maximize shareholder value through growth.
     In reaching its conclusion that the Merger is fair to, and in the best interests of, CCBF's shareholders, CCBF's Board of Directors consulted with legal, financial, accounting and other advisors, as well as CCBF's management, and considered a number of factors. CCBF's Board did not assign any relative or specific weights to the factors considered. The factors considered included:
     (i) CCBF's Board's review, based in part on the advice of Wheat, its financial advisor, of presentations by CCBF's management regarding the business, operations, earnings and financial condition of CCBF and SCBC on historical, prospective and pro forma bases, the enhanced opportunities for operating efficiencies, expanded customer services, competitiveness and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution;
     (ii) the assumptions and methodology used in setting the Exchange Ratio and other financial terms;
     (iii) the oral opinion of Wheat that the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF Stock;
     (iv) a variety of factors affecting and relating to the overall strategic focus of SCBC and CCBF, including the similarity in business outlook, approach and corporate cultures of SCBC and CCBF, the business line diversity that the combination of SCBC with CCBF would allow, the geographic proximity and similarities of CCBF's existing market areas to SCBC's existing market areas, the increased market share of the combined entity in certain markets, and the ongoing composition of the Board of Directors and executive management;
     (v) the expectation that the Merger will be accounted for under the pooling-of-interests method of accounting (see "THE MERGER -- Certain Federal Income Tax Consequences" and " -- Accounting Treatment");
     (vi) the potential dilution in CCBF's current book value and income per share, the one-time charges to consummate the Merger, the repurchase of CCBF shares, and the demands on management resources associated with completing the transaction; and
     (vii) the current and prospective economic and competitive environments facing financial institutions, including CCBF.
     Examples of the enhanced opportunities for efficiencies considered by both SCBC's Board and CCBF's Board include those associated with:
     (Bullet) Integration of electronic data processing and other operations, including consolidation of operations centers and information services;
     (Bullet) Combined corporate and financial management activities;
     (Bullet) Integration of staff support functions of the combined company; (Bullet) Combined delivery of corporate logistical functions, such as payroll, purchasing and accounts payable;
     (Bullet) Combined corporate programs for insurance and employee benefits;
              and
     (Bullet) The efficiencies which can be derived from the merger of SCB and
              SCBC's savings bank subsidiaries into CCB.
     The cost savings associated with these possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. It is anticipated that any such savings will not be achieved until the fiscal quarters following the quarter in which the expenses of the Merger and the Bank Merger are recognized.
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     SCBC'S BOARD OF DIRECTORS AND CCBF'S BOARD OF DIRECTORS EACH UNANIMOUSLY
RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.
SCBC FAIRNESS OPINION
     In the Summer of 1994, SCBC engaged Robinson-Humphrey as its financial advisor for the purposes of providing general business and financial analyses of SCBC, assisting SCBC in identifying potential transactions between SCBC and other companies, advising SCBC concerning any such transactions and assisting SCBC in negotiating any such transaction. Further, as part of this engagement, Robinson-Humphrey agreed to render to SCBC's Board of Directors an opinion with respect to the fairness to SCBC's shareholders of the consideration to be paid in any such transaction from a financial point of view. Representatives of Robinson-Humphrey attended meetings of SCBC's Board of Directors at which the Merger was considered and rendered advice as to certain relevant considerations.
     On October 27, 1994, Robinson-Humphrey delivered to SCBC's Board its oral opinion that, as of such date, the consideration to be paid by CCBF pursuant to the Merger was fair to SCBC's shareholders from a financial point of view. On November 4, 1994, Robinson-Humphrey delivered a written opinion to SCBC's Board to this same effect (the "SCBC Fairness Opinion"). SCBC's obligation to consummate the Merger is conditioned on its receipt from Robinson-Humphrey immediately prior to consummation of the Merger of confirmation of the SCBC Fairness Opinion.
     THE FULL TEXT OF THE SCBC FAIRNESS OPINION, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX C. THE SUMMARY OF THE SCBC FAIRNESS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION ITSELF.
     Robinson-Humphrey is not affiliated with SCBC or CCBF. However, Robinson-Humphrey previously had been engaged by SCBC from time to time to provide general business and financial analyses to the SCBC Board.
     Based on its analyses as described below, Robinson-Humphrey has rendered to SCBC's Board of Directors that, based on the matters set forth therein, consideration to be received pursuant to the Merger is fair, from a financial point of view, to the SCBC shareholders. The text of the SCBC Fairness Opinion is attached as Appendix C to this Prospectus/Joint Proxy Statement and should be read in its entirety by SCBC's shareholders.
     The consideration to be received by SCBC's shareholders in the Merger was determined by SCBC and CCBF in their negotiations. No limitations were imposed by SCBC's Board or management upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.
     In connection with rendering the SCBC Fairness Opinion, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analyses and in arriving at its opinion, did not conduct a physical inspection of any of the properties or assets of SCBC, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of SCBC. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by SCBC or that was publicly available. The SCBC Fairness Opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to it as of, the date of its analyses.
     VALUATION METHODOLOGIES. In connection with the SCBC Fairness Opinion and the presentation of that opinion to SCBC's Board of Directors, Robinson-Humphrey performed two valuation analyses with respect to SCBC: (i) an analysis of comparable prices and terms of recent transactions involving banks buying banks; and (ii) a discounted cash flow analysis. For purposes of the comparable company and comparable transaction analyses, CCBF Stock was valued at $39.00 per share. Both of these methodologies are discussed briefly below.
     COMPARABLE TRANSACTION ANALYSIS. Robinson-Humphrey performed three analyses of premiums paid for selected banks with comparable characteristics to SCBC. Comparable transactions were considered to be (i) transactions since January 1, 1994, where the seller was a bank located in the Southeast United States with total assets between $200 million and $2 billion, (ii) transactions since January 1, 1994, where the seller was a bank with total assets between $200 million and $2 billion, and (iii) transactions since January 1, 1994, where the seller was a bank located in North Carolina.
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
          (i) Based on the first of the foregoing comparable transactions categories (banks buying banks in the Southeast with total assets between $200 million and $2 billion during 1994), the analysis yielded a range of transaction values to book value of 149.60% to 287.35%, with a mean of 219.21% and a median of 206.58%. These compare to a transaction value for the Merger of approximately 192.69% of SCBC's book value as of September 30, 1994.
     The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions of 150.75% to 287.35%, with a mean of 226.91% and a median of 243.61%. These compare to a transaction value to SCBC's tangible book value at September 30, 1994, of approximately 223.62%.
     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 11.24 times to 27.01 times per share earnings, with a mean of 19.89 times and a median of 20.29 times per share earnings. These compare to a transaction value to SCBC's September 30, 1994 trailing twelve month earnings per share, excluding the $5.6 million restructuring charge recognized by SCBC in the quarter ended September 30, 1994, of 18.57 times per share earnings for the Merger.
     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 14.32% to 23.97%, with a mean of 18.74% and a median of 19.16%. These compare to a transaction value to total assets at September 30, 1994 of approximately 19.97% for the Merger.
          (ii) Based on transactions since January 1, 1994, where the seller was a bank with total assets between $200 million and $2 billion, the analysis yielded a range of transaction values to book value of 59.17% to 372.56%, with a mean of 196.68% and a median of 195.92%. These compare to a transaction value for the Merger of approximately 192.69% of SCBC's book value as of September 30, 1994.
     The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 59.17% to 372.56%, with a mean of 208.06% and a median of 214.47%. These compare to a transaction value to SCBC's tangible book value at September 30, 1994, of approximately 223.62%.
     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 8.18 times to 67.00 times per share earnings, with a mean of 16.66 times and a median of 15.90 times per share earnings. These compare to a transaction value to the September 30, 1994 trailing twelve month earnings per share, excluding the $5.6 million restructuring charge in SCBC's third quarter, of
     18.57 times per share earnings for the Merger.
     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 2.83% to 30.69%, with a mean of 16.26% and a median of 16.11%. These compare to a transaction value to total assets at September 30, 1994 of approximately 19.97% for the Merger
          (iii) Based on transactions since January 1, 1994, in the third comparable transactions category (where the seller was a bank located in North Carolina), the analysis yielded a range of transaction values to book value of 135.24% to 240.17%, with a mean of 182.65% and a median of 186.18%. These compare to a transaction value for the Merger of approximately 192.69% of SCBC's book value as of September 30, 1994.
     The analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 146.14% to 240.17%, with a mean of 207.07% and a median of 217.41%. These compare to a transaction value to SCBC's tangible book value at September 30, 1994 of approximately 223.62% for the Merger.
     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 9.82 times to 32.95 times per share earnings, with a mean of 20.99 times and a median of 20.13 times per share earnings. These compare to a transaction value to SCBC's September 30, 1994 trailing twelve months earnings per share, excluding the $5.6 million restructuring charge, of 18.57 times per share earnings.
     Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 11.24% to 24.46%, with a mean of 18.04% and a median of 19.25%. These compare to a transaction value to SCBC's total assets at September 30, 1994 of approximately 19.97%.
     No company or transaction used in these comparable transaction evaluation is identical to SCBC. Accordingly, an evaluation of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.
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
     DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that SCBC could produce through 1998, under various circumstances, assuming that SCBC performed in accordance with the earnings/return projections of management at the time that SCBC entered into acquisition discussions in October of 1994. Robinson-Humphrey estimated the terminal value of SCBC at the end of the period by applying multiples of earnings ranging from 9.0 times to
11.0 times per share earnings and then discounting the cash flow streams, dividends paid to shareholders and terminal value using differing discount rates (ranging from 9.0% to 11.0%) chosen to reflect different assumptions regarding the required rates of return of SCBC and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $219.0 million to $260.4 million, or $18.60 to $22.12 per share, for SCBC.
     COMPENSATION OF ROBINSON-HUMPHREY. Pursuant to the engagement letter between SCBC and Robinson-Humphrey, SCBC agreed to pay a $300,000 Opinion Fee at the time the SCBC Fairness Opinion was rendered and an Advisory Fee equal to .75% of the aggregate market value of the shares of CCBF stock to be issued in the Merger and all cash payments made by CCBF in lieu of issuing fractional shares of CCBF Stock, less the sum of the Opinion Fee and $75,000. The Advisory Fee is payable at the Effective Time. In the event the Merger is not consummated, SCBC will reimburse Robinson-Humphrey for its reasonable and necessary out-of-pocket expenses and third party expenses incurred by Robinson-Humphrey in connection with its engagement by SCBC. SCBC has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the gross negligence of Robinson-Humphrey.
     As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. SCBC's Board of Directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeast, and its knowledge of financial institutions and SCBC in particular. CCBF FAIRNESS OPINION
     On October 28, 1994, CCBF engaged Wheat as its financial advisor in connection with CCBF's proposed combination with SCBC. In that regard, Wheat agreed to provide, to the extent requested by CCBF, various services which included providing financial analyses of the proposed combination transaction. Further, as part of its engagement, Wheat agreed to render to CCBF's Board of Directors an opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of CCBF Stock.
     Representatives of Wheat attended the meeting of CCBF's Board of Directors on November 4, 1994, at which the Merger was considered and approved and rendered advice as to certain relevant considerations. At the meeting, Wheat expressed to CCBF's Board its oral opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF Stock. A
written opinion dated January   , 1995 and reflecting Wheat's opinion has been
delivered to CCBF's Board of Directors to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of CCBF Stock (the "CCBF Fairness Opinion"). The Merger Agreement provides that CCBF's obligations to consummate the Merger are conditioned on its receipt from Wheat of confirmation of the CCBF Fairness Opinion immediately prior to consummation of the Merger. However, CCBF's Board of Directors has waived that condition based on several factors, including without limitation the fact that the CCBF Fairness Opinion has been delivered and is dated as of the date of this Prospectus/Joint Proxy Statement rather than November 4, 1994 when Wheat's oral opinion was given and CCBF's Board of Directors approved the original Merger Agreement, the fact that the Exchange Ratio (and, therefore, the number of shares of CCBF Stock to be issued in connection with the Merger) is fixed and will not fluctuate with changes in the market price of CCBF Stock, and the belief that an update of the CCBF Fairness Opinion would produce no value to CCBF.
     The full text of the CCBF Fairness Opinion which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix D to this Prospectus/Joint Proxy Statement, is incorporated herein by reference, and should be read in its entirety in connection with this Prospectus/Joint Proxy Statement. The summary of the opinion of Wheat set forth below is qualified in its entirety by reference to the opinion. The CCBF Fairness Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CCBF Stock and does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of CCBF or SCBC as to how such shareholder should vote with respect to the Merger.
     Wheat acts as a market maker for CCBF and, in the course of its normal trading activities, Wheat may from time to time effect transactions and hold positions in the securities of CCBF and SCBC. In addition, Wheat has acted as financial advisor
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
to CCBF in connection with another acquisition transaction and has acted as managing underwriter in public offerings of CCBF equity and debt securities and has received fees from CCBF for its services in each of these transactions.
     In arriving at its written opinion, Wheat reviewed certain publicly available business and financial information relating to CCBF and SCBC and certain other information provided to it, including, among other things, the following: (i) CCBF's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1993; (ii) SCBC's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1993; (iii) CCBF's Quarterly Reports on Form 10-Q and related financial information for the three months ended March 31, 1994, for the six months ended June 30, 1994, and for the nine months ended September 30, 1994; (iv) SCBC's Quarterly Reports on Form 10-Q and related financial information for the three months ended March 31, 1994, for the six months ended June 30, 1994, and for the nine months ended September 30, 1994; (v) certain publicly available information with respect to historical market prices and trading activity for CCBF Stock and SCBC Stock and for certain publicly traded financial institutions which Wheat deemed relevant; (vi) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat deemed relevant; (vii) the Merger Agreement; (viii) the Registration Statement, including this Prospectus/Joint Proxy Statement; (ix) other financial information concerning businesses and operations of CCBF and SCBC, including certain audited financial information and certain internal financial analyses and forecasts for CCBF and SCBC prepared by the senior management of each entity; and (x) such financial studies, analyses, inquiries and other matters as Wheat deemed appropriate. Wheat also met with management of CCBF and SCBC to discuss the business and prospects of each company.
     In connection with its review, Wheat relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of CCBF and SCBC included in the Merger Agreement, and Wheat has not assumed any responsibility for independent verification of such information. Wheat relied upon the managements of CCBF and SCBC as to the reasonableness and achievability of their financial and operational forecasts and projections provided to it and the assumptions and bases therefor, and assumed that such forecasts and projections reflect the best currently available estimates and judgements of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. Wheat also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for CCBF and SCBC are adequate to cover such losses. Wheat did not review any individual credit files of CCBF or SCBC, nor did it make an independent evaluation or appraisal of the assets or liabilities of CCBF or SCBC.
     Additionally, Wheat considered certain financial and stock market data of CCBF and SCBC, compared that data with similar data for certain publicly-held financial institutions and considered the financial terms of certain other comparable transactions that recently have been announced or effected, as further discussed below. Wheat also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as it deemed relevant.
     In connection with rendering the CCBF Fairness Opinion, Wheat performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to the holders of CCBF Stock was to some extent a subjective one based on the experience and judgment of Wheat and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat's view of the actual value of CCBF or SCBC.
     In performing its analyses, Wheat made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of CCBF or SCBC. The analyses performed by Wheat are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material effect on the contemplated benefits of the Merger, on a pro forma basis, to CCBF.
     Wheat's opinion is just one of the many factors taken into consideration by CCBF's Board of Directors in determining to approve the Merger Agreement. Wheat's opinion does not address the relative merits of the Merger as compared to any
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
alternative business strategies that might exist for CCBF, nor does it address the effect of any other business combination in which CCBF might engage.
     The following is a summary of the analyses performed by Wheat in connection with its opinion.
     COMPARISON OF SELECTED COMPANIES. Wheat compared the financial performance and market trading information of CCBF and SCBC to that of a group of bank holding companies in Alabama, Georgia, North Carolina, South Carolina, Tennessee and Virginia (the "Group"). The Group included Carolina First Corporation, Centura Banks, Inc., ColonialBanc Group, Inc., F&M National Corporation, First National Bancorp, Jefferson Bankshares, Inc., National Commerce Bancorporation and United Carolina Bancshares Corporation.
     Based on financial data as of and for the twelve months ended September 30, 1994, CCBF and SCBC had (i) tangible equity to tangible assets of 7.17% and 8.84%, respectively, compared to 7.60% for CCBF as the combined company on a pro forma basis, and an average of 7.85% for the Group; (ii) nonperforming assets to loans and other real estate owned of .70% and .53%, respectively, compared to .66% for CCBF as the combined company on a pro forma basis, and an average of 1.20% for the Group; (iii) reserves for loan losses to nonperforming assets of 178.76% and 273.03%, respectively, compared to 194.69% for CCBF as the combined company on a pro forma basis, and an average of 181.81% for the Group; (iv) returns on average assets before extraordinary items of 1.17% and 1.53%, respectively, compared to 1.25% for CCBF as the combined company on a pro forma basis, and an average of 1.17% for the Group; and (v) returns on average equity before extraordinary items of 14.97% and 11.35%, respectively, compared to 13.76% for CCBF as the combined company on a pro forma basis, and an average of 13.71% for the Group.
     ANALYSIS OF SELECTED TRANSACTIONS. Wheat performed an analysis of premiums paid in 11 selected pending or recently completed acquisitions of banks or bank holding companies headquartered in Arkansas, Kentucky, Maryland, Mississippi, New Jersey, Pennsylvania, South Carolina and Virginia and announced between November 1, 1993 and October 31, 1994 (the "Selected Transactions"). Multiples of book value, tangible book value, trailing twelve months earnings and annualized latest quarter earnings, as well as deposit premiums paid in the Selected Transactions, were compared to the multiples and premiums implied by the Exchange Ratio. The Selected Transactions included the following pending transactions: Synovus Financial Corporation and NBSC Corporation; Meridian Bancorp, Inc. and United Counties Bancorporation; Boatmen's Bancshares, Inc. and Worthen Banking Corporation; Union Planters Corporation and Grenada Sunburst System Corporation; National Westminster Bancorp and Central Jersey Bancorp; and BB&T Financial Corporation and Commerce Bank. The Selected Transactions also included the following completed transactions: First Fidelity Bancorporation and Baltimore Bancorp; National Westminster Bancorp and Citizens First Bancorp, Inc.; Keystone Financial, Inc., and The Frankford Corporation; BB&T Financial Corporation and L.S.B. Bancshares, Inc. of South Carolina; and Banc One Corporation and Liberty National Bancorp, Inc.
     Based on the market value of CCBF Stock as of November 3, 1994 and financial data as of September 30, 1994, the analysis yielded ratios implied by the Exchange Ratio (i) to book value of 192.6%, compared to an average of 218.5% for the Selected Transactions; (ii) to tangible book value of 224.4%, compared to an average of 232.3% for the Selected Transactions; (iii) to trailing twelve months earnings before extraordinary items of 16.3x, compared to an average of 17.1x for the Selected Transactions; and (iv) to latest quarter earnings before extraordinary items annualized to 16.3x, compared to an average of 16.1x for the Selected Transactions. Additionally, Wheat examined the consideration implied by the Exchange Ratio less tangible equity as a function of total deposits, yielding a ratio of 13.0% compared to an average of 11.4% for the Selected Transactions.
     EARNINGS PER SHARE/BOOK VALUE ANALYSIS. Wheat compared the projected fully diluted earnings per share of CCBF Stock to the projected fully diluted earnings per share of CCBF as the combined company on a pro forma basis, including expense savings anticipated by the management of CCBF. For the earnings projections of CCBF, Wheat used the earnings estimates prepared by CCBF's management for the two years ending December 31, 1995 and 1996. For the earnings projections of SCBC, Wheat used the earnings estimates prepared by SCBC's management for the two years ending December 31, 1995 and 1996. Based on such analysis and assuming that all the projected cost savings are achieved in the first full year after completion of the Merger, the Merger would be 5.5% dilutive to CCBF's fully diluted earnings per share in the first full year after the completion of Merger. CCBF's management has indicated that the Merger would be non-dilutive to CCBF's earnings per share in the second full year after completion of the Merger.
     Wheat also calculated the pro forma fully diluted tangible book value, excluding Merger-related charges, for CCBF as the combined company as of September 30, 1994. Based on the Exchange Ratio, the pro forma fully diluted tangible book value would equal $21.57 per share, compared to CCBF's fully diluted tangible book value of $25.56 per share.
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
     DISCOUNTED DIVIDEND ANALYSIS. Using discounted dividend analysis, Wheat estimated the present value of the future stream of dividends that SCBC could produce through 1998, under various circumstances, assuming SCBC performed in accordance with the earnings forecasts of its management and projected expense savings were achieved. Wheat then estimated the terminal value for SCBC Stock at the end of the period by applying multiples ranging from 9.00x to 12.00x of SCBC's projected 1998 earnings. The dividend stream and terminal values were then discounted to present values using different discount rates (ranging from 10.00% to 14.00%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of SCBC Stock. This discounted dividend analysis indicated reference ranges between $16.15 and $22.87 per share for SCBC Stock. These values compare to the value implied by the Exchange Ratio of $19.50, based on the market value of CCBF Stock as of November 3, 1994.
     No company or transaction used as a comparison in the above analysis is identical to CCBF, SCBC or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.
     The CCBF Fairness Opinion is based solely upon the information available to Wheat and the economic, market and other circumstances as they existed as of its date. Events occurring after that date could materially affect the assumptions and conclusions contained in Wheat's opinion. Wheat has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date hereof.
     COMPENSATION TO WHEAT. For its services, CCBF has agreed to pay Wheat an aggregate of $350,000 in fees as compensation for Wheat's rendering of the CCBF Fairness Opinion and for its financial advisory services. Of those fees, $50,000 was paid upon the execution of the Merger Agreement, $100,000 was paid upon Wheat's issuance of the CCBF Fairness Opinion, and the remaining $200,000 is payable at the Effective Time. In addition, CCBF has agreed to reimburse Wheat for its reasonable out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Merger is consummated, and to indemnify Wheat against certain liabilities, including certain liabilities under the federal securities laws. The payment of the above fees is not contingent upon Wheat rendering a favorable opinion with respect to the Merger.
     Wheat is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. CCBF's Board of Directors selected Wheat to serve as its financial advisor in connection with the Merger on the basis of Wheat's expertise.
REQUIRED SHAREHOLDER APPROVALS
     The Merger Agreement must be approved by SCBC's shareholders and CCBF's shareholders. Under the NCBCA, the affirmative vote at the SCBC Special Meeting of the holders of a majority of the shares of SCBC Stock entitled to be voted is required for SCBC's shareholders to approve the Merger Agreement. The NCBCA does not require that CCBF's shareholders vote on or approve the Merger Agreement. However, bylaws of the Nasdaq Stock Market, Inc. (which apply to CCBF by virtue of the qualification of CCBF Stock for quotation on the Nasdaq National Market) require that the Merger Agreement be approved by the affirmative vote of the holders of a majority of the shares of CCBF Stock represented, in person and by proxy, and entitled to be voted at the CCBF Special Meeting. The Merger Agreement provides that the required approvals of CCBF's and SCBC's shareholders are conditions to consummation of the Merger. (See " -- Conditions to Merger".) REQUIRED REGULATORY APPROVALS
     The Merger is subject to approval by the Federal Reserve under the BHCA. The Bank Conversions are subject to approval of the Federal Deposit Insurance Corporation (the "FDIC"), the Administrator (the "Administrator") of the Savings Institutions Division of the North Carolina Department of Commerce (the "Savings Division"), the North Carolina Commissioner of Banks (the "Commissioner") and the North Carolina State Banking Commission (the "Banking Commission"). The Bank Merger is subject to approval of the FDIC, the Commissioner and the Banking Commission.
     Under the BHCA, the Federal Reserve is required, in approving a transaction such as the Merger, to take into consideration, among other factors, the financial and managerial resources and future prospects of the combined company and its financial institution subsidiaries and the convenience and needs of the communities served. The BHCA prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to
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
monopolize or to attempt to monopolize the business of banking in any part of the United States, or its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve must take into account the record of performance of SCBC's and CCBF's financial institution subsidiaries in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by such institutions.
     Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically orders otherwise. SCBC and CCBF believe that the Merger does not raise substantial antitrust concerns, that no divestitures should be required to consummate the Merger, and that if any divestitures were required in order to consummate the Merger, they will not be material to the financial condition or results of operations of SCBC, CCBF or the combined company following the Merger.
     The BHCA provides for the publication of notice and public comment on the applications and authorizes the Federal Reserve to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.
     The Merger Agreement provides that the obligation of each of SCBC and CCBF to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals (see " -- Conditions to Merger") upon terms and conditions that would not so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement as to render the consummation of the Merger inadvisable in the reasonable opinion of the Board of Directors of either SCBC or CCBF. Applications for required regulatory approvals have been filed and currently are pending. SCBC and CCBF have no reason to believe that any such regulatory approvals will not be obtained. However, there is no assurance that any governmental agency will approve or take any other required action with respect to the Merger, the Bank Conversions or the Bank Merger and, even if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger or that no action will be brought challenging such approvals or action, including a challenge by the Department of Justice or, if such a challenge is made, the result thereof.
     SCBC and CCBF are not aware of any governmental approvals or actions that may be required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There is no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Merger. CONDUCT OF BUSINESS PENDING THE MERGER
     The Merger Agreement provides that, during the period from November 4, 1994 (the date the initial Merger Agreement was executed) to the Effective Time, except as provided in the Merger Agreement, each of SCBC and CCBF will conduct, and will cause each of its respective subsidiaries to conduct, its business in the usual, regular and ordinary course consistent with past practice, use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and take no action which would adversely affect or delay the ability of either SCBC or CCBF to obtain any necessary approvals of any governmental authority required for the Merger or the other transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement.
     In addition to other restrictions described elsewhere herein, the Merger Agreement provides that, prior to the Effective Time and except in the ordinary course of its business or as otherwise required by applicable law or regulation, neither CCBF nor SCBC may (in addition to other prohibited actions) (i) incur indebtedness for borrowed money, (ii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, (iii) make any significant investment by purchase of securities, contributions to capital, or purchase of property or assets of any person other than its direct or indirect subsidiaries,
(iv) increase the compensation or fringe benefits of any of its employees, or commit itself to any retirement or benefit plan or employment agreement with or for the benefit of any employee, or (v) settle any claim, action or proceeding against it involving monetary damages. Further, prior to the Effective Time neither CCBF nor SCBC may (i) with certain exceptions, adjust, split, combine or reclassify any shares of its capital stock, or sell or issue additional shares of such stock, (ii) enter into
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
or terminate, or make any change in, a significant contract or lease, (iii) amend its charter or bylaws, or (iv) agree or make any commitment to take any action prohibited by the Merger Agreement.
     Further, the Merger Agreement provides that, prior to the Effective Time, CCBF shall not acquire or agree to acquire any other financial institution holding company or financial institution unless, after full disclosure to SCBC of the proposed terms thereof, the Executive Committee of SCBC's Board concludes that such proposed acquisition would not significantly delay or impede the Merger and the transactions related thereto, would not create a reasonable likelihood that any required regulatory approval for the Merger or such transactions would not be obtained, or would not be reasonably likely to diminish the economic benefits of the Merger to SCBC and its shareholders. DIVIDENDS
     Under the Merger Agreement, SCBC and CCBF each have agreed that it will not declare or pay any dividends other than such regular quarterly dividends as may be in accordance with their ordinary and customary practices and in an annual amount not in excess of the total cash dividends paid by SCBC or CCBF, as the case may be, during the twelve month period ended September 30, 1994; provided, however, that if SCBC determines in good faith that the Effective Time will occur on a date during a calendar quarter that, taking into consideration CCBF's anticipated dividend payment date during that quarter, would result in SCBC's shareholders not being eligible to receive a dividend from SCBC or the dividend declared by CCBF for that quarter, then SCBC may accelerate its quarterly dividend payment date for such quarter to insure the payment of a dividend to SCBC's shareholders (it being the intention of SCBC and CCBF that SCBC's shareholders shall not fail to receive one dividend, but shall not receive two dividends, for any single calendar quarter with respect to their SCBC Stock or the CCBF Stock they will receive in the Merger).
PROHIBITION ON SOLICITATION
     Each of SCBC and CCBF has agreed in the Merger Agreement that neither it nor any of its subsidiaries will solicit, encourage or authorize any individual, corporation, or other entity, including its directors, officers and other employees, to solicit from any third party any inquiries or proposals with respect to the disposition of its business or assets, or the acquisition of its voting securities, or its merger with any corporation or entity other than as provided by the Merger Agreement, or (subject to the fiduciary obligations of its Board of Directors) provide any information or assistance or negotiate with any individual corporation or other entity in furtherance of such inquiries or to obtain such a proposal, and that it will notify the other party to the Merger Agreement immediately if any such inquiries or proposals are received by it. However, if the Merger Agreement is terminated by reason of SCBC or CCBF entering into a letter of intent or agreement to be acquired by, merge with or sell all or substantially all its assets to a third party, or if SCBC or CCBF (without the consent of the other) engages in negotiations with a third party respecting any such transaction and, within six months of the termination of the Merger Agreement, enters into a letter of intent or agreement with such third party, then SCBC or CCBF, as the case may be, would be obligated under the Merger Agreement to pay to the other a termination fee of $6.2 million. (See
" -- Termination of Merger Agreement".)
ACCOUNTING TREATMENT
     The Merger Agreement requires that the Merger be treated as a "pooling-of-interests" for accounting purposes. Accordingly, under generally accepted accounting principles, the consolidated assets and liabilities of SCBC will be reported on the books of CCBF at their respective book values at the Effective Time and CCBF's consolidated financial statements for prior periods will be restated to reflect the consolidated assets, liabilities and operations of SCBC for such periods. No goodwill or other intangible assets will be created in connection with the Merger.
     Among other requirements, in order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (at least 90%) of the outstanding shares of SCBC Stock must be exchanged for CCBF Stock. Generally, if the number of fractional shares of CCBF Stock resulting from the Merger for which cash is paid, shares held by SCBC shareholders who exercise their Dissenters' Rights, and shares of CCBF Stock or SCBC Stock repurchased by CCBF or SCBC, together represent more than 10% of the shares to be issued by CCBF in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. Consummation of the Merger is conditioned on receipt by SCBC and CCBF of an opinion of their independent accountants, KPMG Peat Marwick LLP, that the Merger will qualify to be treated as a pooling-of-interests for accounting purposes. (See " -- Conditions to Merger".)
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
CERTAIN INCOME TAX CONSEQUENCES
     The following is a summary discussion of the material federal income tax consequences of the Merger to shareholders of SCBC. The summary is based on the law as currently constituted and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could be given retroactive effect.
     THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE MERGER. THE SUMMARY DOES NOT ADDRESS ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES, EXCEPT FOR CERTAIN NORTH CAROLINA INCOME TAX CONSEQUENCES, NOR DOES IT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY APPLY TO THE MERGER. ALSO, THE TAX OPINION DOES NOT ADDRESS INCOME TAX CONSIDERATIONS THAT MAY AFFECT THE TREATMENT OF A PARTICIPANT IN AN SCBC OPTION PLAN OR AN SCBC SHAREHOLDER WHO ACQUIRED SCBC STOCK PURSUANT TO SUCH A PLAN. EACH SCBC SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. THEREFORE, SCBC'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE EXCHANGE OF THEIR SCBC STOCK FOR SHARES OF CCBF STOCK (INCLUDING, WITHOUT LIMITATION, TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE AND LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS).
     CCBF and SCBC have received the Tax Opinion of KPMG Peat Marwick LLP, tax advisors to CCBF and SCBC, which reaches certain conclusions with respect to certain federal and North Carolina income tax consequences of the Merger. Where appropriate or useful, this discussion will refer to the Tax Opinion and particular conclusions expressed therein. Additionally, the facts and representations upon which the Tax Opinion is based are set forth in such Tax Opinion which is an exhibit to CCBF's Registration Statement. (See "AVAILABLE INFORMATION".) However, the Tax Opinion represents only that advisor's best judgment as to the matters expressed therein and has no binding effect on the Internal Revenue Service (the "IRS") or any official status of any kind. There is no assurance that the IRS could not successfully contest in the courts an opinion expressed by the advisor as set forth in the Tax Opinion or that legislative, administrative or judicial decisions or interpretations may not be forthcoming that would significantly change the opinions set forth in the Tax Opinion. The IRS will not currently issue private letter rulings concerning a transaction's qualification under certain types of reorganizations or certain federal income tax consequences resulting from such qualification. Accordingly, no private letter ruling has been, nor is it anticipated that such a ruling will be, requested from the IRS with respect to the Merger.
     The Tax Opinion concludes that:
      (i) The Merger and the Bank Merger will constitute tax-free reorganizations within the meaning of Section 368(a) of the Code;
      (ii) No gain or loss will be recognized by CCBF, NSC or SCBC by reason of the Merger;
      (iii) No gain or loss will be recognized by SCBC's shareholders upon their receipt solely of CCBF Stock (including any fractional share interests to which they may be entitled), together with attached CCBF Rights, in exchange for their holdings of SCBC Stock;
      (iv) The tax basis in the CCBF Stock received by an SCBC shareholder (including any fractional share interests to which they may be entitled) will be the same as the tax basis in the SCBC Stock surrendered in the exchange therefor;
      (v) The holding period for CCBF Stock received by an SCBC shareholder (including any fractional share interests to which they may be entitled) in exchange for SCBC Stock will include the period during which the shareholder held the SCBC Stock surrendered in the exchange, provided that the SCBC Stock was held as a capital asset at the Effective Time;
      (vi) The receipt of cash in lieu of a fractional share of CCBF Stock will be treated as if the fractional share of CCBF Stock was distributed as part of the exchange to the SCBC shareholder and then redeemed by CCBF, resulting in capital gain or loss measured by the difference, if any, between the amount of cash received for such fractional share and the shareholder's basis in the fractional share;
     (vii) No gain or loss will be recognized by CCB or SCB by reason of the Bank Merger.
     The Tax Opinion also concludes that the Merger and the Bank Merger will be treated in substantially the same manner for North Carolina income tax purposes as for federal income tax purposes.
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
     SCBC'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS IN ORDER TO MAKE AN INDIVIDUAL EVALUATION OF THE FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER.
CONDITIONS TO MERGER
     Consummation of the Merger is subject to various conditions specified in the Merger Agreement, including without limitation, (i) required approvals of the Merger Agreement by SCBC's and CCBF's respective shareholders; (ii) receipt of all regulatory approvals required for consummation of the transactions described in the Merger Agreement without the imposition by any regulatory agency of a condition or requirement to any such approval that so materially adversely impacts the economic benefits of the Merger as to cause SCBC's or CCBF's Board of Directors to reasonably consider consummation of the Merger to be inadvisable; (iii) that the Merger qualify for pooling-of-interests accounting treatment, and that SCBC and CCBF receive an opinion of their independent accountants, KPMG Peat Marwick LLP, that the Merger so qualifies;
(iv) that the shares of CCBF Stock to be issued in connection with the Merger be qualified for quotation on the Nasdaq National Market; and, (v) receipt of the Tax Opinion.
     SCBC's and CCBF's separate obligations under the Merger Agreement are subject to various other conditions specified therein, including without limitation, (i) that the representations and warranties of the other party be and remain true and correct in all material respects; (ii) that the other party perform in all material respects all obligations and covenants required to be performed by it under the Merger Agreement; (iii) receipt of certain certificates and opinions of the other party's senior officers and legal counsel; and, (iv) receipt by each of its respective Fairness Opinion. The Merger Agreement also provides that CCBF's obligations to consummate the Merger are conditioned on its receipt from Wheat of confirmation of the CCBF Fairness Opinion immediately prior to consummation of the Merger. However, CCBF's Board of Directors has waived that condition based on several factors.
     Additionally, SCBC's obligations are subject to certain separate conditions, including without limitation, (i) approval of the Bylaw Amendment at the CCBF Special Meeting, (ii) the average of the closing sale prices of CCBF Stock on the Nasdaq National Market over the ten consecutive trading days preceding the date on which the Effective Time occurs being not less than $36.00, and (iii) confirmation of the SCBC Fairness Opinion by Robinson-Humphrey immediately prior to consummation of the Merger.
     CCBF's obligations also are subject to receipt of a written agreement as to certain matters from persons who are considered "Affiliates" of SCBC. (See
" -- Restrictions on Resale of CCBF Stock Received by Certain Persons".) AMENDMENT OF MERGER AGREEMENT; WAIVER
     Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party entitled to the benefit of such provision; provided, however, that no condition may be waived which, if not satisfied, would result in a violation of any law or applicable governmental regulation. The Merger Agreement may be amended, modified or supplemented at any time prior to the Effective Time, and whether before or after the Special Meetings, by an agreement in writing approved by SCBC's and CCBF's respective Board of Directors. However, following the Special Meetings, the provisions of the Merger Agreement relating to the manner or basis in which shares of SCBC Stock will be converted into and exchanged for CCBF Stock may not be amended without the approval of SCBC's and CCBF's shareholders.
TERMINATION OF MERGER AGREEMENT
     The Merger Agreement may be terminated, whether before or after the Special Meetings, upon the mutual consent of SCBC's and CCBF's respective Board of Directors, and may be terminated by the Board of Directors of either SCBC or CCBF in the event, among other things, (i) of a material breach by the other party of any representation, warranty, covenant or other agreement in the Merger Agreement which is not cured within 30 days after written notice to the party committing such breach; (ii) that any regulatory authority has denied approval of any of the transactions contemplated by the Merger Agreement, or that an order, judgment or decree from any regulatory authority or any court having competent jurisdiction has imposed any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to such party and its shareholders as to render inadvisable in the reasonable opinion of such party's Board of Directors the consummation of the Merger (provided that such denial or imposition has become final and nonappealable); (iii) of the occurrence of a suit or other proceeding by any regulatory authority or other governmental body or agency to restrain or prohibit any of the transactions contemplated by the Merger Agreement, or a suit by a SCBC or CCBF shareholder seeking to restrain such transactions or to obtain money damages should such transactions be consummated (unless counsel
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
for the party wishing to proceed with the Merger renders an opinion that such a suit is likely to be resolved in a way which would not deprive any party of the material benefits of the Merger or in a way which would not result in substantial money damages to one or more directors of such party which would not be covered by insurance); or, (iv) that the Effective Time shall not have occurred on or before September 30, 1995.
     Additionally, SCBC may terminate the Merger Agreement if (i) the average of the closing prices of CCBF Stock on the Nasdaq National Market over any period of 30 consecutive trading days prior to the Effective Time shall be less than $36.00, or if (ii) the Bylaw Amendment is not approved by CCBF's shareholders on or before April 20, 1995.
     In the event of the termination and abandonment of the Merger Agreement pursuant to the termination provisions thereof, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement relating to expenses, indemnification and confidentiality of information obtained pursuant to the Merger Agreement or in connection with the negotiation thereof will survive any such termination and abandonment and no party will be relieved or released from any liability arising out of an intentional breach of any provision of the Merger Agreement. In the event the Merger fails to be consummated because of the wrongful termination, or willful or grossly negligent breach of any representation, warranty, covenant, undertaking, term or restriction, of the Merger Agreement by a party, the party wrongfully terminating or breaching the Merger Agreement shall (i) reimburse the other party for all of its expenses incident to entering into and carrying out the Merger Agreement and the transactions contemplated thereby, including filing fees and financial adviser, legal, accounting and investment banking fees and expenses, and (ii) pay the other party liquidated damages of $2.0 million in full compensation of all other harm suffered by such party as a result thereof. Further, in the event the Merger Agreement is terminated because (i) SCBC or CCBF enters into a letter of intent or an agreement with a third party that provides for the third party to acquire SCBC or any subsidiary of SCBC or to acquire CCBF or any subsidiary of CCBF, whether by merger, asset purchase or otherwise (a "Prohibited Transaction"), or (ii) prior to the termination of the Merger Agreement, SCBC or CCBF engages in negotiations with a third party concerning a Prohibited Transaction and, within six months after termination of the Merger Agreement, SCBC or CCBF enters into a letter of intent or agreement with such third party respecting a Prohibited Transaction (without the written consent of the other), then SCBC or CCBF (whichever has engaged in a Prohibited Transaction or has entered into a letter of intent or agreement with respect thereto) shall pay the other a termination fee of $6.2 million.
EFFECTIVE TIME AND CLOSING DATE
     The Merger will become effective on the date and at the time (the "Effective Time") on which Articles of Merger executed by NSC and SCBC have been accepted for filing by the North Carolina Secretary of State, or at such later date and time as is specified by NSC and SCBC in the Articles of Merger so filed. However, unless otherwise mutually agreed by SCBC and CCBF, the Effective Time will occur on the first business day following the last to occur of (i) the date that is 30 days after the date of the later to occur of the order of the Federal Reserve approving the Merger and the last to be granted of the orders of the FDIC approving the Bank Conversions and the Bank Merger, (ii) the effective date of the last required order, approval or exemption of any federal or state regulatory agency approving or exempting the Merger, the Bank Conversions and/or the Bank Merger, (iii) the expiration of all required waiting periods after the filing of notices with, or the receipt of regulatory approvals from, all federal or state regulatory agencies required for consummation of the Merger, the Bank Conversions and the Bank Merger, and (iv) the later of the dates on which SCBC's shareholders and CCBF's shareholders approve the Merger Agreement.
     Following and subject to the fulfillment of all conditions described in the Merger Agreement, the closing of the Merger will be held on the date that the Effective Time occurs or on such other prior date as is mutually agreed upon by SCBC and CCBF (the "Closing Date"). Although there is no assurance as to whether or when the Merger will occur, it presently is expected that the Effective Time will occur during the second calendar quarter of 1995. (See " -- Conditions to Merger" and " -- Required Approvals".)
     It currently is expected that the Bank Conversions will be effected immediately prior to the Effective Time, and that the merger of SCBC into CCBF, and the Bank Merger, will be effected, in that order, immediately following the Effective Time.
DIRECTORS AND OFFICERS
     Following the Effective Time, CCBF's and CCB's then current directors will continue to serve for the remainder of their terms of office as directors of CCBF and of CCB as the surviving bank in the Bank Merger. However, the Merger Agreement provides that, subject to approval of the Bylaw Amendment at the CCBF Special Meeting, at the Effective Time Miles J. Smith, Jr., David B. Jordan, John M. Barnhardt, Jimmy K. Stegall, James L. Williamson and J.G. Rutledge, III, each of whom
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
currently serves as a member of SCBC's Board of Directors, shall be appointed to serve as directors of CCBF until CCBF's next meeting of shareholders at which directors are elected; and, at that next CCBF shareholders' meeting held following the Effective Time, CCBF's Board of Directors will nominate and recommend such persons for reelection as CCBF directors. Those six persons also shall be appointed to serve as directors of CCB.
     The Merger Agreement provides that CCBF's Chairman, W. L. Burns, Jr., will continue to serve as Chairman of CCBF's and CCB's Boards of Directors, and that SCBC's Vice Chairman and Chief Executive Officer, David B. Jordan, will be appointed to serve as Vice Chairman and a member of the Executive Committee of CCBF's and CCB's Boards of Directors. Ernest C. Roessler will continue to serve as CCBF's and CCB's President and Chief Executive Officer, and Ralph A. Barnhardt, Vice Chairman of SCBC, and Lloyd G. Gurley, President and Chief Administrative Officer of SCBC, each will be appointed to serve as an Executive Vice President of CCBF and CCB. It currently is contemplated that CCBF's and CCB's other executive officers will continue to serve in their current positions as officers of CCBF and of CCB.
INTERESTS OF CERTAIN PERSONS WITH RESPECT TO THE MERGER
     Certain members of SCBC's management and Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of SCBC generally. SCBC's Board of Directors was aware of these interests and considered them, among other things, in adopting the Merger Agreement and recommending the transactions contemplated thereby.
     INDEMNIFICATION AND INSURANCE. Pursuant to the Merger Agreement, from and after the Effective Time CCBF will indemnify, defend and hold harmless the present and former officers, directors, employees and agents of SCBC and its subsidiaries from and against all suits, actions, complaints, demands, costs, fines, losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the full extent then permitted under North Carolina law and by SCBC's Restated Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any action or suit.
     Furthermore, for a period of at least three years after the Effective Time, CCBF will maintain a policy or policies of directors' and officers' liability insurance covering those persons who were, on the date of the Merger Agreement, covered by SCBC's directors' and officers' liability insurance policies. CCBF's policy or polices shall have terms no less favorable than those SCBC in effect on the date of the initial Merger Agreement.
     EMPLOYMENT AGREEMENTS. The current employment agreements of David B. Jordan (Vice Chairman and Chief Executive Officer of SCBC and Chief Executive Officer of OMNIBANK), Ralph A. Barnhardt (Vice Chairman of SCBC and Chief Executive Officer of Citizens Savings), Lloyd G. Gurley (President and Chief Administrative Officer of SCBC and Chief Executive Officer of SCB), and Pressley
A. Ridgill (Senior Vice President and Chief Financial Officer of SCBC, SCB and SCBC's savings bank subsidiaries) will be amended prior to the Effective Time. Each of these employment agreements will be assumed by CCBF and CCB.
     Mr. Jordan's agreement, as amended, extends his employment term through March 15, 2001 and provides for at an annual base salary no less than he currently receives from SCBC and its subsidiaries; provided, however, that at any time on or after his 60th birthday, Mr. Jordan may elect to reduce his day-to-day involvement in the business of CCBF and CCB and accept, beginning one year after such election, a reduced annual base salary of no less than $150,000 (the "Reduced Amount"). He will also be entitled to receive throughout the term of his agreement a senior officer benefit allowance equal to three percent (3%) of his annual base salary. Mr. Jordan will be eligible to participate in the benefit plans and, until he elects to reduce his day-to-day involvement, the incentive bonus plans of CCBF and CCB on generally the same terms as other senior executive officers. Mr. Jordan's amended agreement will continue the severance payment provisions of his current agreement relating to a termination of employment in connection with a change-in-control (substituting CCBF and CCB for SCBC and SCB in such provisions). Further, in the event he should die prior to the expiration of the agreement's term, Mr. Jordan's spouse (or, if she predeceases him, his estate) would receive the lesser of three times the then Reduced Amount or the then applicable Reduced Amount that would have been paid to Mr. Jordan through the expiration of the term. Under the amended agreement, Mr. Jordan will be nominated each year for election to the Boards of Directors of CCBF and CCB, will serve as Vice Chairman, and will be a member of the Executive Committees of those Boards.
     The employment agreement of Mr. Barnhardt will be amended to extend its
term through              , 1998 and provide for an annual base salary no less
than he currently receives. On January 1, 1996, Mr. Barnhardt's role in the business activities of CCBF and CCB will be reduced. Over the three remaining years of his employment term, Mr. Barnhardt will receive an annual base salary of no less than his base salary as of December 31, 1995. He will be eligible to participate in CCBF's and CCB's benefit plans and, until January 1, 1996, incentive bonus plan on generally the same terms as other senior
                                       35
executive officers. He will also receive a senior officer benefit allowance equal to three percent (3%) of his annual salary. The provisions of Mr. Barnhardt's current agreement respecting severance payments in the event of termination of his employment in connection with a change-in-control will be continued. Mr. Barnhardt will serve as an Executive Vice President of CCBF and CCB.
     Mr. Gurley's employment agreement with SCBC will be amended to provide for an annual base salary no less than he currently receives and to extend its term to five (5) years. He will be entitled to participate in the benefit and incentive bonus plans of CCBF and CCB on generally the same terms as other senior executive officers, and he will also receive an annual senior officer benefit allowance equal to three percent (3%) of his salary. The provisions of Mr. Gurley's current agreement providing for severance payments upon a termination of his employment in connection with a change-in-control will be continued. Further, in the event Mr. Gurley agrees to transfer his primary business location to CCBF's principal office during the term of his agreement or in the event Mr. Gurley's employment is terminated without cause (whether in connection with a change-in-control or otherwise), and Mr. Gurley is unable to sell his current primary residence within a specified period of time for a net amount equal to the greater of its fair market value or his total construction costs, CCB shall purchase the residence for the greater of those two amounts. Mr. Gurley will serve as an Executive Vice President of CCBF and CCB.
     It is currently not known whether Mr. Ridgill will accept employment with CCBF and CCB. His current employment agreement will be amended prior to the Effective Time to provide that should he not accept employment with CCBF and
CCB, he will be entitled to receive a severance payment of $        .
Additionally, the non-competition provisions of his agreement will be waived.
     EFFECT ON EMPLOYEE BENEFIT PLANS AND OPTIONS. SCBC and CCBF have agreed in the Merger Agreement that SCBC's employee benefit plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of SCBC and its subsidiaries (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of CCBF and its subsidiaries, (ii) in the event an SCBC employee benefit plan is terminated, shall become fully vested, with each participating SCBC employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate CCBF employee benefit plan, on the same basis and applying the eligibility standards as would apply to the employees of CCBF and its subsidiaries as if such employee's prior service to SCBC or one of its subsidiaries had been performed on behalf of CCBF and its subsidiaries for qualification, participation and vesting (but not for funding purposes), and (iii) in the event an SCBC employee benefit plan is merged into a CCBF employee benefit plan, shall be entitled to participate in such CCBF plan on the same basis and applying the same eligibility standards as would apply to employees of CCBF and its subsidiaries. SCBC and CCBF have agreed that the overall level of benefits offered or provided to the employees of SCBC and its subsidiaries under the CCBF benefit plans will be no less than that offered or provided to the present employees of CCBF and its subsidiaries, and that for purposes of qualification, participation and vesting, the employees of SCBC and its subsidiaries shall receive credit for their periods of service to SCBC and those subsidiaries.
     The various deferred compensation plans and agreements of certain current and former officers and directors of SCBC or one or more of its subsidiaries will be continued (and, if deemed appropriate and practical by CCBF's Board of Directors, merged with comparable plans of CCBF) after the Effective Time; provided, however, that (i) no existing rights or benefits of the persons who have deferred or who are deferring compensation under any deferred compensation plan or agreement of SCBC or any of its subsidiaries will be eliminated, reduced or adversely affected in any manner, (ii) SCBC's deferred compensation plan for its directors will continue in effect, but no further deferrals of directors' fees shall be made thereunder, after the Effective Time, and (iii) SCBC's deferred compensation plan for its senior executive management shall remain in effect and further deferrals of compensation may be made thereunder after the Effective Time.
     Under the Merger Agreement, at the Effective Time, all rights with respect to SCBC Options which are outstanding at the Effective Time, whether or not then exercisable, will be converted into and will become rights with respect to CCBF Stock, and CCBF will assume SCBC's obligations with respect to each such SCBC Option, in accordance with the terms of the applicable SCBC Option Plan and the related option agreements. From and after the Effective Time, (i) each SCBC Option assumed by CCBF may be exercised solely for shares of CCBF Stock, (ii) the number of shares of CCBF Stock subject to each SCBC Option will be equal to the number of shares of SCBC Stock subject to such SCBC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such SCBC Option will be adjusted by dividing the per share exercise price thereunder by the Exchange Ratio and rounding down to the nearest cent, provided that the number of shares of CCBF Stock subject to each SCBC Option and the per share exercise price will, in accordance with the terms of the SCBC Option and the per share exercise price, be subject to further
                                       36
adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. Under the Merger Agreement, after the date thereof, no further options to acquire SCBC Stock may be granted by SCBC.
     Under the Merger Agreement, all restrictions or limitations on transfer with respect to SCBC Stock awarded under SCBC Option Plans or any other plan, program or arrangement, to the extent that such restrictions or limitations have not already lapsed, will remain in full force and effect with respect to the CCBF Stock into which SCBC Stock is converted pursuant to the Merger Agreement.
     SCBC had determined, prior to the execution of the Merger Agreement, to terminate its Employee Stock Ownership Plan during 1995. It is currently anticipated that this Plan will be terminated on or about January 2, 1995 and that, as soon as practicable thereafter, all shares of SCBC Stock held by the Plan will be distributed to the employees of SCBC and its subsidiaries to whom such shares have been allocated.
     The Merger Agreement provides that CCBF will continue to pay the premiums on the split dollar life insurance policies for David B. Jordan, Ralph A. Barnhardt and Lloyd G. Gurley, each of whom is a director and an executive officer of SCBC, until the earlier of (i) the death of the insured or (ii) the termination for cause of such employee's employment by CCBF and CCB. Pursuant to these split dollar insurance agreements, various SCBC subsidiaries pay all premiums on the respective policies. Each such subsidiary has an interest in the cash surrender value and death benefits equal to the cumulative premiums paid by it on the insurance policies for which it is responsible. Such interest is secured by a collateral assignment of the policy. The face amounts of the split dollar life insurance policies for Messrs. Jordan, Barnhardt and Gurley are $600,000, $150,000 and $475,000, respectively. These split dollar life insurance arrangements are in addition to the life insurance programs maintained by SCBC and its subsidiaries for all employees generally.
     Additional information regarding SCBC's and CCBF's respective employee benefit plans, as well as information with regard to their executive compensation and employment agreements, and with regard to transactions with SCBC's directors and executive officers, is incorporated by reference or set forth in SCBC's Annual Report on Form 10-K for the year ended December 31, 1993, and in CCBF's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A dated July 20, 1994), which documents are incorporated herein by reference. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".)
NASDAQ NATIONAL MARKET QUALIFICATION
     The SCBC Stock and the CCBF Stock are qualified for quotation on the Nasdaq National Market. The Merger Agreement provides that the inclusion of the shares of the CCBF Stock issuable pursuant to the Merger for quotation on the Nasdaq National Market is a condition to the consummation of the Merger.
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLANS
     SCBC has in effect a Dividend Reinvestment and Stock Purchase Plan (the "SCBC Plan") pursuant to which SCBC's shareholders and eligible employees of SCBC and its subsidiaries may purchase shares of SCBC Stock through reinvestment of dividends on shares participating in the SCBC Plan and through optional cash payments. Under the SCBC Plan, SCBC Stock may be purchased by the plan administrator in market transactions and/or privately negotiated transactions with unaffiliated third parties, or directly from SCBC in the form of newly-issued shares of SCBC Stock. The SCBC Board has determined in its discretion under the SCBC Plan that all SCBC Stock purchased for participants in the SCBC Plan shall be acquired in market or privately negotiated transactions. The SCBC Plan will be terminated as of the Effective Time.
     CCBF also has in effect a Dividend Reinvestment and Stock Purchase Plan (the "CCBF Plan") pursuant to which its shareholders may purchase shares of CCBF Stock through the reinvestment of dividends and optional cash payments. Under the CCBF Plan, CCBF Stock is purchased by the plan administrator in open market transactions and/or in negotiated transactions only, and no newly-issued shares of CCBF Stock are issued to participants in the CCBF Plan. After the Effective Time, the CCBF Plan will be continued in effect and be available to SCBC's former shareholders who have become CCBF shareholders.
RESTRICTIONS ON RESALE OF CCBF STOCK BY AFFILIATES
     Certain restrictions under the 1933 Act will apply to the resale of shares of CCBF Stock issued to certain persons in connection with the Merger. Any person who is an "Affiliate" of SCBC or CCBF at the time the Merger Agreement is submitted to a vote of SCBC's shareholders may not resell or transfer shares of CCBF Stock received in connection with the
                                       37

Merger during a period of three years following the Effective Time unless (i) such person's offer and sale of those shares has been registered under the 1933 Act, (ii) such person's offer and resale is made in compliance with Rule 145 promulgated under the 1933 Act (which permits limited sales under certain circumstances), or (iii) another exemption from registration is available. Additionally, as a condition of treating the Merger as a pooling-of-interests for accounting purposes, Affiliates of SCBC and CCBF will be prohibited from selling or transferring any shares of CCBF Stock from the date 30 days prior to consummation of the Merger until CCBF shall have published results of its operations for a period covering at least 30 days following the Effective Time. The Merger Agreement provides that, within 50 days following the Effective Time, CCBF will publish and distribute publicly unaudited interim consolidated financial statements reflecting its results of combined operations for at least 30 days. Because the CCBF Rights to be received by SCBC's shareholders pursuant to the Merger are attached to, and cannot be transferred separately from, the shares of CCBF Stock to which they relate, the CCBF Rights held by Affiliates will be subject to these same restrictions.
     An "Affiliate" of SCBC, as defined by rules promulgated under the 1933 Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with SCBC. The above restrictions are expected to apply to the directors and executive officers of SCBC (and to any relative or spouse of any such person or any relative of any such spouse, any of whom live in the same home as such person, and any trust, estate, corporation or other entity in which such person has a 10% or greater beneficial or equity interest), and may apply to any current SCBC shareholder that owns an amount of stock sufficient to be considered to "control" SCBC or that otherwise is an "Affiliate" of SCBC. Stock transfer instructions will be given by CCBF to its stock transfer agent with respect to the CCBF Stock to be received by persons deemed by CCBF to be subject to these restrictions, and the certificates for such stock may be appropriately legended.
     The Merger Agreement provides that SCBC will use its best efforts to cause each of its Affiliates to deliver to CCBF, at least 30 days prior to the Effective Time, a written agreement (an "Affiliate Agreement") providing that such person will not offer, sell, pledge, transfer or otherwise dispose of any shares of CCBF Stock except in compliance with the restrictions described above. CCBF's obligation to consummate the Merger is conditioned on its receipt of the Affiliate Agreements. (See " -- Conditions to Merger".)
     PERSONS WHO ARE OR MAY BE AFFILIATES OF SCBC SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL REGARDING THE APPLICATION OF THE ABOVE RESTRICTIONS TO THEIR CCBF STOCK.
EXPENSES
     The Merger Agreement provides that SCBC and CCBF will each pay its own expenses incident to preparing, entering into and carrying out the Merger Agreement and the transactions contemplated thereby, including filing fees and the fees and expenses of its financial advisors, investment bankers, accountants and counsel. However, if a party wrongfully terminates or willfully or grossly breaches any representation, warranty, covenant, undertaking, term or restriction contained in the Merger Agreement, such party shall pay all of the above-described costs and expenses of the other party, together with the sum of $2.0 million as liquidated damages in full compensation of all other harm suffered by the non-defaulting party as a result thereof. (See " -- Termination of Merger Agreement".)
STOCK REPURCHASE PROGRAM
     The Merger Agreement contemplates that CCBF may purchase shares of CCBF Stock and/or SCBC Stock prior to the Effective Time, subject to the limitations that such purchases will be effected in compliance with applicable securities laws and regulations, including public disclosures in advance of the commencement of such stock purchase program, and that such purchases will not be of a type or in an aggregate amount as would cause the Merger not to qualify as a tax-free reorganization under the Code or not to be properly accounted for under generally accepted accounting principles as a pooling-of-interests. (See
" -- Accounting Treatment", " -- Certain Income Tax Consequences" and
" -- Conditions to Merger".)
     The Merger Agreement also contemplates that, if so requested by CCBF, SCBC may repurchase shares of SCBC Stock prior to the Effective Time. Any such repurchases would also be subject to the limitations on CCBF's stock purchases described above. In the event SCBC repurchases shares of SCBC Stock as described above and the Merger is not consummated, CCBF is obligated to pay to SCBC a sum equal to the difference between the aggregate price paid by SCBC for all SCBC Stock so repurchased and the average closing sales price for a share of SCBC Stock on the Nasdaq Stock Market over the 10 consecutive trading days following the date on which the termination of the Merger Agreement is publicly announced.
                                       38

     The purchases of CCBF Stock and/or SCBC Stock described above have been authorized by CCBF's Board of Directors and the Executive Committee of SCBC's Board of Directors, respectively, based on their conclusions that (i) such purchases are an appropriate investment opportunity for, and use of the available funds of, CCBF and SCBC, and (ii) such purchases will reduce the earnings and book value dilution resulting to CCBF from its issuance of CCBF Stock in the Merger, thereby potentially enhancing the market value of CCBF Stock following the Effective Time.
     Through January   , 1995, the date on which CCBF's Registration Statement
on Form S-4 of which this Prospectus/Joint Proxy Statement is a part became
effective, CCBF had repurchased a total of            shares of CCBF Stock for a
total purchase price of $        and had purchased            shares of SCBC
Stock for a total purchase value of $        . Through such date, SCBC had
repurchased             shares of SCBC Stock for a total purchase price of
$        . In order to comply with applicable securities laws, CCBF and SCBC terminated their purchases of CCBF Stock and SCBC Stock, as applicable,
on          , 1995, and no further purchases will occur prior to the final adjournments of both Special Meetings.
                       RIGHTS OF DISSENTING SHAREHOLDERS
     The Merger will give rise to Dissenters' Rights under Article 13 of the NCBCA for SCBC's shareholders. Pursuant to Article 13, any SCBC shareholder who objects to the Merger may exercise Dissenters' Rights and become entitled to be paid the fair value of such shareholder's shares of SCBC Stock if the Merger is consummated. The following is only a summary of the Dissenters' Rights of SCBC's shareholders. A COMPLETE COPY OF ARTICLE 13 IS ATTACHED HERETO AS APPENDIX B AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY SHAREHOLDER WHO INTENDS TO EXERCISE DISSENTERS' RIGHTS SHOULD REVIEW THE TEXT OF
ARTICLE 13 CAREFULLY AND COMPLY EXACTLY WITH ITS REQUIREMENTS, AND ALSO SHOULD CONSULT WITH HIS ATTORNEY. EXCEPT AS PROVIDED BELOW, NO FURTHER NOTICES WILL BE GIVEN TO SHAREHOLDERS REGARDING THE EXISTENCE OF DISSENTERS' RIGHTS OR ANY TIME PERIODS WITHIN WHICH THOSE RIGHTS MUST BE EXERCISED.
     Article 13 provides in detail the procedure that must be followed by a dissenting shareholder in order to exercise Dissenters' Rights. That procedure is summarized below.
     Any SCBC shareholder who desires to assert Dissenters' Rights MUST (i) give to SCBC, and SCBC must actually receive, BEFORE THE VOTE ON THE MERGER IS TAKEN, written notice of the shareholder's intent to demand payment for his shares if the Merger is consummated, and (ii) not vote his shares in favor of the Merger. Failure by a shareholder to satisfy both requirements will mean that the shareholder will not be entitled to assert Dissenters' Rights and obtain payment for his shares under Article 13. (Shareholders should note that if they sign and return a blank appointment of proxy with no instructions as to how their shares should be voted, they will be deemed to have voted in favor of the Merger and thereafter will not be entitled to assert Dissenters' Rights.)
     If the Merger Agreement is approved by SCBC's shareholders, then, within ten days of the date the Merger is consummated, SCBC must send a written notice (by registered or certified mail, return receipt requested) to each of its Shareholders who has taken the actions described above and is entitled to exercise Dissenters' Rights. That notice will: (i) state where the dissenting shareholder's payment demand must be sent, and where and when share certificates must be deposited; (ii) supply a form for demanding payment; (iii) set a date by which SCBC must receive the dissenting shareholder's payment demand (which may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is mailed); and, (iv) be accompanied by a copy of Article 13.
     An SCBC shareholder who has been sent the dissenters' notice must demand payment AND must deposit his share certificates by the date set forth in and in accordance with the terms and conditions of the dissenters' notice; otherwise, such shareholder is not entitled to payment for his shares under Article 13. A shareholder who demands payment and deposits his share certificates as required retains all other rights as a shareholder until such rights are cancelled or modified by consummation of the Merger.
     As soon as the Merger is consummated or upon receipt of a payment demand, SCBC will offer to pay each of its dissenting shareholders who timely demanded payment and deposited their share certificates the amount SCBC estimates to be the fair value of the shareholder's shares, plus interest accrued to the date of payment, and will pay this amount to each dissenting shareholder who agrees in writing to accept it in full satisfaction of his demand. SCBC's offer of payment will be accompanied by: (i) certain of SCBC's most recent available financial statements; (ii) a statement of SCBC's estimate of the fair value of its shares;
(iii) an explanation of how the interest was calculated; (iv) a statement of the dissenting shareholder's right to demand payment if dissatisfied with SCBC's offer; and, (v) a copy of Article 13.
                                       39

     If the Merger is not consummated within 60 days after the date set by SCBC for demanding payment and depositing share certificates, SCBC must return the deposited certificates and if, thereafter, the Merger is consummated, SCBC must send a new dissenters' notice and repeat the payment demand procedure set forth above.
     If a dissenter believes the amount offered for his shares as described above is less than their fair value or that interest due is incorrectly calculated, or if SCBC fails to make payment within 30 days to a dissenter who accepts its offer, or if SCBC fails to consummate the Merger and does not return the deposited certificates within 60 days after the date it set for demanding payment, then the dissenting shareholder may notify SCBC in writing of the shareholder's own estimate of the fair value of his shares and the amount of interest due and may demand payment of such estimate, or may reject SCBC's offer and demand payment of the fair value of his shares and interest due. In any such event, if a dissenting shareholder fails to take any such action within the 30-day period, that shareholder will be deemed to have waived his rights under
Article 13 and to have withdrawn his dissent and demand for payment.
     If a dissenting shareholder has taken all required actions and his demand for payment remains unsettled, the shareholder may commence a proceeding within 60 days after the date of his payment demand and petition the court to determine the fair value of his shares and accrued interest. Upon service on it of the petition filed with the court, SCBC must pay to the dissenting shareholder the amount originally offered by it. If the shareholder does not commence the proceeding within said 60-day period, he has an additional 30 days to either (i) accept in writing the amount offered by SCBC, upon which acceptance SCBC will pay such amount in full satisfaction of the dissenter's demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenting shareholder who takes no action within this 30-day period is deemed to have withdrawn his dissent and demand for payment.
     In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and has discretion to make all dissenting shareholders whose demands remain unsettled parties to the proceeding. Each dissenting shareholder made a party to the proceeding must be served with a copy of the petition and is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by SCBC. Court costs, appraisal and counsel fees may be assessed by the court as it deems equitable.
     Article 13 contains certain additional provisions with respect to dissent by nominees who hold shares for others, and by beneficial owners whose shares are held in the name of other persons, and reference is made to Appendix B for a more complete description thereof.
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)
     The following Pro Forma Combined Condensed Balance Sheet and Statements of Income and accompanying notes are presented to show the impact of the Merger on CCBF's and SCBC's historical financial positions and results of operations. The Merger is reflected in the Pro Forma Combined Condensed Balance Sheet and Statements of Income under the pooling-of-interests method of accounting.
     The Pro Forma Combined Condensed Balance Sheet presented assumes that the Merger was consummated on September 30, 1994 and the Pro Forma Combined Condensed Statements of Income assume that the Merger was consummated at the beginning of each period presented.
     From November 9, 1994 through January   , 1995, CCBF repurchased
shares of CCBF Stock as part of its previously announced stock repurchase program. (See "THE MERGER -- Stock Repurchase Program".) These shares were
purchased in open market transactions at a total cost of approximately $       .
In accordance with the NCBCA, the repurchased shares were retired.
     The pro forma earnings are not necessarily indicative of actual results that might have been achieved had the Merger been consummated at the beginning of the periods presented, and may not be indicative of future results that will be obtained on a combined basis. The Pro Forma Combined Condensed Balance Sheet and Statements of Income do not reflect any restructuring expenses which may be recognized, transaction expenses which will be incurred or cost savings from operating efficiencies which may be realized in connection with the Merger.
Current estimates of restructuring expenses for 1995 are $            and
transaction expenses will be an estimated $3 million. The cost savings associated with these possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. It is anticipated that any such savings will not be achieved until the fiscal quarters following the quarter in which the expenses of the Merger and the Bank Merger are recognized.
                                       40

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1994
                                  (UNAUDITED)

                                                                                                                       CCBF
                                                                                                       PRO FORMA     PRO FORMA
                                                                              CCBF         SCBC       ADJUSTMENTS    COMBINED
                                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks.................................................   $  148,483       23,852           --        172,335
Time deposits in other banks............................................       26,819           --           --         26,819
Federal funds sold and other short-term investments.....................      139,000       84,323           --        223,323
Investment securities:
  Available for sale....................................................      540,347      249,615           --        789,962
  Held for investment...................................................       68,972      125,335           --        194,307
Loans and lease financing...............................................    2,385,216      636,208           --      3,021,424
  Less reserve for loan and lease losses................................       29,752        9,242           --         38,994
     Net loans and lease financing......................................    2,355,464      626,966           --      2,982,430
Premises and equipment..................................................       41,905       21,161           --         63,066
Other assets............................................................       91,729       42,170           --        133,899
     Total assets.......................................................   $3,412,719    1,173,422           --      4,586,141
LIABILITIES
Deposits:
  Noninterest-bearing...................................................   $  405,839       49,312           --        455,151
  Interest-bearing......................................................    2,483,277      965,717           --      3,448,994
     Total deposits.....................................................    2,889,116    1,015,029           --      3,904,145
Federal funds purchased and securities sold under agreements to
  repurchase............................................................       38,381           --           --         38,381
Other short-term borrowed funds.........................................       63,507        5,381           --         68,888
Long-term debt..........................................................       76,486       19,411           --         95,897
Other liabilities.......................................................       79,855       14,468           --         94,323
     Total liabilities..................................................    3,147,345    1,054,289           --      4,201,634
SHAREHOLDERS' EQUITY
Common stock............................................................       47,582       51,595      (22,171)(1)     77,006
Additional paid-in capital..............................................       83,589           --       22,171(1)     105,760
Retained earnings.......................................................      143,937       72,069           --        216,006(2)
Unrealized loss on investment securities available for sale.............       (6,499)      (4,531)          --        (11,030)
Less: Unearned common stock held by management recognition plans........       (3,235)          --           --         (3,235)
     Total shareholders' equity.........................................      265,374      119,133           --        384,507
     Total liabilities and shareholders' equity.........................   $3,412,719    1,173,422           --      4,586,141

(1) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock. At September 30, 1994, CCBF and SCBC had 9,516,379 and 11,769,399 shares outstanding, respectively.
(2) The pro forma combined retained earnings do not reflect any restructuring expenses which may be recognized, transaction expenses which will be incurred or cost savings from operating efficiencies which may be realized in connection with the Merger.
                                       41

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                                  (UNAUDITED)

                                                                                                                    CCBF
                                                                                                                 PRO FORMA
                                                                                        CCBF         SCBC       COMBINED (1)
                                                                                              (DOLLARS IN THOUSANDS,
                                                                                              EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loans and leases.................................................................   $143,768      30,042         173,810
  Investment securities............................................................     26,371      15,788          42,159
  Other............................................................................      4,512         659           5,171
     Total interest income.........................................................    174,651      46,489         221,140
INTEREST EXPENSE
  Deposits.........................................................................     63,165      18,945          82,110
  Long-term debt and other borrowings..............................................      5,282         580           5,862
     Total interest expense........................................................     68,447      19,525          87,972
Net interest income................................................................    106,204      26,964         133,168
Provision for loan and lease losses................................................      5,800         269           6,069
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES......................    100,404      26,695         127,099
OTHER INCOME
  Service charges on deposit accounts..............................................     14,291       3,259          17,550
  Nondeposit fees and commissions..................................................     11,649       2,400          14,049
  Other............................................................................      4,011         566           4,577
  Investment securities gains (losses), net........................................         45         (70)            (25)
     Total other income............................................................     29,996       6,155          36,151
OTHER EXPENSES
  Personnel........................................................................     43,954      10,856(2)       54,810
  Net occupancy and equipment......................................................     13,206       2,784          15,990
  Federal deposit and other insurance..............................................      5,135       1,534           6,669
  Other operating..................................................................     25,313       4,949(2)       30,262
     Total other expenses..........................................................     87,608      20,123         107,731
Income before income taxes.........................................................     42,792      12,727          55,519
Income taxes.......................................................................     14,451       9,842(3)       24,293
NET INCOME.........................................................................   $ 28,341       2,885          31,226
NET INCOME PER SHARE
  Primary..........................................................................   $   2.98         .25            2.03
  Fully diluted....................................................................       2.98         .25            2.03
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary..........................................................................   9,516,389     11,726,524  15,379,651(4)
  Fully diluted....................................................................   9,516,389     11,726,524  15,379,651(4)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statements of Income.
(2) SCBC recognized significant non-recurring expenses in connection with its September 23, 1994 acquisition of First Federal related to severance, professional fees, marketing and discontinued contracts.
(3) Includes a one-time charge of approximately $5,600,000 taken by SCBC during the quarter ended September 30, 1994 to record deferred tax liabilities in connection with the merger of SCBC's three savings bank subsidiaries into its commercial bank subsidiary during early 1995.
(4) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                       42

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loans and leases...................................................................   $110,610      31,372        141,982
  Investment securities..............................................................     22,092      16,756         38,848
  Other..............................................................................      3,338         582          3,920
     Total interest income...........................................................    136,040      48,710        184,750
INTEREST EXPENSE
  Deposits...........................................................................     50,055      20,649         70,704
  Long-term debt and other borrowings................................................      2,732         689          3,421
     Total interest expense..........................................................     52,787      21,338         74,125
Net interest income..................................................................     83,253      27,372        110,625
Provision for loan and lease losses..................................................      4,535         507          5,042
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................     78,718      26,865        105,583
OTHER INCOME
  Service charges on deposit accounts................................................     13,239       3,773         17,012
  Nondeposit fees and commissions....................................................      9,494       2,059         11,553
  Other..............................................................................      2,816       1,854          4,670
  Investment securities gains, net...................................................        249         310            559
     Total other income..............................................................     25,798       7,996         33,794
OTHER EXPENSES
  Personnel..........................................................................     38,650      10,136         48,786
  Net occupancy and equipment........................................................     12,064       2,559         14,623
  Federal deposit and other insurance................................................      3,875       1,338          5,213
  Other operating....................................................................     19,857       4,368         24,225
     Total other expenses............................................................     74,446      18,401         92,847
Income before income taxes...........................................................     30,070      16,460         46,530
Income taxes.........................................................................     10,096       5,332         15,428
NET INCOME (2) (3)...................................................................   $ 19,974      11,128         31,102
NET INCOME PER SHARE (2) (3)
  Primary............................................................................   $   2.47         .94           2.22
  Fully diluted......................................................................       2.38         .94           2.18
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   8,098,668     11,795,033 13,996,185(4)
  Fully diluted......................................................................   8,607,458     11,795,033 14,504,975(4)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Net income and primary and fully diluted net income per share for the nine months ended September 30, 1993 do not include the cumulative effect of changes in accounting principles resulting from the adoption by CCBF on January 1, 1993 of SFAS 106 and SFAS 109. The impact of adoption of SFAS 106 and SFAS 109 on net income, primary net income per share and fully diluted net income per share was a net charge of $1,371,000, $(.17) and $(.16), respectively, for the nine months ended September 30, 1993.
(3) The cumulative effect of SCBC's adoption on January 1, 1993 of SFAS 106 and SFAS 109 was not material for the nine months ended September 30, 1993.
(4) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                       43

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loans and leases...................................................................   $155,394      41,195        196,589
  Investment securities..............................................................     30,757      22,254         53,011
  Other..............................................................................      4,538         774          5,312
     Total interest income...........................................................    190,689      64,223        254,912
INTEREST EXPENSE
  Deposits...........................................................................     69,939      27,255         97,194
  Long-term debt and other borrowings................................................      3,882         880          4,762
     Total interest expense..........................................................     73,821      28,135        101,956
Net interest income..................................................................    116,868      36,088        152,956
Provision for loan and lease losses..................................................      6,453         653          7,106
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................    110,415      35,435        145,850
OTHER INCOME
  Service charges on deposit accounts................................................     18,208       4,976         23,184
  Nondeposit fees and commissions....................................................     13,343       2,800         16,143
  Other..............................................................................      4,857       2,433          7,290
  Investment securities gains, net...................................................      2,652         310          2,962
     Total other income..............................................................     39,060      10,519         49,579
OTHER EXPENSES
  Personnel..........................................................................     53,404      13,314         66,718
  Net occupancy and equipment........................................................     16,644       3,390         20,034
  Federal deposit and other insurance................................................      5,468       1,832          7,300
  Other operating....................................................................     30,094       5,306         35,400
     Total other expenses............................................................    105,610      23,842        129,452
Income before income taxes...........................................................     43,865      22,112         65,977
Income taxes.........................................................................     14,640       7,273         21,913
NET INCOME (2) (3)...................................................................     29,225      14,839         44,064
NET INCOME PER SHARE (2) (3)
  Primary............................................................................   $   3.50        1.26           3.10
  Fully diluted......................................................................       3.41        1.26           3.05
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   8,344,540     11,771,739 14,230,410(4)
  Fully diluted......................................................................   8,726,133     11,771,739 14,612,003(4)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Net income and primary and fully diluted net income per share for the year ended December 31, 1993 do not include the cumulative effect of changes in accounting principles resulting from the adoption by CCBF on January 1, 1993 of SFAS 106 and SFAS No. 109. The impact of adoption of SFAS 106 and SFAS 109 on net income, primary net income per share and fully diluted net income per share was a net charge of $1,371,000, $(.17) and $(.16), respectively, for the year ended December 31, 1993.
(3) The cumulative effect of SCBC's adoption on January 1, 1993 of SFAS 106 and SFAS 109 was not material for the year ended December 31, 1993.
(4) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                       44

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loan and leases....................................................................   $138,420      48,277        186,697
  Investment securities..............................................................     26,549      22,302         48,851
  Other..............................................................................      4,767       1,274          6,041
       Total interest income.........................................................    169,736      71,853        241,589
INTEREST EXPENSE
  Deposits...........................................................................     67,232      33,695        100,927
  Long-term debt and other borrowings................................................      3,405       1,434          4,839
       Total interest expense........................................................     70,637      35,129        105,766
Net interest income..................................................................     99,099      36,724        135,823
Provision for loan and lease losses..................................................      5,983       1,848          7,831
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................     93,116      34,876        127,992
OTHER INCOME
  Service charges on deposit accounts................................................     16,624       5,255         21,879
  Nondeposit fees and commissions....................................................     11,861       2,344         14,205
  Other..............................................................................      2,144       1,341          3,485
  Investment securities gains, net...................................................      2,066           8          2,074
       Total other income............................................................     32,695       8,948         41,643
OTHER EXPENSES
  Personnel..........................................................................     46,104      14,536         60,640
  Net occupancy and equipment........................................................     15,671       3,488         19,159
  Federal deposit and other insurance................................................      4,206       2,026          6,232
  Other operating....................................................................     22,593       7,490         30,083
       Total other expenses..........................................................     88,574      27,540        116,114
Income before income taxes...........................................................     37,237      16,284         53,521
Income taxes.........................................................................     11,915       6,323         18,238
NET INCOME...........................................................................   $ 25,322       9,961         35,283
NET INCOME PER SHARE
  Primary............................................................................   $   3.30         .84           2.60
  Fully diluted......................................................................       3.10         .84           2.52
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   7,663,659     11,832,570 13,579,944(2)
  Fully diluted......................................................................   8,577,782     11,832,570 14,494,067(2)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                       45

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1991
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loan and leases....................................................................   $149,045      59,572        208,617
  Investment securities..............................................................     31,996      22,004         54,000
  Other..............................................................................      5,536       1,485          7,021
       Total interest income.........................................................    186,577      83,061        269,638
INTEREST EXPENSE
  Deposits...........................................................................     91,545      45,879        137,424
  Long-term debt and other borrowings................................................      4,494       2,071          6,565
       Total interest expense........................................................     96,039      47,950        143,989
Net interest income..................................................................     90,538      35,111        125,649
Provision for loan and lease losses..................................................      7,407       1,924          9,331
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................     83,131      33,187        116,318
OTHER INCOME
  Service charges on deposit accounts................................................     15,596       4,627         20,223
  Nondeposit fees and commissions....................................................     12,960       2,228         15,188
  Other..............................................................................      4,042       1,809          5,851
  Investment securities gains, net...................................................         55         549            604
       Total other income............................................................     32,653       9,213         41,866
OTHER EXPENSES
  Personnel..........................................................................     45,029      13,821         58,850
  Net occupancy and equipment........................................................     15,779       2,570         18,349
  Federal deposit and other insurance................................................      3,772       2,427          6,199
  Other operating....................................................................     20,922       6,663         27,585
       Total other expenses..........................................................     85,502      25,481        110,983
Income before income taxes...........................................................     30,282      16,919         47,201
Income taxes.........................................................................      8,828       5,642         14,470
NET INCOME...........................................................................   $ 21,454      11,277         32,731
NET INCOME PER SHARE
  Primary............................................................................   $   2.81         .95           2.42
  Fully diluted......................................................................       2.66         .95           2.35
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   7,627,952     11,821,315 13,538,610(2)
  Fully diluted......................................................................   8,565,452     11,821,315 14,476,110(2)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                       46

                                 CAPITALIZATION
     The following table sets forth: (i) the unaudited historical capitalization of CCBF as of September 30, 1994; (ii) the unaudited historical capitalization of SCBC as of September 30, 1994; and (iii) the unaudited pro forma capitalization of CCBF and SCBC assuming the Merger had been consummated on September 30, 1994. This financial information has been based on, and should be read in conjunction with, CCBF's and SCBC's interim unaudited financial statements, including the related notes thereto, which are incorporated by reference in this Prospectus/Joint Proxy Statement. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".)

                                                                                                                    PRO FORMA
                                                                                               CCBF       SCBC      COMBINED
                                                                                                  (DOLLARS IN THOUSANDS)
LONG-TERM DEBT
  CCBF:
     Advances from Federal Home Loan Bank with varying maturities to 2014 with rates from
      3.00% to 8.41% (1)..................................................................   $ 24,825                 24,825
     6 3/4% subordinated notes due 2003...................................................     40,000                 40,000
     Collateralized mortgage obligations and other long-term debt.........................     11,661                 11,661
  SCBC:
     Advances from Federal Home Loan Bank with varying maturities to 2012 with rates from
      4.61% to 11.80% (1).................................................................                19,411      19,411
       Total long-term debt...............................................................     76,486     19,411      95,897
SHAREHOLDERS' EQUITY
  CCBF:
     Serial preferred stock. Authorized 5,000,000 shares; none issued.....................         --                     --
     Common stock, $5 par value; 30,000,000 shares authorized; 9,516,379 shares issued and
      15,401,079 shares pro forma combined issued, respectively (2)(4)....................     47,582                 77,006
     Additional paid-in capital...........................................................     83,589                105,760
     Retained earnings (3)................................................................    143,937                216,006
     Less: Unrealized loss on investment securities available for sale....................     (6,499)               (11,030)
     Less: Unearned common stock held by management recognition plans.....................     (3,235)                (3,235)
  SCBC:
     Preferred stock, no par value. Authorized 5,000,000 shares; none issued..............                    --
     Common stock, no par value; 25,000,000 shares authorized;
       11,769,399 shares issued...........................................................                51,595
     Retained earnings....................................................................                72,069
     Unrealized loss on investment securities available for sale..........................                (4,531)
       Total shareholders' equity.........................................................    265,374    119,133     384,507
       Total long-term debt and shareholders' equity......................................   $341,860    138,544     480,404

(1) These obligations are direct obligations of subsidiaries of CCBF and SCBC and, as such, constitute claims against such subsidiaries prior to CCBF's and SCBC's respective equity interest therein.
(2) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
(3) The pro forma combined retained earnings do not reflect any restucturing expenses which may be recognized, transaction expenses which will be incurred or cost savings from operating efficiencies which may be realized in connection with the Merger.
(4) From November 9, 1994 through January   , 1995, CCBF repurchased
    shares of CCBF Stock as part of its previously announced stock repurchase program. (See "THE MERGER -- Stock Repurchase Program".) These shares were purchased in open market transactions at a total cost of approximately
    $       . In accordance with the NCBCA, the repurchased shares were retired.
    An aggregate of      shares of SCBC Stock were repurchased by CCBF and SCBC.
                                       47

                   MARKET AND DIVIDEND INFORMATION REGARDING
                           CCBF STOCK AND SCBC STOCK
     CCBF Stock and SCBC Stock each is qualified for quotation on the Nasdaq
National Market. On January   , 1995, there were           outstanding shares of
CCBF Stock held by an aggregate of approximately    shareholders of record, and
there were           outstanding shares of SCBC Stock held by approximately
shareholders of record. The following table lists the high and low closing prices as reported by the Nasdaq National Market, and the amounts of cash dividends declared, with respect to CCBF Stock and SCBC Stock for each quarterly period since January 1, 1992. (See "CAPITAL STOCK OF CCBF AND SCBC".)

                                                                              CCBF STOCK                      SCBC STOCK
                                                                                           CASH                            CASH
                                                                                         DIVIDEND                        DIVIDEND
QUARTERLY PERIOD                                                      HIGH      LOW      DECLARED     HIGH      LOW      DECLARED
YEAR ENDED DECEMBER 31, 1995:
  First quarter (1)...............................................   $                      .34                             .11
YEAR ENDED DECEMBER 31, 1994:
  Fourth quarter..................................................                          .34
  Third quarter...................................................    44.50     39.25       .34       16.25     13.25       .11
  Second quarter..................................................    40.00     33.25       .32       15.25     13.00       .11
  First quarter...................................................    37.50     32.75       .32       14.25     13.00       .11
YEAR ENDED DECEMBER 31, 1993:
  Fourth quarter..................................................    37.25     32.50       .32       14.75     13.25       .10
  Third quarter...................................................    37.75     35.50       .32       14.75     13.00       .10
  Second quarter..................................................    42.50     34.50       .30       13.75     12.50       .10
  First quarter...................................................    41.00     36.00       .30       14.75     11.00       .095
YEAR ENDED DECEMBER 31, 1992:
  Fourth quarter..................................................    35.75     32.00       .30       12.25     10.75       .095
  Third quarter...................................................    36.17     30.17       .30       12.50     10.00       .095
  Second quarter..................................................    31.17     29.00       .27       11.00      9.50       .06
  First quarter...................................................    30.17     27.83       .27       11.00      8.75       .06

(1) Through January   , 1995.
                                       48

                           CCB FINANCIAL CORPORATION
GENERAL
     CCBF is a North Carolina business corporation organized in 1982 and registered as a bank holding company with the Federal Reserve under the BHCA and the bank holding company laws of North Carolina. CCBF's principal business is providing banking and other financial services through its banking subsidiaries. CCBF's principal offices are located at 111 Corcoran Street, Durham, North Carolina.
     Through its subsidiaries, CCBF offers numerous banking services consistent with the needs and conveniences of the areas that it serves. These services include accepting time and demand deposits, making secured and unsecured loans, renting safe deposit boxes, sending and receiving wire transfers, performing trust functions for corporations, pension trusts, and individuals, and providing certain insurance and securities brokerage services. In addition, it provides assistance and counseling to individuals, institutions and corporations regarding financial matters.
     Vigorous competition exits in all major areas where CCBF is presently engaged in business. Its financial institution subsidiaries compete not only with other major commercial banks, but also with diversified and other financial institutions such as thrift institutions, money market and other mutual funds, mortgage companies, leasing companies, finance companies and a variety of financial services and advisory companies. CCBF has primarily focused its business and strategy on meeting this competition and the commercial banking needs of its retail and commercial customers through its branch network.
     For additional information about CCBF and its business operations, reference should be made to CCBF's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A dated July 20, 1994) and the other documents incorporated by reference herein. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE").
SUBSIDIARIES
     CCBF's wholly-owned subsidiaries include the following:
     (i) CCB, a North Carolina commercial bank headquartered in Durham, North Carolina, and which operates 106 banking offices in 16 counties located primarily in the central and Piedmont regions of North Carolina;
     (ii) Lenoir, a North Carolina savings bank headquartered in Lenoir, North Carolina, and which operates four banking offices in Caldwell County, North Carolina, and currently is proposed to be merged into CCB during February 1995;
     (iii) Graham, a North Carolina savings bank headquartered in Graham, North Carolina, and which operates two banking offices in Alamance County, North Carolina; and
     (iv) CCB-Georgia, a Georgia credit card bank headquartered in Columbus, Georgia.
     Additionally, CCB has four wholly-owned subsidiaries: CCB Investment and Insurance Service Corporation, CCBDE, Inc., 1st Home Mortgage Acceptance Corporation, and Southland Associates, Inc.
BENEFICIAL OWNERSHIP OF CCBF STOCK
     Set forth below is information regarding the only person known to management of CCBF to beneficially own more than 5% of the issued and outstanding shares of CCBF Stock as of December 31, 1994.

                                                                                                AMOUNT AND NATURE       PERCENTAGE
                                      NAME AND ADDRESS                                         BENEFICIAL OWNERSHIP    OF CLASS(1)
Central Carolina Bank and Trust Company
Durham, North Carolina......................................................................                 (2)                %

(1) The calculation of the percentage of class beneficially owned is based on the shares of CCBF Stock outstanding on December 31, 1994.
(2) Shares beneficially owned by CCB are held through its Trust Department in various fiduciary capacities. In addition to the shares reflected above, CCB holds certain other shares in various fiduciary capacities as to which it disclaims beneficial ownership. The aggregate number of shares includes
           shares over which CCB exercises sole voting power,        shares over
    which it has shared voting power,        shares over which it has sole
    investment power, and        shares over which it has shared investment
    power, all in its various fiduciary capacities.
                                       49

     Set forth below is information as of December 31, 1994 regarding the beneficial ownership of CCBF Stock by its current directors and certain of its executive officers individually, and by all directors and executive officers of CCBF as a group.

                                                                                                                    PERCENTAGE OF
                                                                                          AMOUNT AND NATURE OF       OUTSTANDING
                                        NAME                                            BENEFICIAL OWNERSHIP (1)    CCBF STOCK (2)
J. Harper Beall, III.................................................................                                         %
James B. Brame, Jr...................................................................                                   *
Timothy B. Burnett...................................................................                                   *
W. L. Burns, Jr......................................................................                                         %
Arthur W. Clark......................................................................                                         %
Kinsley van R. Dey, Jr...............................................................                                         %
Mrs. Frances Hill Fox................................................................                                         %
T. E. Haigler, Jr....................................................................                                         %
George R. Herbert....................................................................                                         %
Edward S. Holmes.....................................................................                                         %
Owen G. Kenan........................................................................                                         %
Eugene J. McDonald...................................................................                                         %
Hamilton W. McKay, Jr., M.D..........................................................                                         %
Eric B. Munson.......................................................................                                   *
Ernest C. Roessler...................................................................                                         %
John B. Stedman......................................................................                                         %
H. Allen Tate, Jr....................................................................                                         %
Dr. Phail Wynn, Jr...................................................................                                   *
J. Scott Edwards.....................................................................                                         %
Richard L. Furr......................................................................                                         %
All current directors and executive officers as a group (23 persons).................                                         %

(1) Except as otherwise noted, to the best knowledge of CCBF's management the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than (i) the following shares as to which such powers are shared:
                                  ; all current directors and executive officers
    as a group:       shares, and (ii) the following shares as to which the
    above individuals and group have sole voting power only:
                                  ; all current directors and executive officers
    as a group:       shares. The shares shown as beneficially owned also
    include shares which could be purchased under currently exercisable stock
    options held by the above individuals and group pursuant to             (and
    as to which each individual has sole investment power only) as follows:
                                  ; all current directors and executive officers
    as a group:       shares. The executive officers included in the group also
    hold options that will become exercisable in the future to purchase an
    aggregate of       additional shares.
(2) An asterisk (*) indicates less than .01%. Except as otherwise noted, the calculation of the percentage of class beneficially owned is based on the shares of CCBF Stock outstanding on December 31, 1994.
MANAGEMENT AND ADDITIONAL INFORMATION
     Certain information relating to CCBF's directors and executive officers, executive and director compensation and compensation plans, certain relationships and related transactions and other related matters as to CCBF is incorporated by reference or set forth in CCBF's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A dated July 20, 1994) which is incorporated herein by reference. Shareholders of CCBF or SCBC desiring a copy of that document may contact CCBF at its address or phone number listed elsewhere in this Prospectus/Joint Proxy Statement under the heading "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
                            SECURITY CAPITAL BANCORP
GENERAL
     SCBC is a North Carolina business corporation organized in 1983 and registered as a bank holding company with the Federal Reserve under the BHCA and the bank holding company laws of North Carolina. SCBC's principal business is providing banking and other financial services through its banking subsidiaries. SCBC's principal offices are located at 507 West Innes Street, Salisbury, North Carolina.
                                       50

     Through its subsidiaries, SCBC offers numerous banking services consistent with the needs and conveniences of the areas that it serves. These services include accepting time and demand deposits, making secured and unsecured loans, renting safe deposit boxes, sending and receiving wire transfers, performing trust functions for corporations, pension trusts, and individuals, and providing certain insurance and securities brokerage services. In addition, it provides assistance and counseling to individuals, institutions and corporations regarding financial matters.
     Vigorous competition exists in all major areas where SCBC is presently engaged in business. Its financial institution subsidiaries compete not only with other major commercial banks, but also with diversified and other financial institutions such as thrift institutions, money market and other mutual funds, mortgage companies, leasing companies, finance companies and a variety of financial services and advisory companies. SCBC has primarily focused its business and strategy on meeting this competition and the commercial banking needs of its retail and commercial customers through its branch network.
     For additional information about SCBC and its business operations, reference should be made to SCBC's Annual Report on Form 10-K for the year ended December 31, 1993 and the other documents incorporated by reference herein. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE").
SUBSIDIARIES
     SCBC's wholly-owned subsidiaries include the following:
     (i) SCB, a North Carolina commercial bank headquartered in Salisbury, North Carolina, and which operates 39 banking offices in 12 counties in the south central and western Piedmont regions of North Carolina;
     (ii) OMNIBANK, a North Carolina savings bank headquartered in Salisbury, North Carolina, and which operates three banking offices in Rowan County, North Carolina;
     (iii) Citizens, a North Carolina savings bank headquartered in Concord, North Carolina, and which operates five banking offices in Cabarrus County, North Carolina;
     (iv) Home Savings, a North Carolina savings bank headquartered in Kings Mountain, North Carolina, and which operates two banking offices in Gaston and Cleveland Counties, North Carolina; and
     (v) Estates Development Corporation ("Estates"), a North Carolina corporation which formerly engaged in real estate activities and is now in the process of winding down and terminating those operations.
     The Merger Agreement provides that, in a series of transactions completed prior to the Merger, Citizens and Home will be consolidated into OMNIBANK which, in turn, will be converted into a North Carolina interim commercial bank and merged into SCB.
     Additionally, SCB has a wholly-owned subsidiary, First Security Credit Corporation, which is a North Carolina corporation that operates as a consumer finance company, and seven other wholly-owned subsidiaries that currently are inactive and are not engaging in any business operations. SCBC acquired five of these inactive subsidiaries as part of its acquisition of First Federal in September 1994. In connection with that transaction, SCBC undertook with the Federal Reserve to dissolve and liquidate these five subsidiaries as soon as reasonably practicable. It is currently anticipated that at or before the Effective Time, SCB will purchase the assets and assume the liabilities of these five subsidiaries and cause their liquidation and dissolution in accordance with the provisions of the NCBCA.
BENEFICIAL OWNERSHIP OF SCBC STOCK
     To the knowledge of management of SCBC, as of December   , 1994 no
shareholder beneficially owned more than 5% of the issued and outstanding shares of SCBC Stock.
                                       51

     Set forth below is information as of December   , 1994, regarding the
beneficial ownership of SCBC Stock by its current directors and certain of its executive officers individually, and by all directors and executive officers of SCBC as a group.

                                                                                                                    PERCENTAGE OF
                                                                                         AMOUNT AND NATURE OF        OUTSTANDING
                                        NAME                                             BENEFICIAL OWNERSHIP      SCBC STOCK (19)
John M. Barnhardt...................................................................              14,909(1)            *
Ralph A. Barnhardt..................................................................             135,285(2)                  %
Edward A. Brown.....................................................................               3,047               *
Henry B. Gaye.......................................................................              83,387(3)            *
Dan L. Gray.........................................................................              16,872               *
Lloyd G. Gurley.....................................................................              22,691(4)            *
David B. Jordan.....................................................................             137,366(5)                  %
William C. Kluttz, Jr...............................................................              10,180(6)            *
Erwin E. Lampert, Jr................................................................              13,838(7)            *
William G. Loeblein.................................................................              21,161(8)            *
F. Taft McCoy, Jr...................................................................              77,256(9)            *
Harold Mowery.......................................................................              12,757(10)           *
J. G. Rutledge, III.................................................................              50,281(11)           *
Carl M. Short, Jr...................................................................              32,258(12)           *
Miles J. Smith, Jr..................................................................             133,133(13)                 %
W. Erwin Spainhour..................................................................               8,345               *
Fred J. Stanback, Jr................................................................             208,373(14)                 %
Jimmy K. Stegall....................................................................              50,287(15)           *
Thomas A. Tate, Sr..................................................................              26,403               *
E. William Wagoner..................................................................               6,774(16)           *
James L. Williamson.................................................................               8,088(17)           *
Pressley A. Ridgill.................................................................              45,651(18)           *
All current directors and executive officers as a group (22 persons)................           1,115,612                     %

 (1) Includes 800 shares held by a company Mr. Barnhardt controls and 4,806 shares held by his spouse.
 (2) Includes 84,375 shares that Mr. Barnhardt has the right to purchase under SCBC Option Plans, 3,688 shares held jointly with his spouse, 2,653 shares held by his spouse, and 486 shares held by his children.
 (3) Includes 22,862 shares held by Mr. Gaye's spouse and 2,126 shares held by a company he controls.
 (4) Includes 2,000 shares held by Mr. Gurley's spouse. Does not include 30,000 shares that may be purchased under SCBC Option Plan in equal installments beginning in 1996.
 (5) Includes 75,500 shares that Mr. Jordan has the right to purchase under SCBC Option Plans and 5,000 shares held by his spouse.
 (6) Includes 6,334 shares held by Mr. Kluttz as custodian for his children.
 (7) Includes 2,700 held in a trust of which Mr. Lampert is a trustee and 1,237 shares held by his spouse.
 (8) Includes 7,087 shares over which Mr. Loeblein has shared voting and investment power.
 (9) Includes 24,000 shares held by Mr. McCoy's spouse. Mr. McCoy disclaims any beneficial interest in such shares.
(10) Includes 2,396 shares held by Mr. Mowery's spouse.
(11) Includes 25,018 shares held by Mr. Rutledge's spouse.
(12) Includes 517 shares held in a trust of which Mr. Short is a co-trustee.
(13) Includes 5,257 shares held by Mr. Smith's spouse.
(14) Includes 6,750 shares over which Mr. Stanback has voting power, 99,115 shares with respect to which he has a power-of-attorney, and 3,375 shares held by his spouse. Mr. Stanback disclaims any beneficial interest in these shares.
(15) Includes 2,777 shares over which Mr. Stegall has voting and investment power.
(16) Includes 3,999 shares held by a company Mr. Wagoner controls and 675 shares held by his children.
                                       52

(17) Includes 7,088 shares that Mr. Williamson has the right to purchase under an SCBC Option Plan.
(18) Includes 30,937 shares that Mr. Ridgill has the right to purchase under SCBC Options Plans.
(19) An asterisk (*) indicates less than 1.0%. Except as otherwise noted, the calculation of the percentage of class beneficially owned is based on the
            shares of CCBF Stock outstanding on December   , 1994.
MANAGEMENT AND ADDITIONAL INFORMATION
     Certain information relating to SCBC's directors and executive officers, executive and director compensation and compensation plans, certain relationships and related transactions and other related matters as to SCBC is incorporated by reference or set forth in SCBC's Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated herein by reference. Shareholders of SCBC or CCBF desiring a copy of that document may contact SCBC at its address or phone number listed elsewhere in this Prospectus/Joint Proxy Statement under the heading "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
                           SUPERVISION AND REGULATION
REGULATION
     Federal and state legislation and regulation have significantly affected the operations of financial institutions in the past several years and have increased competition among commercial banks, savings institutions and other providers of financial services. In addition, federal legislation has imposed new limitations on the investment authority of, and higher insurance and examination assessments on, financial institutions and has made other changes that may adversely affect the future operations and competitiveness of regulated financial institutions with other financial intermediaries. The operations of regulated depository institutions and their holding companies, including SCBC and CCBF and their depository institution subsidiaries, will continue to be subject to changes in applicable statutes and regulations from time to time.
     CCBF AND SCBC. As bank holding companies registered under the BHCA, CCBF and SCBC both are subject to the regulations of the Federal Reserve. Under the BHCA, CCBF's and SCBC's activities and those of their subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.
     The BHCA prohibits CCBF and SCBC from acquiring direct or indirect control of more than 5% of the outstanding voting stock or substantially all of the assets of any bank or savings bank or merging or consolidating with another bank holding company or savings bank holding company without prior approval of the Federal Reserve. (See "THE MERGER -- Required Approvals".) Congress has approved legislation which, one year after enactment, will permit adequately capitalized and managed bank holding companies to acquire control of a bank in any state (the "Interstate Banking Law"). The Interstate Banking Law was enacted into law in September 1994. Existing state laws setting minimum age restrictions on target banks could be retained, so long as the age requirement does not exceed five years. Acquisitions will be subject to anti-trust provisions that cap at 10% the portion of the United States' bank deposits a single bank holding company may control, and cap at 30% the portion of a state's deposits a single bank holding company may control. A state will have the authority to waive the 30% cap.
     Under the Interstate Banking Law, beginning on June 1, 1997, banks will also be permitted to merge with one another across state lines, subject to concentration, capital and Community Reinvestment Act requirements and regulatory approval. A state can authorize mergers earlier than June 1, 1997, or it can opt out of interstate branching by enacting legislation before June 1, 1997.
     Effective with the date of enactment, a state can also choose to permit out-of-state banks to open new branches within its borders. In addition, if a state chooses to allow interstate acquisition of branches, then an out-of-state bank may also acquire branches by merger.
     Interstate branches that primarily siphon off deposits without servicing a community's credit needs will be prohibited. If loans are less than 50% of the average of all institutions in the state, the branch will be reviewed to see if it is meeting community credit needs. If it is not, the branch may be closed and the bank may be restricted from opening a new branch in the state.
     The Interstate Banking Law also modifies the controversial safety and soundness provisions contained in Section 39 of the 1991 Banking Law described below which required the banking regulatory agencies to write regulations governing such
                                       53
topics as internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation and fees and whatever else those agencies determined to be appropriate. The legislation exempts bank holding companies from these provisions and requires the agencies to write guidelines, as opposed to regulations, dealing with these areas. It also gives more discretion to the banking regulatory agencies with regard to prescribing standards for banks' asset quality, earnings and stock valuation.
     The Interstate Banking Law also expands current exemptions from the requirement that banks be examined on a 12-month cycle. Exempted banks will be inspected every 18 months. Other provisions address paperwork reduction and regulatory improvements, small business and commercial real estate loan securitization, truth-in-lending amendments on high cost mortgages, strengthening of the independence of certain financial regulatory agencies, money laundering, flood insurance reform and extension of certain statutes of limitations.
     At this time, SCBC and CCBF unable to predict how the Interstate Banking Law may affect their operations.
     Additionally, the BHCA prohibits CCBF and SCBC from engaging in, or acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business, including thrifts, unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto. The BHCA generally does not place territorial restrictions on the activities of such non-banking related activities.
     Federal Reserve approval (or, in certain cases, non-disapproval) also must be obtained prior to any person acquiring control of CCBF or SCBC or one of their depository institution subsidiaries. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of the institution or holding company or controls in any manner the election of a majority of the directors of the institution or the holding company. Control is presumed to exist if a person acquires more than 10% of any class of voting stock and the institution or the holding company has registered securities under Section 12 of the 1934 Act or the acquiror will be the largest shareholder after the acquisition.
     There are a number of obligations and restrictions imposed on bank holding companies and their insured depository institution subsidiaries by law and regulatory policies that are designed to minimize potential loss to depositors of such depository institutions and the FDIC insurance funds in the event the depository institution becomes in danger of default or in default. For example, under the recently enacted Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Banking Law"), to reduce the likelihood of receivership of an insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all acceptable capital standards as of the time the institution fails to comply with such capital restoration plan. Under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the BHCA, the Federal Reserve also has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any depository institution subsidiary of the bank holding company.
     In addition, the "cross-guarantee" provisions of the Federal Deposit Insurance Act ("FDIA") require insured depository institutions under common control to reimburse the FDIC for any loss suffered by either the Savings Association Insurance Fund (the "SAIF") or the Bank Insurance Fund ("BIF") of the FDIC as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim is superior to claims of shareholders of the insured depository institution or its holding company but subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.
     CCBF and SCBC each is subject to the obligations and restrictions described above, and their depository institution subsidiaries are subject to the cross-guarantee provisions of the FDIC. However, management of CCBF and SCBC currently do not expect that any of these provisions will have an impact on the operations of their respective holding companies or their respective subsidiaries.
     Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of
                                       54
credit) of 8%. At least half of the total capital is required to be "Tier I capital," principally consisting of common shareholders' equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a minimum leverage capital ratio, under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank holding company which has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a leverage capital ratio of at least 1% to 2% above the stated minimum.
     The following table sets forth the regulatory capital position of CCBF and SCBC on a historical basis, and of CCBF on a pro forma combined basis, as of September 30, 1994. (For the regulatory capital positions of CCBF's and SCBC's depository institution subsidiaries as of September 30, 1994, see the discussions below).

                                                                                               RISK-BASED CAPITAL
                                                       LEVERAGE CAPITAL                TIER 1                      TOTAL
                                                     AMOUNT     % OF ASSETS     AMOUNT     % OF ASSETS     AMOUNT     % OF ASSETS
                                                                               (DOLLARS IN THOUSANDS)
CCBF
  Actual.........................................   $248,632        7.54%      $248,632        9.50%      $319,492       12.20%
  Minimum capital standard.......................     98,864        3.00        104,722        4.00        209,445        8.00
  Excess of actual regulatory capital over
     minimum regulatory capital standard.........   $149,768        4.54%      $143,910        5.50%      $110,047        4.20%
SCBC
  Actual.........................................   $106,803       11.48%      $106,803       17.27%      $114,549       18.53%
  Minimum capital standard.......................     27,920        3.00         24,732        4.00         49,464        8.00
  Excess of actual regulatory capital over
     minimum regulatory capital standard.........   $ 78,883        8.48%      $ 82,071       13.27%      $ 65,085       10.53%
CCBF PRO FORMA COMBINED
  Actual.........................................   $355,435        8.41%      $355,435       10.98%      $435,537       13.46%
  Minimum capital standard.......................    126,775        3.00        129,455        4.00        258,909        8.00
  Excess of actual regulatory capital over
     minimum regulatory capital standard.........   $228,660        5.41%      $225,980        6.98%      $176,628        5.46%

     The 1991 Banking Law requires each federal banking agency, including the Federal Reserve, to revise its risk-based capital standards within 18 months of enactment of the statute to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. In August 1992, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency issued a joint advance notice of proposed rulemaking, soliciting comments on a proposed framework for implementing these revisions. Under the proposal, an institution's assets, liabilities, and off-balance sheet positions would be weighed by risk factors that approximate the instruments' price sensitivity to a 100 basis point change in interest rates. Institutions with interest rate risk exposure in excess of a threshold level would be required to hold additional capital proportional to that risk. The notice also asked for comments on how the risk-based capital guidelines of each agency may be revised to take account of concentration and credit risk and the risk of nontraditional activities. CCBF AND SCBC ARE STUDYING THE NOTICE AND CANNOT ASSESS AT THIS POINT THE IMPACT, IF ANY, THE PROPOSAL WOULD HAVE ON THE CAPITAL REQUIREMENTS OF CCBF OR SCBC OR THEIR RESPECTIVE DEPOSITORY INSTITUTION SUBSIDIARIES.
     Under current federal law, transactions between depository institutions and any affiliate are governed by Section 23A and 23B of the Federal Reserve Act. An affiliate of a depository institution is any company or entity that controls, is controlled by or is under common control with the institution. In a holding company context, the parent holding company of a depository institution and any companies which are controlled by such parent holding company are affiliates of the depository institution. Generally, Sections 23A and 23B (i) limit the extent to which the depository institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the savings institution or the subsidiary as those provided to a nonaffiliate. The term "covered transaction" includes the making
                                       55
of loans or other extensions of credit to an affiliate, the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate, the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person, or issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. In addition to the restrictions imposed by Sections 23A and 23B, no depository institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities that are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates that are subsidiaries of the institution.
     Additionally, the FDIC has adopted regulations that affect contracts between a bank holding company or its non-depository subsidiaries or related interests under common control, and the holding company's insured depository institution affiliates. Certain types of contracts between an insured depository institution and any company which directly or indirectly controls it (or which is under common control with it) could be considered unsafe and unsound, including those relating to: (i) making or purchasing loans, (ii) servicing loans, (iii) performing trust functions, (iv) providing bookkeeping or data processing services, (v) furnishing management services, (vi) selling or transferring any department or subsidiary, (vii) payments for intangible assets,
(viii) transferring any asset for less than fair market value as evidenced by an independent written appraisal, or (ix) prepaying any liability more than 30 days prior to its due date. The FDIC also has proposed regulations which would prohibit any insured depository institution from entering into any contract with any person to provide goods, products or services if such contract is determined to adversely affect the safety or soundness of the insured institution.
     Section 4(i) of the BHCA authorizes the Federal Reserve to approve the application of a bank holding company to acquire any savings institution under
Section 4(c)(8) of the BHCA. In approving such an application, the Federal Reserve is precluded from imposing any restrictions on transactions between the bank holding company and the acquired savings institution, except as required by
Section 23A or 23B of the Federal Reserve Act or any other applicable law. Further, the FDIA, as amended by the 1991 Banking Law, authorizes the merger or consolidation of any BIF member with any SAIF member, the assumption of any liability by any BIF member to pay any deposits of any SAIF member or VICE VERSA, or the transfer of any assets of any BIF member to any SAIF member in consideration for the assumption of liabilities of such BIF member or VICE VERSA, provided that certain conditions are met and, in the case of any acquiring, assuming or resulting depository institution which is a BIF member, such institution continues to make payment of SAIF assessments on the portion of liabilities attributable to any acquired, assumed or merged SAIF-insured institution.
     As a result of their ownership of North Carolina-chartered commercial banks, CCBF and SCBC each is registered under the bank holding company laws of North Carolina. Accordingly, CCBF and SCBC and their subsidiaries are subject to regulation by the Commissioner. The Commissioner has asserted authority to examine North Carolina bank holding companies and their affiliates and is in the process of formulating regulations in this area. Further, as a result of their ownership of North Carolina-chartered savings banks, CCBF and SCBC each also is registered under the savings bank holding company laws of North Carolina. Thus, CCBF and SCBC also are subject to regulation and supervision by the Administrator.
     CCB AND SCB. CCB and SCB each is organized as a North Carolina-chartered commercial bank and is subject to various statutory requirements and to rules and regulations promulgated and enforced by the Commissioner and the FDIC. Their deposits are insured by the BIF. SCB also has a portion of its deposits insured by the SAIF as a result of its acquisition of First Federal in September 1994. A portion of CCB's deposits are SAIF-insured as a result of the assumption of certain deposits of a thrift institution during 1993. Further, upon the anticipated merger of Lenoir into CCB, the portion of CCB's deposits attributable to Lenoir also will be SAIF-insured.
     North Carolina commercial banks, such as CCB and SCB, are subject to legal limitations on the amounts of dividends they are permitted to pay. Prior approval of the Commissioner is required if the total of all dividends declared by CCB or SCB in any calendar year exceeds its net profits (as defined by statute) for that year combined with its retained net profits (as defined by statute) for the preceding two calendar years, less any required transfers to surplus. Also, under the 1991 Banking Law an insured depository institution, such as CCB or SCB, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is defined in the statute). Based on their current financial condition, CCBF and SCBC do not expect that this provision will have any impact on CCB's or SCB's ability to pay dividends.
     As a North Carolina chartered, FDIC-insured commercial bank which is not a member of the Federal Reserve System, CCB and SCB each is subject to capital requirements imposed by the FDIC. Under the FDIC's regulations, state nonmember banks that (a) receive the highest rating during the examination process and (b) are not anticipating or experiencing any significant growth, are required to maintain a minimum leverage ratio of 3% of Tier I capital to average total consolidated
                                       56
assets; all other banks are required to maintain a minimum ratio of 1% or 2% above the stated minimum, with a minimum leverage ratio of not less than 4%.
     The following table sets forth CCB's and SCB's regulatory capital positions at September 30, 1994:

                                                                                               RISK-BASED CAPITAL
                                                       LEVERAGE CAPITAL                TIER 1                      TOTAL
                                                     AMOUNT     % OF ASSETS     AMOUNT     % OF ASSETS     AMOUNT     % OF ASSETS
                                                                               (DOLLARS IN THOUSANDS)
CCB
  Actual.........................................   $208,826        6.98%      $208,826        8.60%      $256,362       10.56%
  Minimum capital standard.......................     89,741        3.00         97,097        4.00        194,193        8.00
  Excess of actual regulatory capital over
     minimum regulatory capital standard.........   $119,085        3.98%      $111,729        4.60%      $ 62,169        2.56%
SCB
  Actual.........................................   $ 48,302       11.92%      $ 48,302       15.20%      $ 52,283       16.46%
  Minimum capital standard.......................     12,157        3.00         12,707        4.00         25,415        8.00
  Excess of actual regulatory capital over
     minimum regulatory capital standard.........   $ 36,145        8.92%      $ 35,595       11.20%      $ 26,868        8.46%

     CCB and SCB each also is subject to insurance assessments imposed by the FDIC. Under current law, as amended by the 1991 Banking Law, the insurance assessment to be paid by BIF-insured institutions shall be as specified in a schedule required to be issued by the FDIC that would specify, at semiannual intervals, target reserve ratios designed to increase the reserve ratio to 1.25% of estimated insured deposits (or such higher ratio as the FDIC may determine in accordance with the statute) in 15 years. Further, the FDIC is authorized, under the 1991 Banking Law, to impose one or more special assessments in any amount deemed necessary to enable repayment of amounts borrowed by the FDIC from the United States Treasury Department. Effective January 1, 1993, the FDIC replaced the uniform assessment rate with a transitional risk-based assessment schedule which became fully effective in January 1994, having assessments ranging from 0.23% to 0.31% of an institution's average assessment base. The actual assessment to be paid by each BIF member is based on an institution's assessment risk classification, which is determined based on whether the institution is considered "well capitalized," "adequately capitalized" or "under capitalized," as such terms have been defined in applicable federal regulations adopted to implement the prompt corrective action provisions of the 1991 Banking Law, and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. (See "- Impact of the 1991 Banking Law".) Based on the current financial condition and capital levels of CCB and SCB, CCBF and SCBC do not expect that the transitional risk-based assessment schedule will have a material impact on CCB's or SCB's future earnings.
     Further, under current federal law, depository institutions are subject to the restrictions contained in Section 22(h) of the Federal Reserve Act with respect to loans to directors, executive officers and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who own more than 10% of a depository institution (18% in the case of institutions located in an area with less than 30,000 in population), and certain affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the institution's loan-to-one-borrower limit as established by federal law (as discussed below).
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and shareholders who own more than 10% of an institution, and their respective affiliates, unless such loans are approved in advance by a majority of the board of directors of the institution. Any "interested" director may not participate in the voting. The Federal Reserve has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, pursuant to Section 22(h), the Federal Reserve requires that loans to directors, executive officers, and principal shareholders be made on terms substantially the same as offered in comparable transactions to other persons.
     CCB and SCB each is subject to FDIC-imposed loan-to-one-borrower limits which are substantially the same as those applicable to national banks. Under these limits, no loans and extensions of credit to any borrower outstanding at one time and not fully secured by readily marketable collateral shall exceed 15% of the unimpaired capital and unimpaired surplus of the bank. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and unimpaired surplus. These limits also authorize banks to make loans to one borrower, for any purpose, in an amount not to exceed $500,000.
                                       57

     Regulations promulgated by the FDIC pursuant to the 1991 Banking Law place limitations on the ability of insured depository institutions to accept, renew or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well capitalized" depository institutions may accept, renew or roll-over such deposits without restriction, "adequately capitalized" depository institutions may accept, renew or roll-over such deposits with a waiver from the FDIC (subject to certain restrictions on payments of rates) and "undercapitalized" depository institutions may not accept, renew or roll-over such deposits. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definition adopted by the agencies to implement the corrective action provisions of the 1991 Banking Law. (See " -- Impact of the 1991 Banking Law".)
     CCB and SCB each is subject to examination by the FDIC and the Commissioner. First Security Credit Corporation, SCB's consumer finance company subsidiary, also is subject to such examination. In addition, CCB and SCB each is subject to various other state and federal laws and regulations, including state usury laws, laws relating to fiduciaries, consumer credit and equal credit, fair credit reporting laws and laws relating to branch banking. CCB and SCB, as insured North Carolina commercial banks, each are prohibited from engaging as a principal in activities that are not permitted for national banks, unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.
     Under Chapter 53 of the North Carolina General Statutes, if the capital stock of a North Carolina commercial bank is impaired by losses or otherwise, the Commissioner is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder, upon 30 days notice, to sell as much as is necessary of the stock of such shareholder to make good the deficiency. CCBF is the sole shareholder of CCB, and SCBC is the sole shareholder of SCB.
     SAVINGS BANK SUBSIDIARIES. CCBF's and SCBC's savings banks subsidiaries (the "Savings Banks") are North Carolina-chartered savings banks and members of the Federal Home Loan Bank system (the "FHLB System"). Their deposits are insured by the FDIC through the SAIF, and they each are subject to examination and regulation by the FDIC and the Administrator and to regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities, and general investment authority.
     Effective October 1, 1991, the North Carolina General Assembly enacted Chapter 54C of the North Carolina General Statutes ("Chapter 54C") which created a state savings bank ("SSB") charter. An SSB is a North Carolina chartered financial institution regulated by the FDIC and the Administrator (but not by the OTS) with its deposit accounts insured by either the SAIF or the BIF of the FDIC. Each of the Savings Banks converted to an SSB charter in order to reduce the regulatory cost and burden imposed by the overlapping regulatory jurisdiction of three regulatory agencies. The conversions were effected in order to reduce substantially the amounts that the Savings Banks would otherwise pay to OTS in assessments, application and securities filing fees.
     Prior to their conversions to savings bank charters, the Savings Banks were regulated by the OTS in addition to the FDIC and the Administrator. Consequently, they were subject to various operating requirements and restrictions imposed by the OTS. Additionally, they were regulated by the Administrator under North Carolina law as savings and loan associations rather than as savings banks. The following discussion sets forth the regulatory requirements and restrictions to which the Savings Banks became subject upon their conversions to savings banks.
     As SAIF-insured institutions, the Savings Banks are subject to insurance assessments imposed by the FDIC. Under current law, as amended by the 1991 Banking Law, the insurance assessment paid by SAIF-insured institutions must be the greater of 0.15% of the institution's average assessment base (as defined) or such rate as the FDIC, in its sole discretion, determines to be appropriate to be able to increase (or maintain) the reserve ratio to 1.25% of estimated insured deposits (or such higher ratio as the FDIC may determine in accordance with the statute) within a reasonable period of time. Through December 31, 1993, the assessment rate could not be less than 0.23% of the institution's average assessment base, and from January 1, 1994 through December 31, 1997, the assessment rate must not be less than 0.18% of the institution's average assessment base. In each case the assessment rate may be higher if the FDIC, in its sole discretion, determines such higher rate to be appropriate. Effective January 1, 1993, the annual assessment rate is determined pursuant to the transitional risk-based assessment schedule issued by the FDIC pursuant to the 1991 Banking Law, which imposes assessments ranging from 0.23% to 0.31% of an institution's average assessment base. The actual assessment to be paid by each SAIF member will be
                                       58
based on the institution's assessment risk classification, which will be determined based on whether the institution is considered "well capitalized", "adequately capitalized" or "undercapitalized" (as such terms have been defined in federal regulations adopted to implement the prompt corrective action provisions of the 1991 Banking Law), and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. (See " -- Impact of the 1991 Banking Law".) The Savings Banks do not anticipate any material increase in their insurance assessments.
     Upon their conversions to savings banks, the Savings Banks ceased to be subject to the capital requirements of the OTS and became subject to the capital requirements of the FDIC and the Administrator. The FDIC requires each of the Savings Banks to have a minimum leverage ratio of Tier I capital to average total assets of at least 3%; provided, however, that all institutions, other than those (i) receiving the highest rating during the examination process and
(ii) not anticipating or experiencing any significant growth, are required to maintain a ratio of 1% or 2% above the stated minimum, with a minimum leverage ratio of not less than 4%. The FDIC also requires each of the Savings Banks to have a ratio of total capital to risk-weighted assets of at least 8%. The Administrator requires a net worth equal to at least 5% of total assets. At September 30, 1994, each of the Savings Banks complied with the net worth requirements of the FDIC and the Administrator.
     The following table sets forth the consolidated FDIC regulatory capital positions of Lenoir, Graham, OMNIBANK, Citizens and Home Savings as of September 30, 1994:

                                                                                                 RISK-BASED CAPITAL
                                                           LEVERAGE CAPITAL              TIER ONE                   TOTAL
                                                        AMOUNT     % OF ASSETS    AMOUNT     % OF ASSETS    AMOUNT     % OF ASSETS
                                                                                  (DOLLARS IN THOUSANDS)
LENOIR
  Actual.............................................   $22,834        9.83%      $22,834       21.07%      $24,908       22.98%
  Minimum capital standard...........................     6,971        3.00         4,335        4.00         8,671        8.00
  Excess of actual regulatory capital over minimum
     regulatory capital standard.....................   $15,863        6.83%      $18,499       17.07%      $16,237       14.98%
GRAHAM
  Actual.............................................   $22,314       17.87%      $22,314       36.26%      $23,364       37.97%
  Minimum capital standard...........................     3,747        3.00         2,462        4.00         4,923        8.00
  Excess of actual regulatory capital over minimum
     regulatory capital standard.....................   $18,567       14.87%      $19,852       32.26%      $18,441       29.97%
OMNIBANK
  Actual.............................................   $27,047       11.82%      $27,047       20.06%      $28,735       21.31%
  Minimum capital standard...........................     6,867        3.00         5,394        4.00        10,788        8.00
  Excess of actual regulatory capital over minimum
     regulatory capital standard.....................   $20,180        8.82%      $21,653       16.06%      $17,947       13.31%
CITIZENS
  Actual.............................................   $13,736        6.62%      $13,736       12.00%      $15,171       13.25%
  Minimum capital standard...........................     6,223        3.00         4,579        4.00         9,159        8.00
  Excess of actual regulatory capital over minimum
     regulatory capital standard.....................   $ 7,513        3.62%      $ 9,157        8.00%      $ 6,012        5.25%
HOME SAVINGS
  Actual.............................................   $ 7,430        7.75%      $ 7,430       14.46%      $ 8,074       15.72%
  Minimum capital standard...........................     2,876        3.00         2,055        4.00         4,109        8.00
  Excess of actual regulatory capital over minimum
     regulatory capital standard.....................   $ 4,554        4.75%      $ 5,375       10.46%      $ 3,965        7.72%

     Federal Reserve regulations adopted pursuant to the Depository Institutions Deregulation and Monetary Control Act of 1980 require savings associations and savings banks to maintain reserves against their transaction accounts (primarily negotiable order of withdrawal accounts) and certain nonpersonal time deposits. The reserve requirements are subject to adjustment by the Federal Reserve. As of September 30, 1994, each of the Savings Banks was in compliance with the applicable reserve requirements of the Federal Reserve.
                                       59

     The Savings Banks are subject to the same FDIC regulations as CCB and SCB regarding the ability of insured depository institutions to accept, renew, or roll-over deposits offering rates of interest significantly higher than generally prevailing market rates. Management of CCBF and SCBC do not believe these regulations will have a materially adverse effect on the current operations of their respective savings bank subsidiaries.
     The Savings Banks are subject to North Carolina law which requires that at least 60% of their respective assets be investments that qualify under certain Internal Revenue Service guidelines. As of September 30, 1994, each Savings Bank was in compliance with the North Carolina law.
     FDIC law and regulations generally provide that state savings banks may not engage as principal in any type of activity, or in any activity in an amount, not permitted for national banks, or directly acquire or retain any equity investment of a type or in an amount not permitted for national banks. The FDIC has authority to grant exceptions to these prohibitions (other than with respect to non-service corporation equity investments) if it determines no significant risk to the SAIF is posed by the amount of the investment or the activity to be engaged in and if the savings bank is and continues to be in compliance with fully phased-in capital standards. National banks are generally not permitted to hold equity investments other than shares of service corporations and certain federal agency securities. Moreover, the activities in which service corporations are permitted to engage are limited to those of service corporations for national banks.
     FDIC regulations generally prohibit any savings institution (state or federal) from directly or indirectly acquiring or retaining any corporate debt security that is not of investment grade (generally referred to as "junk bonds"). Any savings institution that held corporate debt securities not of investment grade prior to August 9, 1989 was required to divest those securities as quickly as could be prudently done, but in no event later than July 1, 1994, and to file an application setting forth its plans for divestiture with the FDIC. At September 30, 1994, none of the Savings Banks owned any corporate debt securities not of investment grade for which such divestiture was required. Additionally, FDIC regulations impose restrictions on the lending limits of state-chartered savings banks, including percentage limitations on the total investment in various types of loans, including limitations which (i) limit total non-residential real estate loans to 400% of capital, (ii) limit total commercial, corporate, business or agricultural loans to 10% of assets, and
(iii) limit total consumer loans, commercial paper and corporate debt securities to 35% of assets. At September 30, 1994, each Savings Bank was in compliance with such requirements.
     FIRREA also generally requires any savings institution that proposes to establish or acquire a new subsidiary, or to conduct new activities through an existing subsidiary, to notify the FDIC at least 30 days prior to the establishment or acquisition of any subsidiary, or at least 30 days prior to conducting any such new activity. Any such activities must be conducted in accordance with the regulations and orders of the FDIC and the Administrator.
     The Savings Banks derive their authority from, and are regulated by, the Administrator. The Administrator has the right to promulgate rules and regulations necessary for the supervision and regulation of savings banks under his jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Administrator includes, but is not limited to, (i) the establishment of reserve requirements, (ii) the regulation of the payment of dividends, (iii) the regulation of incorporators, shareholders, directors, officers and employees, (iv) the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments, and (v) regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest. North Carolina law requires that each savings bank maintain federal deposit insurance as a condition of doing business.
     The Administrator conducts regular annual examinations of savings banks as well as other state-chartered savings institutions in North Carolina. The purpose of such examinations is to assure that institutions are being operated in compliance with applicable North Carolina law and regulations and in a safe and sound manner. These examinations are usually conducted on a joint basis with the FDIC. In addition, the Administrator is required to conduct an examination of any institution when he has good reason to believe the standing and responsibility of the institution is of doubtful character or when he otherwise deems it prudent. The Administrator is empowered to order the revocation of the license of an institution if he finds that it has violated or is in violation of any North Carolina law or regulation and that revocation is necessary in order to preserve the assets of the institution and protect the interest of its depositors. The Administrator has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice or unfair and discriminatory practice in the conduct of its business or in violation of any other law, rule or regulation.
     A North Carolina savings bank must maintain net worth of 5% of total assets and liquidity of 10% of total assets, as discussed above. Additionally, it is required to maintain general valuation allowances and specific loss reserves in the same amounts as required by the federal regulators.
                                       60

     A stock savings bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. Accordingly, each of the Savings Banks is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, it would become "undercapitalized" (as such term is defined in the 1991 Banking Law).
     In addition, under North Carolina law, each of the Savings Banks is also subject to the restriction that it is not permitted to declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would be to cause its net worth to be reduced below the amount for the liquidation account established in connection with its conversion from mutual to stock form.
     Subject to limitations established by the Administrator, state savings banks may make any loan or investment or engage in any activity which is permitted to federally chartered savings institutions. In addition to such lending authority, savings banks are authorized to invest funds, in excess of loan demand, in certain statutorily permitted investments, including but not limited to (i) obligations of the United States, or those guaranteed by it; (ii) obligations of the State of North Carolina; (iii) bank demand or time deposits;
(iv) stock or obligations of the federal deposit insurance fund or a Federal Home Loan Bank; (v) savings accounts of any savings and loan association as approved by the board of directors; and (vi) stock or obligations of any agency of the State of North Carolina or of the United States or of any corporation doing business in North Carolina whose principal business is to make education loans.
     North Carolina law provides a procedure by which savings institutions may consolidate or merge, subject to the approval of the Administrator. The approval is conditioned upon findings by the Administrator that, among other things, such merger or consolidation will promote the best interests of the members or shareholders of the merging institutions. North Carolina law also provides for simultaneous mergers and conversions and for supervisory mergers conducted by the Administrator.
     IMPACT OF THE 1991 BANKING LAW. Among other things, the 1991 Banking Law provides increased funding for the BIF and the SAIF, and provides for expanded regulation of depository institutions and their affiliates, including parent holding companies.
     The 1991 Banking Law provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system which the FDIC implemented on a transitional basis effective January 1, 1993. The BIF and SAIF funding provisions could result in different assessment rates on deposits of BIF and SAIF institutions. No assurance can be given at this time as to what levels of assessments against insured deposits will be applied in the future.
     The 1991 Banking Law provides the federal banking agencies with broad powers to take corrective action to resolve the problems of insured depository institutions. The extent of these powers will depend upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized,"or "critically undercapitalized." In September 1992, each of the federal banking agencies issued final uniform regulations to be effective December 19, 1992, which define such capital levels. Under the final regulations, an institution is considered "well capitalized"if it has (i) a total risk-based capital ratio of 10% or greater, (ii) a Tier I risk-based capital ratio of 6% or greater, (iii) a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" institution is defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier I risk-based capital ratio of 4% or greater and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of an institution with the highest examination rating). An institution is considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier I risk-based capital ratio of less than 4% or (iii) a leverage ratio of less than 4% (or 3% in the case of an institution with the highest examination rating; (B) "significantly undercapitalized" if the institution has (i) a total risk-based capital ratio of less than 6%, or (ii) a Tier I risk-based capital ratio of less than 3% or (iii) a leverage ratio of less than 3% and (C) "critically undercapitalized" if the institution has a ratio of tangible equity to total assets equal to or less than 2%.
     The 1991 Banking Law also amended the prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. In June 1992, the FDIC issued final regulations implementing these provisions regulating brokered deposits. Under the regulations, "well-capitalized" banks may accept brokered deposits without restrictions, "adequately capitalized" banks may accept brokered deposits with a waiver from the FDIC (subject to certain restrictions on payment of rates), while "under-capitalized" banks
                                       61
may not accept brokered deposits. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "under capitalized" are the same as the definitions adopted by the agencies to implement the prompt corrective action provisions of the 1991 Banking Law (as described in the previous paragraph). CCBF and SCBC does not believe that these regulations have had or will have a material adverse effect on the current operations of their respective depository institution subsidiaries.
     To facilitate the early identification of problems, the 1991 Banking Law required the federal banking agencies to review and, under certain circumstances, prescribe more stringent accounting and reporting requirements than those required by generally accepted accounting principles. The FDIC issued a final rule, effective July 2, 1993, implementing those provisions. The rule, among other things, requires that management report on the institutions's responsibility for preparing financial statements and establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness, and that independent auditors attest to and report separately on assertions in management's reports concerning compliance with such laws and regulations, using FDIC-approved audit procedures.
     The 1991 Banking Law further requires the federal banking agencies to develop regulations requiring disclosure of contingent assets and liabilities and, to the extent feasible and practicable, supplemental disclosure of the estimated fair market value of assets and liabilities. The 1991 Banking Law also requires annual examinations of all insured depository institutions by the appropriate federal banking agency, with some exceptions for small, well-capitalized institutions and state chartered institutions examined by state regulators. Moreover, the federal banking agencies are required to set operational and managerial, asset quality, earnings and stock valuation standards for insured depository institutions and depository institution holding companies, as well as compensation standards for insured depository institutions that prohibit excessive compensation, fees or benefits to officers, directors, employees, and principal shareholders.
     The foregoing necessarily is a general description of certain provisions of the 1991 Banking Law and does not purport to be complete. Several of the provisions of the 1991 Banking Law will be implemented through regulations issued by the various federal banking agencies, only a portion of which have been adopted in final form. The effect of the 1991 Banking Law on CCBF, SCBC and their respective subsidiaries will not be fully ascertainable until after all of the provisions are effective and after all of the regulations are adopted.
                         CAPITAL STOCK OF CCBF AND SCBC
     The SCBC shareholders' current rights as shareholders are governed by SCBC's Restated Articles of Incorporation (the "SCBC Articles") and Bylaws and by the NCBCA. Upon consummation of the Merger, SCBC's shareholders (other than those who exercise Dissenters' Rights) will become shareholders of CCBF and their rights will be the same as all other CCBF shareholders and will be governed by CCBF's Restated Articles of Incorporation (the "CCBF Articles") and Bylaws, a Rights Agreement dated as of February 26, 1990 pertaining to the CCBF Rights (the "CCBF Rights Agreement"), and by the NCBCA. Certain differences exist between the current rights of SCBC's shareholders as holders of SCBC Stock and their rights after the Effective Time as holders of CCBF Stock.
     THE FOLLOWING IS ONLY A GENERAL SUMMARY OF CERTAIN MATERIAL DIFFERENCES IN THE RIGHTS OF SCBC'S AND CCBF'S SHAREHOLDERS AND IS NOT INTENDED TO BE COMPLETE. REFERENCE IS MADE TO THE ARTICLES, BYLAWS AND OTHER GOVERNING INSTRUMENTS OF SCBC AND CCBF AND TO THE NCBCA FOR A MORE COMPLETE DESCRIPTION OF SUCH DIFFERENCES. SCBC'S SHAREHOLDERS ALSO SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL WITH RESPECT TO SPECIFIC DIFFERENCES AND CHANGES IN THEIR RIGHTS AS SHAREHOLDERS WHICH WILL RESULT FROM THE MERGER.
AUTHORIZED CAPITAL STOCK
     SCBC's authorized capital stock consists of 25,000,000 shares of no par
common stock, of which             shares were issued and outstanding at January
  , 1995, and (ii) 5,000,000 shares of no par serial preferred stock, of which
there were no shares issued and outstanding at January   , 1995.
     CCBF's authorized capital stock consists of 30,000,000 shares of $5.00 par
value common stock, of which             shares were issued and outstanding at
January   , 1995, and (ii) 5,000,000 shares of serial preferred stock, of which
there were no shares issued and outstanding at January   , 1995.
                                       62

     By amendment to their respective Articles which may be adopted without shareholder approval, SCBC's and CCBF's Boards of Directors each may divide shares of their respective authorized serial preferred stock into, and issue the same in, one or more classes and in one or more series within each class, and their Boards of Directors each are authorized to determine and fix the designations, relative rights, preferences and limitations of shares in each such class and series of preferred stock so established. Subject to applicable law and Nasdaq bylaws, shares of each such class or series may be issued from time to time without shareholder approval at such times, for such purposes and for such consideration as each respective Board of Directors may deem advisable.
     For use in connection with the "Rights Plan" (as described below), CCBF's Board of Directors has established a series of preferred stock designated as its Series A Junior Participating Preferred Stock ("Series A Preferred") consisting
of         shares and having certain special rights for purposes of dividends and other distributions, voting, dissolution and liquidation, and in connection with certain mergers of CCBF. No shares of Series A Preferred have been issued. CCBF RIGHTS PLAN
     The CCBF Rights Agreement provides for a plan (the "Rights Plan") pursuant to which one CCBF Right was distributed during 1990 to CCBF's shareholders for each of their shares of CCBF Stock. Also under the Rights Plan, after the date of the CCBF Rights Agreement and before the earlier of the "Distribution Date" (as defined below) or the date of redemption or expiration of the CCBF Rights, each new share of CCBF Stock issued (including the shares into which SCBC Stock will be converted in connection with the Merger) also has attached to it one CCBF Right.
     The CCBF Rights currently are not exercisable, but may become so in the future on a date (the "Distribution Date") which is 20 business days after (i) a public announcement that any person or group has become an "Acquiring Person" by acquiring beneficial ownership of 15% or more of the outstanding CCBF Stock, or
(ii) the date of commencement by any person of, or the announcement by any person of his intention to commence, a tender or exchange offer which would result in his becoming an Acquiring Person. However, after the time any person becomes an Acquiring Person, all CCBF Rights held by or transferred to such person (or any associate or affiliate of such person) shall be void and of no effect.
     Until the Distribution Date, each CCBF Right will be evidenced by the certificate evidencing the CCBF Stock to which it relates and may be transferred only with such CCBF Stock, and the surrender for transfer of any CCBF Stock certificate also will constitute the transfer of the CCBF Rights related thereto. After the Distribution Date, separate certificates evidencing each CCBF Right will be distributed to the record holders of the CCBF Stock to which such Rights are attached, and each such CCBF Right may then be exercised to purchase .01 of a share of Series A Preferred for a price of $100 (the "Purchase Price") (all as adjusted from time to time as described in the CCBF Rights Agreement). In the alternative (and subject to certain exceptions), after any person becomes an Acquiring Person (i) each CCBF Right may be exercised to purchase the number of shares of CCBF Stock equal to the result obtained by multiplying the then current Purchase Price by the number of Series A Preferred interests covered by the CCBF Right, and dividing that product by 50% of the market price of a share of CCBF Stock, or, (ii) unless the Acquiring Person has become the beneficial owner of more than 50% of the outstanding CCBF Stock, CCBF's Board of Directors at its option may exchange one share of CCBF Stock, or a number of shares of Series A Preferred having voting rights equivalent to one share of CCBF Stock, for all or part of the outstanding CCBF Rights.
     If CCBF is acquired in a merger or other business combination or if 50% of its consolidated assets or earnings power is sold, each CCBF Right will entitle the holder, other than the Acquiring Person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the CCBF Right.
     CCBF Rights will expire on February 26, 2000, and may be redeemed by CCBF at any time prior to the acquisition by a person or group of 15% or more of the outstanding CCBF Stock, at a price of $.01 per CCBF Right.
SPECIAL MEETINGS OF SHAREHOLDERS
     Under SCBC's Bylaws, a special meeting of SCBC's shareholders may be called only by the Chairman, Chief Executive Officer or President or by a majority of the Board of Directors, and shareholders generally have no right to call a special meeting or to require that a special meeting be called.
     CCBF's Bylaws require that a special meeting of shareholders be held upon the written request of the holders of a least 10% of all shares entitled to be voted at such a meeting.
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DIRECTORS
     NUMBER OF DIRECTORS. The SCBC Articles provide that the number of SCBC's directors be not less than nine nor more than 30. SCBC's Bylaws authorize SCBC's Board of Directors to set and change the number of directors from time to time within the minimum and maximum numbers. SCBC's directors are divided into three classes and are elected to staggered three-year terms so that the terms of approximately one-third of SCBC's directors expire each year.
     Under CCBF's Bylaws, its Board of Directors consists of not less than five nor more than 30 directors, with the actual number of directors to be determined from time to time by a majority of the votes which all shareholders are at the time entitled to cast. However, CCBF's Bylaws are proposed to be amended to authorize the Board of Directors to set and change the number of CCBF's directors from time to time within the above minimum and maximum numbers. (See "PROPOSAL TO AMEND CCBF'S BYLAWS".) CCBF's directors are elected to one-year terms, and the terms of all CCBF's directors expire each year.
     VACANCIES RESULTING FROM INCREASE IN NUMBER. SCBC's Bylaws provide that vacancies existing on the Board of Directors resulting from an increase in the number of directors may be filled by SCBC's Board of Directors.
     CCBF's Bylaws provide that any such vacancy may be filled only by election at a meeting of CCBF's shareholders. CCBF's Bylaws are proposed to be amended to authorize the Board of Directors to appoint new directors to fill vacancies resulting from an increase (within the above minimum and maximum numbers) by the Board of Directors in the number of CCBF's directors. (See "PROPOSAL TO AMEND CCBF'S BYLAWS".)
     RELEASE FROM LIABILITY. The SCBC Articles generally provide that, with certain exceptions, SCBC's directors shall not be personally liable for monetary damages in an amount greater than $5,000 in any action by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors.
     The CCBF Articles contain a similar provision that generally eliminates any such personal liability on the part of CCBF's directors without regard to amount.
     NOMINATIONS. SCBC's Bylaws provide that a shareholder may nominate a person for election as a director at a shareholders' meeting only if the shareholder gives written notice of such nomination to SCBC's Secretary not less than 50 nor more than 75 days prior to the meeting (or, in the case of a special meeting held to elect directors, no later than the close of business on the tenth day following the earlier of the date on which notice of the special meeting is mailed or the date of public disclosure of such meeting). SCBC's Bylaws specify information that must be contained in the shareholder's written notice and provide that no person shall be eligible for election as a director (and that such person's nomination may be disregarded) unless nominated in accordance with the specified procedures.
     CCBF's Bylaws do not contain similar provision restricting or conditioning shareholder nominations.
CONSTITUENCIES
     The SCBC Articles require that SCBC's Board of Directors, when evaluating any offer of a person owning 10% or more of the outstanding shares of SCBC Stock to make a tender or exchange offer for any equity security of SCBC, to merge or consolidate SCBC with another corporation, or to purchase or otherwise acquire all or substantially all the assets of SCBC, shall, in connection with the exercise of its judgment in determining what is in the best interests of SCBC and its shareholders, give due consideration to (i) the social and economic effects of the acceptance of such offer on SCBC's depositors, borrowers, other customers, and employees, and on the communities in which SCBC or any of its subsidiaries operates or is located, and (ii) the ability of SCBC and its subsidiaries to fulfill the objectives of a bank holding company and commercial banking entities, respectively, under applicable federal and state statutes and regulations.
     No comparable provision exists in the CCBF Articles or in CCBF's Bylaws. BUSINESS COMBINATIONS AND CHANGES IN CONTROL
     CHARTER PROVISIONS. In general, the NCBCA requires that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a business corporation be approved by the corporation's shareholders by a majority of the votes entitled to be cast on the proposed transaction. However, the CCBF Articles contain two "supermajority" provisions that, in the case of certain business combination transactions, require a higher vote of CCBF's shareholders than otherwise would be required by the NCBCA. The first such provision ("CCBF's 75% Vote Requirement") provides that, except as described below, the affirmative vote of the holders of not less than 75% of the outstanding shares of all classes of CCBF's capital stock, voting together as a single class (unless class voting rights are
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specifically permitted for any class), will be required to approve any agreement, plan or arrangement providing for the merger or consolidation of CCBF with any other corporation, or the sale, lease or exchange of all or substantially all of CCBF's assets, which otherwise would require shareholder approval under the NCBCA.
     CCBF's second supermajority provision ("CCBF's 85% Vote Requirement") requires that, in addition to CCBF's 75% Vote Requirement (and notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise), certain "CCBF Business Combinations" with "Interested Shareholders" (as those terms are defined below) require the affirmative vote of both (i) the holders of at least 85% of each class of outstanding shares of capital stock entitled to vote generally in the election of directors (each voting separately as a class), and (ii) a majority in interest of the holders of the issued and outstanding voting stock of the corporation held by persons other than an Interested Shareholder or an affiliate or associate of an Interested Shareholder. However, CCBF's 85% Vote Requirement will not apply in the case of a CCBF Business Combination that has been approved by a majority of CCBF's directors who are not affiliated with the Interested Shareholder and who became directors before the Interested Shareholder became such (the "CCBF Continuing Directors") or which satisfies the "CCBF Fair Price Provisions" (as described below) also contained in the CCBF Articles.
     The term "CCBF Business Combination" generally includes: (i) any merger or consolidation of CCBF or a subsidiary with an Interested Shareholder or an affiliate or associate of an Interested Shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder or an affiliate or associate of an Interested Shareholder of all or substantially all, or as much as 10% of, the assets or businesses of CCBF or any subsidiary; (iii) any purchase, exchange, lease or other acquisition by CCBF or any subsidiary of all or substantially all, or as much as 10% of, the assets or businesses of an Interested Shareholder or an affiliate or associate of an Interested Shareholder; (iv) the issuance or transfer of any securities of CCBF or any subsidiary to an Interested Shareholder or an affiliate or associate of an Interested Shareholder for consideration having a value of more than $5 million; (v) the adoption of any plan proposed by or on behalf of an Interested Shareholder or an affiliate or associate of an Interested Shareholder for the liquidation or dissolution of CCBF; (vi) any recapitalization or reclassification of securities, or any merger or consolidation of CCBF with any of its subsidiaries, or any other transaction (whether or not involving an Interested Shareholder) that would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of CCBF or any subsidiary which is directly or indirectly owned by an Interested Shareholder or an affiliate or associate or an Interested Shareholder.
     An "Interested Shareholder" for purposes of CCBF's 85% Vote Requirement generally is any person who: (i) together with his or its affiliates, beneficially owns, directly or indirectly, 20% or more of any class of CCBF's outstanding voting stock, (ii) is an affiliate of CCBF and at any time within the preceding two years beneficially owned, directly or indirectly, 20% or more of any class of CCBF's outstanding voting stock, or (iii) is an assignee of or has otherwise succeeded to any shares of any class of outstanding voting stock which at any time within the preceding two years were beneficially owned by any Interested Shareholder.
     The SCBC Articles do not contain a supermajority provision similar to CCBF's 75% Vote Requirement, but they do contain a provision similar to CCBF's 85% Vote Requirement which requires the affirmative vote of the holders of at least 66.67% of the outstanding shares of SCBC's capital stock entitled to vote in the election of directors, voting separately as a class ("SCBC's 66.67% Vote Requirement"), to approve or authorize transactions in connection with a combination, acquisition, merger or purchase or sale of a substantial portion (20% or more) of the assets of SCBC (or any of its subsidiaries) with, by or into a "Related Party" (as defined below) if such transaction also requires the approval of, or notice to and absence of objection by, the Federal Reserve, the FDIC, the Commission or the Federal Trade Commission, or Anti-Trust Division of the United States Department of Justice (an "SCBC Business Combination"). However, SCBC's 66.67% Vote Requirement will not apply in the case of an SCBC Business Combination that has been approved by two-thirds of SCBC's directors who are not affiliated with the Related Party and who became directors before the Related Party became such (the "SCBC Continuing Directors") or which satisfies the "SCBC Fair Price Provisions" (as described below) also contained in the SCBC Articles.
     A "Related Party" for purposes of SCBC's 66.67% Vote Requirement generally is any person who, together with his or its affiliates and associates, beneficially owns, directly or indirectly, in the aggregate 10% or more of SCBC's outstanding voting stock.
     FAIR PRICE PROVISIONS. A provision of the CCBF Articles (the "CCBF Fair Price Provision") provides that the CCBF 85% Vote Requirement will not apply in the case of a CCBF Business Combination if: (i) the aggregate consideration to be received per share of CCBF Stock by CCBF's shareholders is not less than the higher of (A) the highest price per share paid
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by the Interested Shareholder for CCBF Stock within two years preceding the announcement of the CCBF Business Combination or the date the person became an Interested Shareholder or (B) the fair market value per share of CCBF Stock on such announcement date or on the date the person became an Interested Shareholder; (ii) the aggregate consideration to be received by CCBF's shareholders per share of any other class of CCBF's voting stock other than CCBF Stock is not less than the higher of (A) the highest price per share paid by the Interested Shareholder for shares of such other class of voting stock within two years preceding the announcement of the CCBF Business Combination or the date the person became an Interested Shareholder, (B) the highest preferential amount per share to which holders of shares of such other class are entitled in the event of any liquidation, dissolution or winding up of CCBF, or (C) the fair market value per share of such other class on such announcement date or on the date the person became an Interested Shareholder; (iii) the consideration to be received by CCBF's shareholders is in cash or in the same form as the consideration paid by the Interested Shareholder in acquiring shares already owned (provided, that if the Interested Shareholder has paid varying forms of consideration, the form of consideration paid to CCBF's shareholders in the CCBF Business Combination shall either be cash or the form used to acquire the largest number of shares of such class of voting stock already owned); (iv) except as approved by the CCBF Continuing Directors, after the Interested Shareholder has become such and prior to consummation of the CCBF Business Combination (A) there has been no failure to pay any regular quarterly dividend on any outstanding preferred stock or reduction in the annual dividend rate on CCBF Stock, and (B) the Interested Shareholder shall not have acquired beneficial ownership of any additional shares of CCBF voting stock; (iv) after becoming an Interested Shareholder, such person shall not have received the benefit of certain financial assistance or tax advantages; and (v) a proxy statement in conformity with the 1934 Act and regulations thereunder shall be mailed to all CCBF shareholders.
     A similar provision of the SCBC Articles (the "SCBC Fair Price Provision") provides that the SCBC 66.67% Vote Requirement will not apply in the case of an SCBC Business Combination if: (i) the aggregate consideration to be received per share of SCBC Stock by SCBC's shareholders (other than the Related Party) is not less than the highest price per share paid by such Related Party in acquiring SCBC Stock it already owns; (ii) except to the extent an SCBC shareholder agrees otherwise, the consideration to be received by SCBC's shareholders (other than the Related Party) is in the same form and of the same kind as the consideration paid by the Related Party in acquiring SCBC Stock it already owns (provided, that if the Related Party has paid varying forms of consideration, the form of consideration paid to SCBC's shareholders in the Business Combination shall either be cash or the form used to acquire the largest number of shares of SCBC Stock already owned); and (iii) a proxy statement in conformity with the 1934 Act and regulations thereunder shall be mailed to all SCBC shareholders and shall contain (A) any recommendations of the SCBC Continuing Directors as to the advisability or inadvisability of the SCBC Business Combination and (B) the opinion of reputable financial advisors selected by the SCBC Continuing Directors as to the fairness of the terms of the SCBC Business Combination from the point of view of all SCBC shareholders (other than any Related Party).
     NORTH CAROLINA SHAREHOLDER PROTECTION ACT. The North Carolina Shareholder Protection Act (the "Shareholder Protection Act") generally requires that, unless certain "fair price" and procedural requirements are satisfied, the affirmative vote of 95% of a corporation's voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation's voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. The Shareholder Protection Act is applicable to both SCBC and CCBF.
     CONTROL SHARE ACQUISITION ACT. The North Carolina Control Share Acquisition Act (the "Control Share Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors employed by the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation's directors, then the corporation's other stockholders may require the corporation to redeem their shares at their fair value. The Control Share Act is applicable to both SCBC and CCBF.
AMENDMENTS OF ARTICLES AND BYLAWS
     ARTICLES. Subject to certain conditions, an amendment to the CCBF Articles or SCBC Articles may be effected if the amendment is approved by the vote of the holders of a majority of the SCBC Stock or CCBF Stock, respectively, present at the shareholders meeting at which such amendment proposal is considered. However, unless recommended to SCBC's shareholders by a vote of two-thirds of the SCBC Continuing Directors (or, prior to the time an SCBC Business Combination is
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proposed, two-thirds of SCBC's entire Board of Directors), the affirmative vote of the holders of not less than 66.67% of SCBC's outstanding voting stock, voting separately as a class, is required to amend or repeal, or to adopt provisions having the effect of modifying or permitting circumvention of, SCBC's 66.67% Vote Requirement or the SCBC Fair Price Provision.
     The affirmative vote of the holders of not less than 75% of the outstanding shares of all classes of CCBF's capital stock, voting together as a single class (unless class voting rights are specifically permitted for any class), is required to amend or repeal provisions of CCBF's 75% Vote Requirement described above. Also, unless recommended to CCBF's shareholders by a vote of three-fourths of the CCBF Continuing Directors, the affirmative vote of both (i) the holders of not less than 85% of CCBF's outstanding voting stock (each voting separately as a class) and (ii) a majority in interest of the holders of outstanding CCBF voting stock held by persons other than an Interested Shareholder or any affiliate or associate of an Interested Shareholder, is required to amend or repeal, or to adopt provisions inconsistent with, the provisions of CCBF's 85% Vote Requirement and the CCBF Fair Price Provision.
     BYLAWS. SCBC's Bylaws may be amended or repealed, and new Bylaws may be adopted, only by the affirmative vote of 60% of all SCBC's directors in office at the time such action is submitted to a vote of the SCBC Board of Directors.
     CCBF's Bylaws may be amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a simple majority of CCBF's directors.
ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS
     Certain of the provisions of the SCBC Articles and CCBF Articles, and their respective Bylaws, discussed above may have the effect of preventing, discouraging or delaying a change in control of SCBC or CCBF not approved by their respective Board of Directors, but pursuant to which their respective shareholders might receive a substantial premium for their shares over current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.
     The authority of SCBC's and CCBF's respective Board to issue preferred stock with such rights and privileges as it may deem appropriate may enable such Board to prevent a change in control despite a shift in ownership of SCBC Stock or CCBF Stock. In addition, such Board's power to issue additional shares of SCBC Stock or CCBF Stock, as the case may be, may help delay or discourage a change in control by increasing the number of shares needed to gain control.
     The ability of SCBC's Board to expand the number of directors up to 30, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the Board to prevent for a period of time a person or entity owning a majority of the voting shares of SCBC from electing a majority of the directors of SCBC's Board. The provisions of CCBF's Bylaws that will result from the Bylaw Amendment would have the same effect. (See "PROPOSAL TO AMEND CCBF'S BYLAWS".) Further, the overall effect of the classification of SCBC's Board may be to delay a dissatisfied shareholder or anyone who obtains a majority interest in SCBC's voting shares from electing his or its designees to a majority of the seats on the SCBC Board.
     The Fair Price Provisions of the SCBC Articles and CCBF Articles are designed to discourage attempts to take over SCBC or CCBF in nonnegotiated transactions utilizing two-tier pricing tactics (which typically involve the accumulation of a substantial block of the target corporation's stock followed by a merger or other reorganization of the acquired company on terms determined by the purchaser). Therefore, due to the difficulties of complying with the requirements of such provisions, they have an anti-takeover effect and generally may discourage attempts to obtain control of SCBC or CCBF. As a result, holders of SCBC Stock or CCBF Stock may be deprived of an opportunity to sell their shares at a premium above the market price. In addition, the Fair Price Provisions would give veto power to the holders of a minority of the shares of SCBC's or CCBF's voting shares, and could give veto power to a minority of SCBC's or CCBF's Board of Directors, with respect to a SCBC Business Combination or a CCBF Business Combination, as applicable, which a majority of the shareholders and directors may believe to be desirable and beneficial. In any Business Combination not receiving the requisite approval of shareholders or of directors, requirements regarding minimum price, while providing objective pricing criteria, could be arbitrary and not indicative of value. The purpose of the Fair Price Provisions is to encourage potential acquirors to engage in arm's length negotiations with SCBC and CCBF before attempting a takeover transaction in order to provide protection for SCBC and CCBF and their respective shareholders and to insure that all shareholders receive a fair price for their shares. These provisions also are intended to prevent an acquiror from obtaining an initial control position and thereafter acquiring SCBC's or CCBF's remaining shares for a lower price or with a less desirable form of consideration.
     Similarly, CCBF's Rights Plan may have an anti-takeover effect. The Rights Plan would enable CCBF's existing shareholders to purchase shares of Series A Preferred at the stated Purchase Price or a number of shares of CCBF Stock at a price
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equal to approximately 50% of the then current fair market value of such stock.
The effect of the Rights Plan may be to discourage an uninvited or unfriendly attempt to acquire control of CCBF as the effect of purchases of Series A Preferred or CCBF Stock likely would be to cause an Acquiring Person to suffer substantial dilution of its voting power and significant deterioration in the value of its shares.
     The "constituencies" provision of the SCBC Articles could require the Board to address the interests of persons other than SCBC's shareholders. Accordingly, SCBC's Board might determine it should oppose certain transactions not in the interests of those other constituencies which it might otherwise tend to approve if only considering the shareholders' interests.
     The cumulative impact of the applicability of the Shareholder Protection Act and the Control Share Act is to render more difficult, or to discourage, a merger, tender offer or proxy contest, or the assumption of control by the holder of a large block of SCBC's or CCBF's voting securities, and would make more difficult any attempt to remove incumbent management, even if any one or more of the foregoing matters may be favorable to, or in the best interests, of SCBC's or CCBF's shareholders.
     Finally, the requirement that any amendment of the SCBC's Bylaws must be approved by 60% of the directors in office at the time such amendment is submitted to a vote of SCBC's Board allows a minority of SCBC's directors to prevent a Bylaw modification that is favored by a majority of the directors. Thus, if a person or entity were to acquire sufficient shares of SCBC Stock to elect a majority, but not 60%, of SCBC's directors, such person's ability to cause SCBC's Bylaws to be amended in a manner that would facilitate a change in control action would be restricted.
                                INDEMNIFICATION
     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.
     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.
     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.
     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.
     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the
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corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).
     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.
     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.
     INDEMNIFICATION BY CCBF AND SCBC. Subject to such restrictions as are provided by federal securities law, CCBF's and SCBC's Bylaws provide for indemnification of their respective directors and officers to the fullest extent permitted by law, and require their respective Board of Directors to take all actions necessary and appropriate to authorize such indemnification. In addition, CCBF and SCBC each currently maintains directors' and officers' liability insurance.
     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling CCBF or SCBC pursuant to the foregoing provisions, CCBF and SCBC have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.
     RELEASE OF DIRECTOR LIABILITY. As permitted by the NCBCA, the CCBF Articles and SCBC Articles limit the personal liability of their respective directors in any action by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors. The SCBC Articles generally provide that SCBC's directors shall not be liable for monetary damages in any such action in an amount greater than $5,000. The CCBF Articles generally eliminate any such liability on the part of CCBF's directors.
                                 LEGAL MATTERS
     The validity of the shares of CCBF Stock to be issued to SCBC's shareholders in connection with the Merger will be passed upon for CCBF by Ward and Smith, P.A., Raleigh, North Carolina. Ward and Smith, P.A. serves as special counsel to CCBF with respect to the Merger. Certain legal matters will be passed upon for SCBC by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina.
                                    EXPERTS
     The consolidated financial statements of CCBF as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The consolidated financial statements of SCBC as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The consolidated balance sheets of First Federal as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1993, included in SCBC's Current
                                       69

Report on Form 8-K dated December 6, 1994, and incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
                        PROPOSAL TO AMEND CCBF'S BYLAWS
     The Merger Agreement provides that six persons who are members of SCBC's Board of Directors be appointed as directors of CCBF at the Effective Time.
Article III, Section 2, of CCBF's Bylaws currently provides that the Board of Directors consist of not less than five nor more than 30 members, with the actual number of directors to be determined from time to time by a majority of the votes to which all CCBF's shareholders are at the time entitled. At CCBF's 1994 Annual Meeting the number of its directors was set at 18, and no vacancies currently exist on CCBF's Board of Directors.
     Under the NCBCA as amended effective during 1990, if a corporation's bylaws provide for a minimum and maximum number of directors, then, within that range, the corporation's shareholders or board of directors may set the actual number of directors to be elected from time to time unless the corporation's charter or a valid shareholder agreement denies that authority to the board of directors. CCBF's Board of Directors believes that CCBF's Bylaws do not constitute a shareholder agreement and, since the CCBF Articles do not provide otherwise, that the Board of Directors has the authority under North Carolina law to increase the number of CCBF's directors within the specified minimum and maximum numbers without the approval of shareholders. However, Article III, Section 7, of CCBF's Bylaws provides that any vacancy created by an increase in the authorized number of directors may be filled only by the election at an annual meeting or at a special meeting of shareholders called for that purpose.
     In order to clarify the Board of Directors' authority and to remove the inconsistent provisions of the Bylaws, CCBF's Board of Directors proposes that the Bylaws be amended to specifically state that, within the current minimum and maximum numbers of directors stated therein, the Board of Directors from time to time may set and change the actual number of CCBF's directors, and to provide that the Board of Directors may appoint new directors to fill vacancies resulting from any such increase.
     If the Bylaw Amendment is approved, CCBF's Board of Directors will be authorized to increase or decrease the number of directors of CCBF from time to time within the existing range of from five to 30 directors. Any such increase will result in vacancies that may be filled by appointment by the Board or by election by the shareholders. (However, a decrease by the Board in the number of directors will not shorten any director's term.) While the Bylaw Amendment would allow the CCBF Board to create vacancies through which persons could become directors of CCBF by appointment and without the vote of shareholders, any directors so appointed by the Board may serve only until the next meeting of CCBF's shareholders at which directors are elected and at which time their continued service will be subject to reelection as directors by CCBF's shareholders. The Board of Directors believes the Bylaw Amendment will benefit CCBF by giving it the ability to better control the size of its Board of Directors and to respond to opportunities or situations in which it is necessary or in the best interest of CCBF to create one or more additional directorships.
     As proposed to be amended, Article III, Sections 2 and 6, of CCBF's Bylaws would appear as follows:
          Section 2. NUMBER, TERM AND QUALIFICATIONS: The number of directors constituting the Board of Directors shall be not less than five (5) nor more than thirty (30) as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.
          Section 6. VACANCIES: A vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or by the sole remaining director..
     If the Bylaw Amendment is approved at the CCBF Special Meeting, then, in accordance with the terms of the Merger Agreement, CCBF's Board of Directors intends to increase the number of directors of CCBF by up to six and, effective at the Effective Time, to appoint the six directors of SCBC identified elsewhere in this Prospectus/Joint Proxy Statement to serve as directors of CCBF. (See "THE MERGER -- Directors and Officers".) As noted above, each person so appointed may serve as a
                                       70
director of CCBF only until the next meeting of CCBF's shareholders at which directors are elected following such appointment and at which time his continued service will be subject to reelection as a director by CCBF's shareholders.
     Adoption of the Bylaw Amendment, and the appointment of the six SCBC directors as directors of CCBF, are conditions of SCBC's obligations under the Merger Agreement. (See "THE MERGER -- Conditions to Merger".) Except as described herein in connection with the Merger, the Board of Directors has no current plans to change the number of directors of CCBF or to appoint any other person as a director, but from time to time in the future it may do so.
     CCBF'S BOARD OF DIRECTORS RECOMMENDS THAT CCBF SHAREHOLDERS VOTE "FOR" THE BYLAW AMENDMENT.
                                 OTHER MATTERS
     SCBC's and CCBF's Boards of Directors do not intend to bring any matter before their respective Special Meeting other than as specifically set forth in this Prospectus/Joint Proxy Statement, and they know of no other business that will be brought before their respective Special Meeting by any other person. However, should other matters properly be presented for action at either of the Special Meetings, the persons named in appointments of proxy to represent shareholders at that Special Meeting, or their substitutes, will be authorized to vote shares represented by those appointments of proxy according to their best judgment on such matters.
                           PROPOSALS OF SHAREHOLDERS
     If for any reason the Merger is not consummated, then a 1995 Annual Meeting of SCBC's shareholders likely would be held during May 1995. In such event, any proposal (other than nominations for directors) of a shareholder intended to be presented at that meeting would have to have been received by SCBC at its main office in Salisbury, North Carolina no later than November 28, 1994 to be considered timely received for inclusion in the proxy statement and appointment of proxy issued in connection with the meeting.
     The 1995 Annual Meeting of shareholders of CCBF will be held on April 18, 1995. Any proposal (other than nominations for directors) of a CCBF shareholder intended to be presented at that meeting would have to have been received by CCBF at its main office in Durham, North Carolina no later than November 15, 1994 to be considered timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with the meeting.
                                       71

                                                                      APPENDIX A
                              AMENDED AND RESTATED
                            AGREEMENT OF COMBINATION
                                  BY AND AMONG
                           CCB FINANCIAL CORPORATION,
                              NEW SECURITY CAPITAL
                                      AND
                            SECURITY CAPITAL BANCORP
                          DATED AS OF DECEMBER 1, 1994
                                      A-1

                               TABLE OF CONTENTS

                                                                                                                         PAGE

                                   ARTICLE I
                                  DEFINITIONS
                                   ARTICLE II
                      THE MERGER AND RELATED TRANSACTIONS

 2.1    Merger........................................................................................................   A-11
 2.2    Directors.....................................................................................................   A-11
 2.3    Vice Chairmen and Committees of the Board of Directors........................................................   A-11
 2.4    Officers......................................................................................................   A-11
 2.5    Time and Place of Closing.....................................................................................   A-12
 2.6    Effective Time................................................................................................   A-12
 2.7    Subsequent Actions............................................................................................   A-12
 2.8    Performance of Obligations....................................................................................   A-12

                                  ARTICLE III
                          MANNER OF CONVERTING SHARES

 3.1    Conversion of Shares..........................................................................................   A-12
 3.2    Conversion of Options.........................................................................................   A-13
 3.3    Anti-Dilution Provisions......................................................................................   A-13
 3.4    Shares Held by CCB or SCBC....................................................................................   A-13
 3.5    Fractional Shares.............................................................................................   A-13
 3.6    Transfers.....................................................................................................   A-13
 3.7    Dissenting Shareholders.......................................................................................   A-13

                                   ARTICLE IV
                               EXCHANGE OF SHARES

 4.1    Exchange Procedures...........................................................................................   A-14
 4.2    Voting and Dividends..........................................................................................   A-14

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF SCBC

 5.1    Organization, Standing, and Authority.........................................................................   A-15
 5.2    Capital Stock.................................................................................................   A-15
 5.3    SCBC Subsidiaries.............................................................................................   A-15
 5.4    Authorization of Merger and Related Transactions..............................................................   A-15
 5.5    Financial Statements..........................................................................................   A-16
 5.6    Books and Corporate Records...................................................................................   A-16
 5.7    Absence of Undisclosed Liabilities............................................................................   A-16
 5.8    Tax Matters...................................................................................................   A-17
 5.9    Allowance for Loan Losses.....................................................................................   A-17
 5.10   Properties....................................................................................................   A-17
 5.11   Compliance with Laws..........................................................................................   A-17
 5.12   Employee Benefit Plans........................................................................................   A-18
 5.13   Commitments and Contracts.....................................................................................   A-19
 5.14   Material Contract Defaults....................................................................................   A-19
 5.15   Legal Proceedings.............................................................................................   A-19
 5.16   Absence of Certain Changes or Events..........................................................................   A-19
 5.17   Reports.......................................................................................................   A-19
 5.18   Insurance.....................................................................................................   A-19
 5.19   Labor.........................................................................................................   A-20

                                      A-2

 5.20   Material Interests of Certain Persons.........................................................................   A-20
 5.21   Registration Obligations......................................................................................   A-20
 5.22   Environmental Matters.........................................................................................   A-20
 5.23   Accounting; Tax; Regulatory Matters...........................................................................   A-21
 5.24   Brokers and Finders...........................................................................................   A-21
 5.25   Statements True and Correct...................................................................................   A-21

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF CCB AND NSC

 6.1    Organization, Standing, and Authority.........................................................................   A-21
 6.2    Capital Stock.................................................................................................   A-21
 6.3    CCB Subsidiaries..............................................................................................   A-22
 6.4    Authorization of Merger and Related Transactions..............................................................   A-22
 6.5    Financial Statements..........................................................................................   A-22
 6.6    Books and Corporate Records...................................................................................   A-23
 6.7    Absence of Undisclosed Liabilities............................................................................   A-23
 6.8    Tax Matters...................................................................................................   A-23
 6.9    Allowance for Loan Losses.....................................................................................   A-23
 6.10   Properties....................................................................................................   A-23
 6.11   Compliance with Laws..........................................................................................   A-24
 6.12   Employee Benefit Plans........................................................................................   A-24
 6.13   Commitments and Contracts.....................................................................................   A-25
 6.14   Material Contract Defaults....................................................................................   A-25
 6.15   Legal Proceedings.............................................................................................   A-25
 6.16   Absence of Certain Changes or Events..........................................................................   A-25
 6.17   Reports.......................................................................................................   A-25
 6.18   Insurance.....................................................................................................   A-26
 6.19   Labor.........................................................................................................   A-26
 6.20   Material Interests of Certain Persons.........................................................................   A-26
 6.21   Environmental Matters.........................................................................................   A-26
 6.22   Accounting; Tax; Regulatory Matters...........................................................................   A-26
 6.23   Brokers and Finders...........................................................................................   A-26
 6.24   Capital Stock Issued in Merger................................................................................   A-27
 6.25   Statements True and Correct...................................................................................   A-27

                                  ARTICLE VII
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

 7.1    Conduct of Business Prior to the Effective Time...............................................................   A-27
 7.2    Forbearances..................................................................................................   A-27
 7.3    Access and Information; Confidentiality.......................................................................   A-28
 7.4    Current Information...........................................................................................   A-28
 7.5    Registration Statement; Regulatory Matters....................................................................   A-29
 7.6    Shareholders' Approvals.......................................................................................   A-29
 7.7    Agreements of Affiliates......................................................................................   A-29
 7.8    Delivery of Monthly Financial Statements; Asset Review........................................................   A-30
 7.9    Accounting Treatment; Tax-Free Reorganization.................................................................   A-30
 7.10   Press Releases................................................................................................   A-30
 7.11   Interim Financial Results.....................................................................................   A-30
 7.12   Miscellaneous Agreements and Consents.........................................................................   A-30

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

 8.1    Indemnification and Insurance.................................................................................   A-30
 8.2    Employee Contracts and Employee and Director Benefits.........................................................   A-31
 8.3    Modification of Employee Benefits.............................................................................   A-31
 8.4    Branch Purchases..............................................................................................   A-31
 8.5    Other Permissible Transactions................................................................................   A-32
 8.6    Due Diligence Investigations..................................................................................   A-32

                                      A-3

 8.7    Bank Conversions; Bank Mergers................................................................................   A-32
 8.8    Repurchase of SCBC Common Stock...............................................................................   A-32

                                   ARTICLE IX
                                   CONDITIONS

 9.1    Conditions to Each Party's Obligation to Effect the Merger....................................................   A-32
 9.2    Conditions to the Obligation of SCBC..........................................................................   A-33
 9.3    Conditions to the Obligations of CCB and NSC..................................................................   A-34

                                   ARTICLE X
                                  TERMINATION

10.1    Termination...................................................................................................   A-34
10.2    Effect of Termination.........................................................................................   A-35
10.3    Expenses......................................................................................................   A-35
10.4    Wrongful Termination..........................................................................................   A-35
10.5    Termination Fee...............................................................................................   A-36

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1    Non-Survival of Representations, Warranties and Covenants Following the Effective Time........................   A-36
11.2    Entire Agreement..............................................................................................   A-36
11.3    Amendments....................................................................................................   A-36
11.4    Waivers.......................................................................................................   A-36
11.5    No Assignment.................................................................................................   A-36
11.6    Notices.......................................................................................................   A-37
11.7    Severability..................................................................................................   A-37
11.8    Governing Law.................................................................................................   A-37
11.9    Counterparts..................................................................................................   A-37
11.10   Captions......................................................................................................   A-37

APPENDIX A Plan of Merger
                              AMENDED AND RESTATED
                            AGREEMENT OF COMBINATION
     This AMENDED AND RESTATED AGREEMENT OF COMBINATION (this "Agreement") is made and entered into as of December 1, 1994 by and among CCB Financial Corporation, a North Carolina corporation ("CCB"), Security Capital Bancorp, a North Carolina corporation ("SCBC") and, when and as provided hereinafter, New Security Capital, Inc. ("NSC").
                              W I T N E S S E T H:
     WHEREAS, each of CCB and SCBC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and
     WHEREAS, immediately prior to the Effective Time, the Savings Bank Subsidiaries of SCBC shall convert their charters to commercial bank charters and become interim North Carolina commercial banks (the "Bank Conversions"); and
     WHEREAS, immediately after the Effective Time, the SCBC Subsidiaries which are commercial bank subsidiaries, including those resulting from the Bank Conversions, will merge with and into Central Carolina Bank and Trust Company ("CCB Bank"), a CCB Subsidiary which is a commercial bank, with CCB Bank as the surviving bank (the "Bank Mergers"); and
                                      A-4

     WHEREAS, the respective Boards of Directors of CCB and SCBC have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have approved this Agreement and authorized the execution hereof; and
     WHEREAS, as soon as practicable, the respective Boards of Directors and shareholder of CCB Bank and the SCBC Subsidiaries which are to be parties to the Bank Conversions and/or the Bank Mergers shall consider and act upon resolutions to approve and authorize the execution and delivery of the agreements and other documents necessary to consummate those transactions;
     WHEREAS, CCB and SCBC desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;
     WHEREAS, CCB and SCBC entered into an Agreement of Combination, dated November 4, 1994, desire to hereby amend and restate such original Agreement to reflect certain agreed upon changes to the method by which they will combine, and desire to have NSC, a to-be-formed subsidiary of CCB, to become a party to this Agreement and for NSC to merge with and into SCBC, with SCBC as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of CCB (the "Merger"); and
     WHEREAS, upon its due formation as a business corporation under the NCBCA (as hereafter defined), NSC shall become a party hereto by its execution hereof and shall be deemed for all purposes to have been a party from the date of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:
                                   ARTICLE I
                                  DEFINITIONS
     "Administrator" shall mean the Administrator of the Savings Institution Division of the North Carolina Department of Commerce.
     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the 1934 Act.
     "Agreement" shall mean this Amended and Restated Agreement of Combination. "Allowance" shall have the meaning set forth in Section 5.9 of this
Agreement.
     "Articles of Merger" shall have the meaning set forth in Section 2.6 of this Agreement.
     "Authorizations" shall have the meaning set forth in Section 5.1 of this Agreement.
     "Bank Conversions" shall have the meaning set forth in the preamble to this Agreement.
     "Bank Mergers" shall have the meaning set forth in the preamble to this Agreement.
     "BHCA" shall have the meaning set forth in the preamble to this Agreement. "Branch Purchase" shall have the meaning set forth in Section 8.4 of this
Agreement.
     "CCB" shall have the meaning set forth in the preamble to this Agreement. "CCB Bank" shall have the meaning set forth in the preamble to this
Agreement.
     "CCB Bylaw Approval" shall have the meaning set forth in Section 2.2 of this Agreement.
     "CCB Common Stock" shall have the meaning set forth in Section 3.1 of this Agreement.
     "CCB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes, schedules, if any, and independent auditors' reports) of CCB as of December 31, 1994, 1993 and 1992 and the related audited consolidated statements of income, shareholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the periods ended December 31, 1994, 1993 and 1992, as have been Previously Disclosed (or, in the case of the period ended December 31, 1994, as will be disclosed to SCBC prior to the Effective Time) and (ii) CCB's unaudited consolidated balance sheets (including related notes and schedules, if any) as of September 30, 1994 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the periods ended March 31,
                                      A-5
and June 30 and September 30, 1994 as have been Previously Disclosed and, with respect to interim periods ended subsequent to December 31, 1994 as will be provided to SCBC prior to the Effective Time.
     "CCB Subsidiaries shall mean any or all of CCB Bank, CCB Savings Bank of Lenoir, Inc., SSB, Graham Savings Bank, Inc., SSB, Central Carolina
Bank -- Georgia and, upon its formation under the NCBCA, NSC, all of which are subsidiaries of CCB, and CCB Investment and Insurance Service Corporation, Southland Associates, Inc., CCBDE, Inc. and 1st Home Mortgage Acceptance Corporation, all of which are subsidiaries of CCB Bank.
     "CCB LTIP" shall mean the CCB Financial Corporation Long Term Incentive Plan as exists on the date of this Agreement.
     "CCB Rights" shall have the meaning set forth in Section 3.1 of this Agreement.
     "CCB Rights Plan" shall have the meaning set forth in Section 3.1 of this Agreement.
     "CCB Stock Price" shall mean the average of the closing sale price of CCB Common Stock quoted on the NMS (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) over the number of consecutive trading days specified in the context in which the defined term is used.
     "CERCLA" shall have the meaning set forth in Section 5.22(e) of this Agreement.
     "Closing" shall have the meaning set forth in Section 2.5 of this Agreement.
     "Closing Date" shall have the meaning set forth in Section 2.5 of this Agreement.
     "Commission" shall mean the North Carolina Banking Commission. "Commissioner" shall mean the North Carolina Commissioner of Banks.
     "Costs" shall have the meaning set forth in Section 10.3 of this Agreement. "Due Diligence Period" shall have the meaning set forth in Section 8.6 of this Agreement.
     "Effective Time" shall mean the time and date specified pursuant to Section
2.6 hereof as the effective time of the Merger.
     "Employee Benefit Plan" shall mean any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (v) stock option, stock purchase, stock appreciation, stock or cash bonus, or similar plan or arrangement.
     "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA
Section 3(2).
     "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA
Section 3(1).
     "Environmental Agency" shall have the meaning set forth in Section 5.22(f) of this Agreement.
     "Environmental Costs" shall have the meaning set forth in Section 10.1(c) of this Agreement.
     "Environmental Law" shall have the meaning set forth in Section 5.22(d) of this Agreement.
     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
     "Exchange Agent" shall have the meaning set forth in Section 3.6 of this Agreement.
     "Exchange Ratio" shall have the meaning set forth in Section 3.1 of this Agreement.
     "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.
     "Federal Reserve" shall mean the Federal Reserve Bank of Richmond acting under delegated authority from the Federal Reserve Board, or any successor thereto.
     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.
     "Fiduciary" shall have the meaning set forth in ERISA Section 3(21).
                                      A-6

     "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time, as applied by the entity in respect of which the term is used consistently with its past practices.
     "Hazardous Materials" shall have the meaning set forth in Section 5.22(e) of this Agreement.
     "HSR Act" shall have the meaning set forth in Section 5.4(c).
     "IRS" shall mean the Internal Revenue Service.
     "Indemnifiable Losses" shall mean any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, amounts paid in settlement or compromise, liabilities, obligations, expenses, fees (including attorneys' fees awarded to third parties), court costs, and reasonable attorneys', accountants', expert witnesses', consultants', and accountants' fees and expenses incurred by an Indemnified Party as a result or by reason of the Indemnifying Party's breach of its obligations under this Agreement or violation of law, except to the extent that such otherwise Indemnifiable Losses as a result or by reason of the Indemnified Party's breach of its obligations under this Agreement or violation of law.
     "Indemnified Party" shall mean any Person entitled to indemnification under this Agreement.
     "Indemnifying Party" shall mean any Person required to provide indemnification under this Agreement.
     "Knowledge," when used in the phrase "to the knowledge" or a similar phrase, shall mean the actual knowledge of the senior executive officers (including, without limitation, the senior executive officers responsible for Tax matters) of CCB or SCBC, as applicable, after reasonable inquiry of the other executive officers and the directors CCB or SCBC, as applicable, and the Persons responsible for the day-to-day operations of the CCB Subsidiaries or the SCBC Subsidiaries, as applicable.
     "Lien" shall mean any lien, claim, encumbrance, security interest, assessment, mortgage, deed of trust, equity or other similar or like charge.
     "Material Adverse Event" shall mean any event, matter, item or circumstance (other than as a result of changes (a) in banking or other financial institution laws or regulations of general applicability or interpretations thereof by the courts or governmental entities, (b) in GAAP, or (c) in interest rates) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably could be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of CCB and the CCB Subsidiaries, taken as a consolidated whole (unless otherwise indicated herein), or SCBC and the SCBC Subsidiaries, taken as a consolidated whole (unless otherwise indicated herein), as the case may be, but when used in respect of SCBC and the SCBC Subsidiaries, shall not include those changes which would reasonably be expected to occur as a reasonable consequence of the Merger, including, without limitation, the consequences of employee resignations and employee relations difficulties.
     "Merger" shall have the meaning set forth in the preamble to this
Agreement.
     "Multiemployer Plan" shall have the meaning set forth in ERISA Section
3(37).
     "NASD" shall mean the National Association of Securities Dealers, Inc. "NCBCA" shall mean the North Carolina Business Corporation Act.
     "NMS" shall have the meaning set forth in Section 3.5.
     "NSC" shall have the meaning set forth in the preamble to this Agreement. "1933 Act" shall mean the Securities Act of 1933, as amended.
     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended. "Ordinary Course of Business" shall mean the ordinary course of business of the entity respecting which this term is used, conducted in the same manner as theretofore conducted during the two year period preceding the date of this Agreement and consistent with the entity's past policies, practices, and methods (including with respect to quantity and frequency) in effect during such two year period.
     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
     "PCBs" shall have the meaning set forth in Section 5.22(b) of this
Agreement.
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     "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     "Plan of Merger" shall have the meaning set forth in Section 2.6 of this Agreement.
     "Previously Disclosed" shall mean, as to SCBC, all information disclosed in a letter delivered by SCBC to CCB, and, as to CCB, all information disclosed in a letter delivered by CCB to SCBC, in each case making such disclosure specifically referring to this Agreement and arranged in paragraphs corresponding to the Sections, subsections and items of this Agreement applicable thereto, which letters shall be delivered at or before 5:00 o'clock, p.m., on the 15th calendar day following the date of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given Section, subsection or item only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.
     "Prohibited Transaction" shall have the meaning set forth in ERISA Section 406 and Tax Code Section 4975.
     "Proposed Acquisition" shall have the meaning set forth in Section 8.5 of this Agreement.
     "RCRA" shall have the meaning set forth in Section 5.22(e) of this
Agreement.
     "Regulatory Agreement" shall have the meaning set forth in Section 5.11(b) of this Agreement.
     "Regulatory Approvals" shall have the meaning set forth in Section 2.6 of this Agreement.
     "Regulatory Authorities" shall have the meaning set forth in Section 5.11(b) of this Agreement.
     "Reportable Event" shall have the meaning set forth in ERISA Section 4043. "Rights" shall mean warrants, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), convertible securities and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein.
     "Savings Bank Subsidiaries" shall mean OMNIBANK, Inc., A State Savings Bank, Citizens Savings, Inc., SSB, and Home Savings Bank, Inc., SSB, all of which are SCBC Subsidiaries.
     "Savings Commission" shall mean the Savings Institutions Commission of the North Carolina Department of Commerce.
     "SCBC" shall have the meaning set forth in the preamble to this Agreement. "SCBC Benefit Plans" shall have the meaning set forth in Section 5.12(a) of this Agreement.
     "SCBC Common Stock" shall have the meaning set forth in Section 3.1 of this Agreement.
     "SCBC Deferred Compensation Plans" shall mean (i) the SCBC Management Plan and the SCBC Directors Plan, (ii) the deferred compensation plans maintained with respect to current and former directors of Citizens Savings, Inc., SSB, and Home Savings, Inc., SSB, and (iii) certain deferred compensation agreements, and related agreements, maintained for former officers and/or directors of SCBC or an SCBC Subsidiary.
     "SCBC Directors Plan" means the Security Capital Bancorp/Security Bank and Trust Company Directors' Deferred Compensation Plan and all trusts created in connection therewith.
     "SCBC Dissenting Shareholders" shall have the meaning set forth in Section
3.7 of this Agreement.
     "SCBC ESOP" means the Security Capital Bancorp Employee Stock Ownership
Plan.
     "SCBC Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes, schedules, if any, and independent auditors' reports) of SCBC as of December 31, 1994, 1993 and 1992 and the related audited consolidated statements of income, stockholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the periods ended December 31, 1994, 1993 and 1992, as have been Previously Disclosed (or, in the case of the period ended December 31, 1994, as will be disclosed to CCB prior to the Effective Time) and (ii) SCBC's unaudited consolidated balance sheets (including related notes and schedules, if any) as of September 30, 1994 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the periods ended March 31,
                                      A-8
and June 30 and September 30, 1994 as have been Previously Disclosed and, with respect to interim periods ended subsequent to December 31, 1994 as will be provided to CCB prior to the Effective Time.
     "SCBC LTIP" shall mean the Security Capital Bancorp Stock Ownership and Long-Term Incentive Compensation Plan as it exists as of the date hereof.
     "SCBC Management Plan" means the Security Capital Bancorp Senior Management's Deferred Compensation Plan and all trusts created in connection therewith.
     "SCBC Options Plans" shall mean the SCBC LTIP and all stock option plans and other plans providing for options to acquire SCBC Common Stock or any predecessor of SCBC, or any SCBC Subsidiary or predecessor thereof, adopted or assumed by SCBC.
     "SCBC Pension Plan" means the Security Capital Bancorp Employees' Pension Plan.
     "SCBC Profit Sharing Plan" means the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan.
     "SCBC Stock Options" shall mean all options outstanding as of the date of the execution of this Agreement under any SCBC Options Plan.
     "SCBC Subsidiaries" shall mean any and all of SC Bank, OMNIBANK, Inc., A State Savings Bank, Citizens Savings, Inc., SSB, Home Savings Bank, Inc., SSB, and Estates Development Corporation, all of which are subsidiaries of SCBC; and, First Security Credit Corporation, Security Capital Mortgage Corporation, First Security Equity Corporation, Northbound, Ltd., Carolina Financial Services Corporation, University Financial Services Corporation, Inc., NC Financial Services Corporation, and First Residential Mortgage Group, Inc., all of which are subsidiaries of SC Bank; provided, however, that it is presently anticipated that SC Bank will purchase the assets and assume the liabilities of Northbound, Ltd., Carolina Financial Services Corporation, University Financial Services Corporation, Inc., NC Financial Services Corporation, and First Residential Mortgage Group, Inc., and that such SCBC Subsidiaries will be dissolved and liquidated, prior to the Effective Time.
     "SC Bank" shall mean Security Capital Bank.
     "SEC" shall mean the United States Securities and Exchange Commission.
     "SEC Document" shall mean any registration statement, document, report, notice or other filing filed by CCB or SCBC, as applicable, with the SEC pursuant to the 1933 Act or the 1934 Act.
     "Securities Laws" shall have the meaning set forth in Section 5.4(c) of this Agreement.
     "Shareholders' Meetings" shall have the meaning set forth in Section 7.6 of this Agreement.
     "Significant Contract" shall mean, with respect to CCB and any CCB Subsidiary, or SCBC and any SCBC Subsidiary, as applicable, (a) any note, bond, mortgage or other instrument which evidences or secures indebtedness of such Person (other than a deposit) with a balance outstanding of $50,000 or more, which cannot be redeemed or prepaid at the option of such Person for an amount which, when added to the outstanding principal balance, would be less than $50,000, (b) any agreement, arrangement, commitment, contract or other instrument, except a lease of real or personal property, to which such Person is a party or by which they are bound, if (i) such agreement, arrangement, commitment, contract or instrument was not made in the Ordinary Course of Business by such Person, or (ii) the performance or nonperformance of such agreement, arrangement, commitment, contract or instrument could either (X) increase the liabilities or decrease the assets of the Person, or (Y) decrease the income or increase the expenses of such Person, in each case by $50,000 or more over the remaining term of the obligation, exclusive of all optional renewal periods and extensions of the term; provided, however, that any such agreement, arrangement, commitment, contract or other instrument shall not be deemed to be a Significant Contract in the event such Person has the contractual right to terminate the agreement, arrangement, commitment, contract or other instrument in question on 30 days' notice or less, without incurring a penalty or premium in excess of $50,000. It is understood that Significant Contacts do not include loans or commitments to fund loans or to extend credit.
     "Significant Lease" shall mean, with respect to CCB and any CCB Subsidiary, or SCBC and any SCBC Subsidiary, (a) any lease of real or personal property, or any sublease of real property, by such Person, as lessee, pursuant to which such Person reasonably anticipates the payment of aggregate rent, Taxes, insurance, utilities (if applicable) and other charges in excess of $50,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Person has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in
                                      A-9
excess of $50,000); or (b) any lease of real or personal property, or any sublease of real property, by such Person, as lessor, pursuant to which such Person reasonably anticipates the collection of aggregate rent in excess of $50,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Person has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $50,000).
     "Subsequent Merger" shall have the meaning set forth in Section 2.7 of this Agreement.
     "Surviving Corporation" shall have the meaning set forth in the preamble to this Agreement.
     "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, withholding, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Tax Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or taxes of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.
     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     Other terms used herein are defined elsewhere in this Agreement.
                                   ARTICLE II
                      THE MERGER AND RELATED TRANSACTIONS
     2.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time NSC shall be merged with and into SCBC in accordance with the provisions of Article 11 of the NCBCA and with the effect provided in Section 55-11-06 of the NCBCA. The separate corporate existence of NSC shall thereupon cease, and SCBC shall be the Surviving Corporation.
     2.2 DIRECTORS. At the Effective Time and subject to any required approval of an amendment by CCB's shareholders at the CCB Shareholders' Meeting to CCB's Bylaws to authorize CCB's Board of Directors to establish the total number of directors constituting such Board at a level sufficient for CCB to fulfill its obligations under this Section 2.2 (the "CCB Bylaw Approval"), Miles J. Smith, Jr. and David B. Jordan, and four other members of SCBC's Board of Directors mutually agreeable to SCBC and CCB, shall be appointed to serve as directors of CCB until the next meeting of shareholders at which the members of the Board of Directors of CCB are subject to re-election or until their successors are elected and qualified. Further, subject to the CCB Bylaw Approval, such persons shall be nominated and recommended for election as directors at such meeting of shareholders of CCB to serve until their successors are elected and qualified. Such persons shall also be appointed to serve as directors of CCB Bank until the next meeting of the shareholder of CCB Bank at which members of the Board of Directors of CCB Bank are subject to re-election or until their successors are elected or qualified, and at such meeting of the shareholder of CCB Bank they shall be nominated and elected as directors of CCB Bank.
     Immediately prior to and as of the Effective Time, all directors of SCBC shall resign as directors of SCBC, except Miles J. Smith, Jr. and David B. Jordan, and four persons selected by CCB shall be appointed as directors of the Surviving Corporation.
     2.3 VICE CHAIRMEN AND COMMITTEES OF THE BOARD OF DIRECTORS.
     (a) At the Effective Time, the Chairman of the Board of Directors of CCB and CCB Bank shall be W.L. Burns, Jr., and the Vice Chairman of the Board of Directors of CCB and CCB Bank shall be David B. Jordan, each of whom shall serve in such capacities until his successor shall have been duly appointed in accordance with the Bylaws of CCB and CCB Bank.
     (b) At the Effective Time, the Boards of Directors of CCB and CCB Bank shall appoint David B. Jordan to their Executive Committees, who shall serve until his successor shall have been duly appointed in accordance with the respective Bylaws of CCB and CCB Bank.
     2.4 OFFICERS. At the Effective Time, the Boards of Directors of CCB and CCB Bank shall appoint Ralph A. Barnhardt and Lloyd G. Gurley as Executive Vice-Presidents of CCB and CCB Bank, each of whom shall serve in such capacities until
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
his successor shall have been duly appointed in accordance with the Bylaws of CCB and CCB Bank. At and after the Effective Time, Ernest C. Roessler shall continue to serve as the President and Chief Executive Officer of CCB and CCB Bank.
     2.5 TIME AND PLACE OF CLOSING. The closing of the Bank Conversions, the Merger, the Bank Mergers and the other transactions (other than the Branch Purchase) contemplated hereby (the "Closing") will take place at the principal offices of CCB in Durham, North Carolina at 11:00 o'clock, a.m., on the date that the Effective Time occurs, or at such other prior time, and at such place, as may be mutually agreed upon by CCB and SCBC (the "Closing Date").
     2.6 EFFECTIVE TIME. The Merger shall become effective on the date and at the time (the "Effective Time") on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix A hereto (the "Plan of Merger") and the other provisions required by, and executed in accordance with, Section 55-11-05 of the NCBCA (the "Articles of Merger") shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later date and time as may be specified in the Articles of Merger). Unless otherwise mutually agreed upon by CCB and SCBC, subject to the terms and conditions hereof, the Effective Time shall occur on the first business day following the last to occur of (i) the date that is 30 days after the date of the later to occur of the order of the Federal Reserve Board approving the Merger pursuant to the BHCA and the last to be granted of the orders of the FDIC approving the Bank Conversions and Bank Mergers, (ii) the effective date of the last required order, approval, or exemption of the FDIC, the Commission, the Commissioner, the Savings Commission, the Administrator, or any other federal or state regulatory agency approving or exempting the Bank Conversions, the Merger and/or the Bank Mergers (the "Regulatory Approvals"), (iii) the expiration of all required waiting periods after the filing of notices with, or the receipt of Regulatory Approvals from, all federal or state regulatory agencies required for consummation of the Bank Conversions, the Merger and the Bank Mergers, and (iv) the later of the dates on which the shareholders of CCB and SCBC approve this Agreement and the transactions contemplated hereby, to the extent such approvals are required under the NCBCA, other North Carolina laws or the rules, regulations or bylaws of the NASD.
     2.7 SUBSEQUENT ACTIONS. As soon as reasonably practicable following the Effective Time, the Surviving Corporation shall be merged with and into CCB in accordance with the provisions of Article 11 of the NCBCA and with the effect provided in Section 55-11-06 of the NCBCA (the "Subsequent Merger"). CCB shall be the surviving corporation of the Subsequent Merger. If, at any time after the Effective Time, CCB shall consider or be advised that any corporate or regulatory filings, regulatory approvals, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record, or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either SCBC or NSC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, and file, if required in the name and on behalf of each of SCBC and NSC or otherwise, all such corporate or regulatory filings, deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of SCBC and NSC or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation, or otherwise to carry out this Agreement.
     2.8 PERFORMANCE OF OBLIGATIONS. The parties hereto intend and agree that CCB shall perform, or cause to be performed, all obligations of the Surviving Corporation described or set forth in this Agreement and that, upon and after the Subsequent Merger, CCB shall succeed to, and shall perform, all such obligations.
                                  ARTICLE III
                          MANNER OF CONVERTING SHARES
     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each of the shares of common stock, no par value per share, of SCBC (the "SCBC Common Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by CCB, SCBC, any CCB Subsidiary or any SCBC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by SCBC Dissenting Shareholders) shall be converted into and become .50 of a share of the common stock, $5.00 par value per share, of CCB (the "CCB Common Stock") and .50 of a preferred share purchase right (a "CCB Rights") as described in CCB's Shareholder Rights Plan, adopted February 26, 1990 (the "CCB Rights Plan") (the "Exchange Ratio"). Each of the shares of CCB Common Stock (and the attached CCB Rights) and any shares of any CCB Subsidiary or SCBC Subsidiary outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Merger; except as otherwise provided in the Plan of Merger with respect to shares of the common stock of NSC.
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     3.2. CONVERSION OF OPTIONS. At the Effective Time, all Rights with respect to SCBC Stock Options granted under SCBC Options Plans, whether or not then exercisable, shall be converted into and become Rights with respect to CCB Common Stock, and CCB shall assume all obligations of SCBC with respect to each SCBC Stock Option, in accordance with the terms of the respective SCBC Options Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each SCBC Stock Option shall be assumed by CCB and may be exercised solely for shares of CCB Common Stock (which shall have attached thereto CCB Rights), (ii) the number of shares of CCB Common Stock (with attached CCB Rights) subject to each SCBC Stock Option shall be equal to the number of shares of SCBC Common Stock subject to such SCBC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; PROVIDED, HOWEVER, that the number of shares of CCB Common Stock (with attached CCB Rights) subject to each SCBC Stock Option and the per share exercise price shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction declared or effected by CCB subsequent to the Effective Time. It is intended that the foregoing adjustments and assumption shall be undertaken in a manner that will constitute a "modification" within the meaning of, and that is otherwise consistent with, Tax Code Section 424(a) as to any stock option which is an "incentive stock option" (as defined in Section 422 of the Tax Code).
     3.3 ANTI-DILUTION PROVISIONS. Except for the issuance of CCB Common Stock pursuant to the exercise, grant or award of Rights under the CCB LTIP or the issuance of SCBC Common Stock pursuant to the exercise of SCBC Stock Options and except as Previously Disclosed by CCB under the last proviso of Section 7.2(c) below, in the event that CCB or SCBC changes the number of shares of CCB Common Stock or SCBC Common Stock, respectively, issued and outstanding between the date hereof and the Effective Time, the Exchange Ratio shall be proportionately adjusted.
     3.4 SHARES HELD BY CCB OR SCBC. Each of the shares of SCBC Common Stock held by CCB or any CCB Subsidiary or SCBC or any SCBC Subsidiary, other than shares held by CCB or any CCB Subsidiary or SCBC or any SCBC Subsidiary in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor; except as otherwise provided in the Plan of Merger with respect to shares of the common stock of NSC.
     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of SCBC Common Stock converted pursuant to the Merger or of SCBC Stock Options, who would otherwise have been entitled to receive a fraction of a share of CCB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the CCB Common Stock multiplied by the market value of one share of CCB Common Stock at the Effective Time, in the case of shares of SCBC Common Stock converted pursuant to the Merger, or the date of exercise, in the case of SCBC Stock Options. The market value of one share of CCB Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the closing sales price of CCB Common Stock as quoted on the National Market System of the Nasdaq Stock Market, Inc. ("NMS") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.
     3.6 TRANSFERS. At the Effective Time, the stock transfer books of SCBC shall be closed as to holders of SCBC Common Stock immediately prior to the Effective Time and no transfer of SCBC Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to the Registrar and Transfer Company, acting as the exchange agent for CCB Common Stock (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of CCB Common Stock, and a check representing the amount of cash for fractional shares, if any, into which the SCBC Common Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, none of CCB, SCBC, NSC, the Exchange Agent or any Affiliate of the foregoing shall be liable to a holder of SCBC Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.
     3.7 DISSENTING SHAREHOLDERS. Notwithstanding any other provision of this Agreement, shares of SCBC Common Stock held by holders who did not vote in favor of the Merger and who otherwise perfect dissenters' rights under Section 55-13-01 ET SEQ. of the NCBCA ("SCBC Dissenting Shareholders") shall not be converted into or become shares of CCB Common Stock, but such shares of SCBC Common Stock shall represent only the right to receive the "fair value" of such shares as provided in the NCBCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such
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
dissenters' rights, such shares of SCBC Common Stock shall thereupon be deemed to have been converted and become shares of CCB Common Stock in accordance with the Exchange Ratio as of the Effective Time without any interest thereon. SCBC shall give CCB prompt notice of any purported exercise of dissenters' rights and CCB shall have the right to participate in all negotiations and proceedings with respect to any such demands. SCBC shall not, except with the prior written consent of CCB, voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for payment.
                                   ARTICLE IV
                               EXCHANGE OF SHARES
     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, CCB shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of SCBC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former shareholders of SCBC. After the Effective Time, each holder of shares of SCBC Common Stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to Sections 3.4 or 3.7 of this Agreement) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all declared but unpaid dividends in respect of such shares. The certificate or certificates of SCBC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. To the extent provided by Section 3.5 of this Agreement, each holder of shares of SCBC Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of CCB Common Stock of which such holder would otherwise be entitled. CCB shall not be obligated to deliver the consideration to which any former holder of SCBC Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of SCBC Common Stock for exchange as provided in this Article IV. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of SCBC for purposes of Rule 145(c) under the 1933 Act shall not be exchanged for certificates representing whole shares of CCB Common Stock until CCB has received a written agreement from such person as provided in Section 7.7. In the event any certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to ownership of such certificate by the person claiming such certificate to be lost, stolen or destroyed and the receipt by the Exchange Agent of appropriate and customary indemnification, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate shares of CCB Common Stock (with attached CCB Rights) and a check representing cash in lieu of fractional shares and/or declared but unpaid dividends deliverable in respect thereof. If any certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered, shall provide funds for their purchase or for any transfer or other taxes required by reason of the delivery of such certificate or check or shall establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable.
     4.2 VOTING AND DIVIDENDS. Former shareholders of record of SCBC shall be entitled to vote after the Effective Time at any meeting of shareholders of CCB the number of whole shares of CCB Common Stock into which their respective shares of SCBC Common Stock are converted, regardless of whether such holders have exchanged their certificates representing SCBC Common Stock for certificates representing CCB Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of SCBC Common Stock (other than shares to be canceled pursuant to Section 3.4 or 3.7 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive shares of CCB Common Stock (with attached CCB Rights), and cash in lieu of fractional shares as set forth in this Agreement. Whenever a dividend or other distribution is declared by CCB on the CCB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders of record of CCB Common Stock at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of SCBC Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in Section 4.1 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).
                                      A-13

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                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF SCBC
     SCBC represents and warrants to CCB as follows:
     5.1 ORGANIZATION, STANDING, AND AUTHORITY. SCBC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. SCBC has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute, deliver and perform its obligations under this Agreement. SCBC is duly registered as a bank holding company under the BHCA. Except as Previously Disclosed, SCBC has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses (collectively, "Authorizations") necessary for it to own or lease its properties and assets and to carry on its business as now conducted.
     5.2 CAPITAL STOCK.
     (a) The authorized capital stock of SCBC consists of (i) 25,000,000 shares of SCBC Common Stock, of which 11,771,649 shares were issued and outstanding on October 31, 1994, and (ii) 5,000,000 shares of serial preferred stock, no par value per share, none of which were issued and outstanding on such date. All of the issued and outstanding shares of SCBC Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of SCBC Common Stock has been issued in violation of any preemptive rights. Except as contemplated by this Agreement and except for the SCBC Stock Options, there are no other shares of capital stock or other equity securities of SCBC outstanding and no Rights relating to the capital stock of SCBC. There are currently outstanding SCBC Stock Options to acquire 389,275 shares of SCBC Common Stock.
     (b) The SCBC Common Stock is duly registered under the 1934 Act. The SCBC Common Stock is not subject to any restrictions as to transfer thereof (exclusive of restrictions respecting shares of SCBC Common Stock held by its directors, officers or other "affiliates" imposed in accordance with the Securities Laws). To the knowledge of SCBC and except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the SCBC Common Stock. For purposes of this Section 5.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof, except that the terms shall not include ownership of any of the SCBC Common Stock held by SCBC or any SCBC Subsidiary as trustee or in some other fiduciary or custodial capacity.
     5.3 SCBC SUBSIDIARIES.
     (a) Each of SCBC's Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of North Carolina, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Effect, and (iii) has all requisite corporate power and authority to, and has in effect all Authorizations necessary for it to, carry on its business as now conducted and to own, lease and operate its assets, properties and business. Other than the SCBC Subsidiaries or as Previously Disclosed, SCBC neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any corporation, bank, savings bank, savings association or other Person.
     (b) SCBC is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the SCBC Subsidiaries which are its direct subsidiaries, and SC Bank is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the SCBC Subsidiaries which are direct subsidiaries of SC Bank. All of the shares of capital stock of each of the SCBC Subsidiaries are fully paid and nonassessable (except, with respect to SC Bank, as otherwise provided under N.C. Gen. Stat. (section mark)53-42) and are owned by SCBC or SC Bank free and clear of any Liens. No equity securities of any SCBC Subsidiary are or may become required to be issued (other than to SCBC or SC Bank) under any Rights.
     5.4. AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.
     (a) The execution and delivery of this Agreement by SCBC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SCBC, SC Bank and the Savings Bank Subsidiaries, respectively, subject to the approval of their respective shareholders to the extent
                                      A-14
required by applicable law. This Agreement, subject to requisite shareholder approvals and Regulatory Approvals, represents a valid and legally binding obligation of SCBC, enforceable against SCBC in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement by SCBC, nor the consummation by SCBC, SC Bank or the Savings Bank Subsidiaries of the transactions contemplated hereby to which they are parties, nor compliance by SCBC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the respective Articles of Incorporation (or Charters) or Bylaws of SCBC, SC Bank or the Savings Bank Subsidiaries, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of SCBC or any SCBC Subsidiaries or pursuant to any Significant Contract or Significant Lease, or (iii) subject to receipt of all requisite shareholder approvals and Regulatory Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to SCBC or any SCBC Subsidiary or any of their properties or assets.
     (c) Other than (i) in connection or compliance with the provisions of applicable state securities laws, the 1933 Act, the 1934 Act, and the rules and regulations of the SEC and any state securities or "Blue Sky" administrators promulgated thereunder (collectively, the "Securities Laws"), and the rules and regulations of the NASD, (ii) consents, authorizations, approvals or exemptions required from the Federal Reserve Board, the Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Commission or the Administrator, and
(iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation of the Bank Conversions by the Savings Bank Subsidiaries, the Merger by SCBC, the Bank Mergers by SC Bank and the Savings Bank Subsidiaries, and the other transactions contemplated in this Agreement.
     5.5 FINANCIAL STATEMENTS. SCBC (i) has delivered (or will deliver, when issued) to CCB copies of the SCBC Financial Statements. The SCBC Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of SCBC and the SCBC Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of SCBC and the SCBC Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments, and (iii) with respect to the SCBC Financial Statements as of and for the years ended or ending December 31, 1992, December 31, 1993 and December 31, 1994, have been and will be audited by independent certified public accountants.
     5.6 BOOKS AND CORPORATE RECORDS.
     (a) Except as Previously Disclosed, the books of account of SCBC and the SCBC Subsidiaries have been maintained in substantial compliance with all applicable legal and accounting requirements and in such manner as to reflect accurately their respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. To the knowledge of SCBC, SCBC and the SCBC Subsidiaries have filed all material reports and returns required by any law or regulation to be filed and have duly paid or accrued on their books of account all Taxes and charges due pursuant to such reports and returns, or assessed against them, including, without limitation, all such reports, statements and assessments which SCBC or any SCBC Subsidiary is required to have filed or paid pursuant to all bank holding company, state commercial bank and state savings bank laws and regulations, none of which reports, statements or assessments has been the subject of any material objection by the regulatory agent with which filed.
     (b) The respective minute books of SCBC and each SCBC Subsidiary accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. Such minute books have been or will be made available to CCB and its representatives, except for the minutes of SCBC's Board of Directors meetings on October 27, 1994 and November 4, 1994, and any subsequent meetings of SCBC's Board of Directors or committees thereof relating to the negotiation or approval of the Merger or this Agreement.
     5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed or reflected in any SEC Document filed by SCBC since January 1, 1992 and prior to the date hereof, neither SCBC nor any SCBC Subsidiary has any obligations or liabilities (contingent or otherwise) that would constitute, individually or in the aggregate, a Material Adverse Event. Except as Previously Disclosed or reflected in any SEC Document filed by SCBC since January 1, 1992, neither SCBC nor any SCBC Subsidiary has incurred or paid any obligation or liability which would constitute a Material Adverse Event.
                                      A-15

     5.8 TAX MATTERS.
     (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of SCBC or any SCBC Subsidiary have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before December 31, 1993, and all such Tax Returns filed are complete and accurate in all material respects. Except as Previously Disclosed or reflected in any SEC Document filed by SCBC since January 1, 1992 and prior to the date hereof, all Taxes shown on filed Tax Returns have been paid. Except as Previously Disclosed or reflected in any SEC Document filed by SCBC since January 1, 1992 and prior to the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes that would constitute a Material Adverse Event. All Taxes due from SCBC and the SCBC Subsidiaries with respect to completed and settled examinations or concluded Tax litigation have been paid.
     (b) Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.
     (c) In the opinion of SCBC's management, adequate provision for any Taxes due or to become due from SCBC or any SCBC Subsidiary for any period or periods through and including September 30, 1994, has been made and is reflected on the September 30, 1994 consolidated financial statements included in the SCBC Financial Statements.
     (d) Deferred Taxes of SCBC and the SCBC Subsidiaries have been provided for in the SCBC Financial Statements in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments.
     5.9 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses (the "Allowance") shown on the consolidated statements of financial condition of SCBC and the SCBC Subsidiaries as of September 30, 1994 included in the SCBC Financial Statements was, and the Allowance shown on the consolidated statements of financial condition of SCBC and the SCBC Subsidiaries as of dates subsequent to the execution of this Agreement included in the SCBC Financial Statements will be, in each case as of the dates thereof, in the opinion of management of SCBC, adequate to provide for losses relating to or inherent in the loan portfolios of SCBC and the SCBC Subsidiaries.
     5.10 PROPERTIES. Except as Previously Disclosed, SCBC and the SCBC Subsidiaries have good and marketable title to all their material properties and assets, whether tangible or intangible, real, personal or mixed, including, but not limited to, all material properties and assets reflected in the consolidated balance sheet of SCBC and the SCBC Subsidiaries as of September 30, 1994 included in the SCBC Financial Statements or reflected in the notes thereto, and all properties and assets purchased by SCBC and the SCBC Subsidiaries since such date, except for such properties and assets which have been sold or otherwise disposed of in the Ordinary Course of Business, are in each case free and clear of all Liens, except for (a) Liens Previously Disclosed, (b) zoning ordinances, easements of record, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by SCBC or any of the SCBC Subsidiaries in the operation of its business, (c) Liens for current Taxes on property not yet due, and (d) Liens which do not materially affect the operation of the business of SCBC and the SCBC Subsidiaries on a consolidated basis. SCBC has Previously Disclosed all material properties and assets which have been purchased or disposed of by SCBC or any SCBC Subsidiary since September 30, 1994. SCBC has Previously Disclosed all business locations of SCBC and the SCBC Subsidiaries, including whether such locations are owned or leased and a statement of when such locations were first occupied by SCBC or the SCBC Subsidiary.
     5.11 COMPLIANCE WITH LAWS.
     (a) To the knowledge of SCBC and except as Previously Disclosed, each of SCBC and the SCBC Subsidiaries is in compliance in all material respects with all laws, regulations, rules, ordinances, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, with any Regulatory Agreements and with its internal policies and procedures.
     (b) Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary has received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any agency or department of any federal, state or local government, including the Federal Reserve Board, the Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Commission, the Administrator, the SEC or the NASD, or the staffs thereof (collectively, the "Regulatory Authorities"), (i) asserting that SCBC or any SCBC Subsidiary is not in substantial compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require SCBC or any SCBC Subsidiary, or indicating that SCBC or any SCBC Subsidiary may be required, to enter into a cease and
                                      A-16
desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of SCBC or any SCBC Subsidiary, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of SCBC or any SCBC Subsidiary, including, without limitation, any restriction on the payment of dividends (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). True and correct copies of all Regulatory Agreements, if any, have been or will be delivered to CCB by SCBC.
     5.12 EMPLOYEE BENEFIT PLANS.
     (a) SCBC has Previously Disclosed to CCB, and will deliver to CCB true and complete copies of, the SCBC Deferred Compensation Plans, the SCBC Options Plans, the SCBC Profit Sharing Plan, the SCBC Pension Plan, the SCBC ESOP and all material pension, retirement, profit-sharing, long term incentive compensation, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical (including post-retirement medical), vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all Employee Benefit Plans, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by SCBC or any SCBC Subsidiary or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "SCBC Benefit Plans"). Any of the SCBC Benefit Plans which is an Employee Pension Benefit Plan is referred to herein as an "SCBC ERISA Plan."
     (b) Each such SCBC Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Tax Code, except where the failure to comply would not constitute a Material Adverse Event.
     (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such SCBC Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code Section 4980B have been met with respect to each such SCBC Benefit Plan which is an Employee Welfare Benefit Plan.
     (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such SCBC Benefit Plan which is an SCBC ERISA Plan and all contributions for any period ending at or before the Effective Time which are not yet due have been paid to each such SCBC ERISA Plan or accrued by SCBC and the SCBC Subsidiaries in the Ordinary Course of Business. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such SCBC Benefit Plan which is an Employee Welfare Benefit Plan.
     (e) Each such SCBC Benefit Plan which is a SCBC ERISA Plan and which is intended to be a "qualified plan" meets the requirements of a "qualified plan" under Tax Code Section 401(a) and, except as Previously Disclosed, has received, since December 31, 1989, a favorable determination letter from the IRS.
     (f) With respect to each SCBC Benefit Plan that SCBC or any SCBC Subsidiary maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:
          (i) No such SCBC Benefit Plan which is a SCBC ERISA Plan has been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such SCBC ERISA Plan has been instituted or, to the knowledge of SCBC, threatened.
          (ii) There have been no Prohibited Transactions with respect to any such SCBC Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such SCBC Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such SCBC Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of SCBC, threatened.
     (g) Neither SCBC nor any SCBC Subsidiary contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.
                                      A-17

     (h) Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary maintains any defined benefit plans. Neither SCBC nor any SCBC Subsidiary has incurred, and to the knowledge of SCBC, neither SCBC or any SCBC Subsidiary has any reason to expect that any of them will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Tax Code with respect to any such SCBC Benefit Plan which is a SCBC ERISA Plan and that is maintained or ever has been maintained by SCBC or any SCBC Subsidiary.
     5.13 COMMITMENTS AND CONTRACTS. Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):
     (a) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such Person's capacity as a consultant;
     (b) any labor contract or agreement with any labor union;
     (c) any contract, agreement or arrangement which limits the ability of SCBC or any SCBC Subsidiary to compete in any line of business or which involves any restriction of the geographic area in which SCBC or such SCBC Subsidiary may carry on its business (other than as may be required by law or applicable Regulatory Authorities); (d) any Significant Contract or Significant Lease; or
(e) any other contract which would be required to be disclosed as an exhibit to an SEC Document of SCBC and which has not been so disclosed.
     5.14 MATERIAL CONTRACT DEFAULTS. Neither SCBC nor any SCBC Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Significant Contract or Significant Lease to which SCBC or such SCBC Subsidiary is a party or by which SCBC or such SCBC Subsidiary or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not constitute, individually or in the aggregate, a Material Adverse Event and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.
     5.15 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the knowledge of SCBC, threatened against SCBC or any SCBC Subsidiary, or against any property, asset, interest or right of any of them, that if decided adversely to SCBC or such SCBC Subsidiary, individually or in the aggregate, would constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither SCBC nor any SCBC Subsidiary is subject to any judgment, order, writ, injunction, decree or ruling, that, individually or in the aggregate, constitutes a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.
     5.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1992, except
(i) as disclosed in any SEC Document filed by SCBC since January 1, 1992 and prior to the date hereof, or (ii) as Previously Disclosed, neither SCBC nor any SCBC Subsidiary has (A) failed to operate in the Ordinary Course of Business,
(B) suffered any change that would constitute a Material Adverse Event, (C) incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside of the Ordinary Course of Business, (D) increased the salaries, compensation or general benefits payable to its employees other than in the Ordinary Course of Business, (E) suffered any loss, destruction or damage to any of its properties or assets that would constitute a Material Adverse Event, or (F) made a material acquisition or disposition of any assets or entered into any Significant Contract or Significant Lease other than in the Ordinary Course of Business.
     5.17 REPORTS. Since January 1, 1992, SCBC and each SCBC Subsidiary has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. Copies of each such reports and documents have been delivered or will be made available to CCB. As of their respective dates, each of such reports and documents complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the respective Regulatory Authority and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.
     5.18 INSURANCE. SCBC and each SCBC Subsidiary is presently insured, and during each of the past five (5) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance
                                      A-18
maintained with respect to the assets or businesses of SCBC and the SCBC Subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which SCBC or any SCBC Subsidiary is a named insured are sufficient for their purpose.
     5.19 LABOR. No work stoppage involving SCBC or any SCBC Subsidiary is pending or, to the knowledge of SCBC, threatened. Neither SCBC nor any SCBC Subsidiary is involved in, or, to the knowledge of SCBC, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that would constitute a Material Adverse Event. SCBC and each SCBC Subsidiary has, to the knowledge of SCBC, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, and no person has, to the knowledge of SCBC, asserted that SCBC or any SCBC Subsidiary is liable in any material amount for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing. Except as Previously Disclosed, there is no material action, suit or proceeding by any Person pending or, to the knowledge of SCBC, threatened, against SCBC or any SCBC Subsidiary (or any of the employees thereof), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Employees of SCBC and the SCBC Subsidiaries are not represented by any labor union, and, to the knowledge of SCBC, no labor union is attempting to organize employees of SCBC or any SCBC Subsidiary.
     5.20 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in SCBC's Proxy Statement for its 1994 Annual Meeting of Shareholders or as Previously Disclosed, no officer or director of SCBC, or any "associate " (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any Significant Contract or Significant Lease or any property (real or personal), tangible or intangible, used in or pertaining to the business of SCBC or any SCBC Subsidiary.
     5.21 REGISTRATION OBLIGATION. Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger or the Subsequent Merger by reason of any agreement to register any of its securities or Rights relating thereto under the 1933 Act; provided, however, that SCBC intends to file a Registration Statement on Form S-8 with respect to options granted under, and shares of SCBC Common Stock issuable pursuant to, the SCBC LTIP prior to the Effective Time.
     5.22 ENVIRONMENTAL MATTERS.
     (a) Except as Previously Disclosed, neither SCBC nor any SCBC Subsidiary, nor any properties owned or operated by SCBC or any SCBC Subsidiary has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, demands, claims, notices or investigations (including, without limitation, notices, demand letter or requests for information from any Environmental Agency) instituted, pending or threatened relating to the liability of any properties owned or operated by SCBC or any SCBC Subsidiary under any Environmental Law.
     (b) Except as Previously Disclosed, (i) no Hazardous Materials have been generated, treated, stored or disposed of at, or transported to or from, any properties owned or operated by SCBC or any SCBC Subsidiary at any time, except in compliance with the Environmental Laws, (ii) no friable asbestos containing material is in use, or is or has been stored or disposed of on or upon any properties owned or operated by SCBC or any SCBC Subsidiary, (iii) no polychlorinated biphenyls ("PCBs") are located on or in any properties owned or operated by SCBC or any SCBC Subsidiary in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (iv) no underground storage tanks are located on any properties owned or operated by SCBC or any SCBC Subsidiary or were located on any properties owned or operated by SCBC or any SCBC Subsidiary and subsequently removed or filled. The representations in Sections 5.22(a) and (b) shall also apply to any properties in which any SCBC Subsidiary has a security interest.
     (c) All representations in this Section 5.22 (i) are to the knowledge of SCBC without independent investigation and (ii) shall not apply to the extent that, in the opinion of SCBC's management, the results of such actions, suits, proceedings, demands, claims, notices or investigations, or the presence of such Hazardous Materials, substances or items on such properties, would not constitute a Material Adverse Event.
     (d) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Environmental Agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.
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     (e) "Hazardous Materials" means solid waste (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C.A. (section mark)6901 ET SEQ. ("RCRA"), and the regulations adopted pursuant to RCRA), hazardous waste (as that term is defined under RCRA, and the regulations adopted pursuant to
RCRA), hazardous substances (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A.
(section mark)9601 ET SEQ. ("CERCLA"), and the regulations adopted pursuant to CERCLA), and other pollutants, including, without limitation, any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis or chemicals.
     (f) "Environmental Agency" means the United States Environmental Protection Agency, the North Carolina Department of Environment, Health and Natural Resources or any other federal, state or local agency responsible for regulating or enforcing laws, rules, regulations and ordinances relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plan and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.
     5.23 ACCOUNTING; TAX; REGULATORY MATTERS. Neither SCBC nor any SCBC Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent (or, together with other events, would be reasonably likely to prevent) the Merger from qualifying (A), except as Previously Disclosed, for pooling-of-interests accounting treatment or (B) as a Tax-free reorganization within the meaning of Tax Code Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.
     5.24 BROKERS AND FINDERS. Except for The Robinson-Humphrey Company, Inc. ("Robinson Humphrey"), neither SCBC nor any SCBC Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for SCBC or any SCBC Subsidiary in connection with this Agreement or the transactions contemplated hereby.
     5.25 STATEMENTS TRUE AND CORRECT. The representations and warranties of SCBC in this Agreement and the information which is deemed to be Previously Disclosed by SCBC for the purpose of this Agreement are true and accurate in all material respects.
                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF CCB AND NSC
     CCB and NSC represent and warrant to SCBC as follows:
     6.1 ORGANIZATION, STANDING AND AUTHORITY. CCB is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. CCB has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute, deliver and perform its obligations under this Agreement. CCB is duly registered as a bank holding company under the BHCA. Except as Previously Disclosed, CCB has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.
     6.2 CAPITAL STOCK.
     (a) The authorized capital stock of CCB consists (i) 30,000,000 shares of CCB Common Stock, of which 9,516,379 shares were issued and outstanding as of September 30, 1994, and (ii) 5,000,000 shares of serial preferred stock, none of which were issued and outstanding on such date. All of the issued and outstanding shares of CCB Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of CCB Common Stock has been issued in violation of any preemptive rights. Except as Previously Disclosed or set forth herein, there are no other shares of capital stock or other equity securities of CCB outstanding or Rights relating to the capital stock of CCB.
     (b) The CCB Common Stock is duly registered under the 1934 Act. The CCB Common Stock is not subject to any restrictions as to the transfer thereof (exclusive of restrictions respecting CCB Common Stock held by its directors, officers or other Affiliates in accordance with the Securities Laws). To the knowledge of CCB and except as Previously Disclosed, as
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of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the CCB Common Stock. For purposes of this Section 6.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof except that the term shall not include ownership of any of the CCB Common Stock held by CCB or any CCB Subsidiary as trustee or in some other fiduciary or custodial capacity.
     6.3. CCB SUBSIDIARIES.
     (a) Each of CCB's Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of property or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Authorizations necessary for it to, carry on its business as now conducted and to own, lease and operate its assets, properties and business. NSC shall be duly organized prior to the Effective Time and shall be in full compliance with representations and warranties in this Agreement relevant to NSC. Other than the CCB Subsidiaries, CCB neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly of any corporation, bank, savings bank, savings association or other Person.
     (b) CCB is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the CCB Subsidiaries which are its direct subsidiaries, and CCB Bank is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the CCB Subsidiaries which are its direct subsidiaries. All of the shares of capital stock of each of the CCB Subsidiaries are fully paid and nonassessable (except, with respect to CCB Bank, as otherwise provided under N.C. Gen. Stat.
(section mark)53-42) and are owned by CCB or CCB Bank free and clear of any Lien. No equity securities of any CCB Subsidiary are or may become required to be issued (other than to CCB or CCB Bank) under any Rights.
     6.4 AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.
     (a) The execution and delivery of this Agreement by CCB and NSC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CCB, CCB Bank and NSC, subject to the approval of their respective shareholders to the extent required by applicable law. This Agreement, subject to requisite shareholder approvals and Regulatory Approvals, represents a valid and legally binding obligation of CCB and NSC, enforceable against CCB and NSC in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement by CCB or NSC, nor the consummation by CCB, CCB Bank or NSC of the transactions contemplated hereby to which they are a party, nor compliance by CCB or NSC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CCB's Amended and Restated Articles of Incorporation or Bylaws, CCB Bank's Articles of Incorporation or Bylaws or NSC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of any of CCB or any CCB Subsidiary or pursuant to any Significant Contract or Significant Lease, or
(iii) subject to receipt of all requisite shareholder approvals and Regulatory Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to CCB or any CCB Subsidiary or any of their properties or assets.
     (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the NASD, (ii) consents, authorizations, approvals or exemptions required from the Federal Reserve Board, the Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Commission or the Administrator, and (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation of the Merger by CCB and NSC, the Bank Mergers by CCB Bank, and the other transactions contemplated in this Agreement.
     6.5 FINANCIAL STATEMENTS. CCB (i) has delivered (or will deliver, when issued) the CCB Financial Statements to SCBC. Except as Previously Disclosed, the CCB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of CCB and the CCB Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of CCB and the CCB Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-
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end adjustments, and (iii) with respect to the CCB Financial Statements as of and for the years ended or ending December 31, 1992, December 31, 1993 and December 31, 1994, have been and will be audited by independent certified public accountants.
     6.6 BOOKS AND CORPORATE RECORDS.
     (a) The books of account of CCB and the CCB Subsidiaries have been maintained in substantial compliance with all applicable legal and accounting requirements and in such manner as to reflect accurately their respective items of income and expense and all of their respective assets, liabilities and shareholders' equity. To the knowledge of CCB, CCB and the CCB Subsidiaries have filed all material reports and returns required by any law or regulation to be filed and have duly paid or accrued on their books of account all Taxes and charges due pursuant to such reports and returns, or assessed against them, including, without limitation, all such reports, statements and assessments which CCB or any CCB Subsidiary is required to have filed or paid pursuant to all holding company, state commercial bank and state savings bank laws and regulations, none of which reports, statements or assessments has been the subject of any material objection by the regulatory agent with which filed.
     (b) Except as Previously Disclosed, the respective minute books of CCB and each CCB Subsidiary accurately reflect in all material respects the corporate actions which their shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. Such minute books have been or will be made available to SCBC and its representatives, except for the minutes of CCB's Board of Directors meetings on November 4, 1994 and any subsequent meetings of CCB's Board of Directors or committees thereof relating to the negotiation or approval of the Merger or this Agreement.
     6.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed or reflected in any SEC Document filed by CCB since January 1, 1992 and prior to the date hereof, neither CCB nor any CCB Subsidiary has any obligations or liabilities (contingent or otherwise) that would constitute, individually or in the aggregate, a Material Adverse Event. Except as Previously Disclosed or reflected in any SEC Document filed by CCB since January 1, 1992 and prior to the date hereof, since January 1, 1992, neither CCB nor any CCB Subsidiary has incurred or paid any obligation or liability which would constitute a Material Adverse Event.
     6.8 TAX MATTERS.
     (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of CCB or any CCB Subsidiary have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before December 31, 1993, and all such Tax Returns filed are complete and accurate in all respects. Except as Previously Disclosed or reflected in any SEC Document filed by CCB since January 1, 1992 and prior to the date hereof, all Taxes shown on filed Tax Returns have been paid. Except as Previously Disclosed or reflected in any SEC Document filed by CCB since January 1, 1992 and prior to the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes that would constitute a Material Adverse Event. All Taxes due from CCB and the CCB Subsidiaries with respect to completed and settled examination or concluded Tax litigation have been paid.
     (b) Except as Previously Disclosed, neither CCB nor any CCB Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.
     (c) In the opinion of CCB's management, adequate provision for any Taxes due or to become due from CCB or any CCB Subsidiary for any period or periods through and including September 30, 1994, has been made and is reflected on the September 30, 1994 consolidated financial statements included in the CCB Financial Statements.
     (d) Deferred Taxes of CCB and the CCB Subsidiaries have been provided for in the CCB Financial Statements in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments.
     6.9 ALLOWANCE FOR LOAN LOSSES. The Allowance shown on the consolidated balance sheets of CCB and the CCB Subsidiaries as of September 30, 1994 included in the CCB Financial Statements was, and the Allowance shown on the consolidated balance sheets of CCB and the CCB Subsidiaries as of the dates subsequent to the execution of this Agreement included in the CCB Financial Statements will be, in each case as of the dates thereof, in the opinion of management of CCB adequate to provide for losses relating to or inherent in the loan portfolios of CCB and the CCB Subsidiaries.
     6.10 PROPERTIES. Except as Previously Disclosed, CCB and the CCB Subsidiaries have good and marketable title to all their material properties and assets, whether tangible or intangible, real, personal or mixed, including, but not limited to, all material properties and assets reflected in the consolidated balance sheet of CCB and the CCB Subsidiaries as of September
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30, 1994 included in the CCB Financial Statements or reflected in the notes thereto, and all properties and assets purchased by CCB and the CCB Subsidiaries since such date, except for such properties and assets which have been sold or otherwise disposed of in the Ordinary Course of Business, are in each case free and clear of all Liens, except for Liens Previously Disclosed, (b) zoning ordinances, easements of record, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by CCB or any of the CCB Subsidiaries in the operation of its business, (c) Liens for current Taxes on property not yet due, and (d) Liens which do not materially affect the operation of the business of CCB and the CCB Subsidiaries on a consolidated basis. CCB has Previously Disclosed all material properties and assets which have been purchased or disposed of by CCB or any CCB Subsidiary since September 30, 1994.
     6.11 COMPLIANCE WITH LAWS.
     (a) To the knowledge of CCB and except as Previously Disclosed, each of CCB and the CCB Subsidiaries is in compliance in all material respects with all laws, regulations, rules, ordinances, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, with any Regulatory Agreement (substituting CCB and the CCB Subsidiaries for SCBC and the SCBC Subsidiaries within the definition of such term) and with its internal policies and procedures.
     (b) Except as Previously Disclosed, neither CCB nor any CCB Subsidiary has received, consented to or entered into any Regulatory Agreement (substituting CCB and the CCB Subsidiaries for SCBC and the SCBC Subsidiaries within the definition of such term). True and complete copies of all such Regulatory Agreements, if any, have been or will be delivered to SCBC by CCB.
     6.12 EMPLOYEE BENEFIT PLANS.
     (a) CCB has Previously Disclosed to SCBC, and will deliver to SCBC true and complete copies of, the CCB LTIP and all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical (including post-retirement medical), vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all Employee Benefit Plans currently adopted, maintained by, sponsored in whole or in part by or contributed to by CCB or any CCB Subsidiary or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "CCB Benefit Plans"). Any of the CCB Benefit Plans which is an Employee Pension Benefit Plan is referred to herein as an "CCB ERISA Plan."
     (b) Each such CCB Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Tax Code, except where the failure to comply would not constitute a Material Adverse Event.
     (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such CCB Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code Section 4980B have been met with respect to each such CCB Benefit Plan which is an Employee Welfare Benefit Plan.
     (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such CCB Benefit Plan which is a CCB ERISA Plan and all contributions for any period ending at or before the Effective Time which are not yet due have been paid to each such CCB ERISA Plan or accrued by CCB and the CCB Subsidiaries in the Ordinary Course of Business. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such CCB Benefit Plan which is an Employee Welfare Benefit Plan.
     (e) Each such CCB Benefit Plan which is a CCB ERISA Plan and which is intended to be a "qualified plan" meets the requirements of a "qualified plan" under Tax Code Section 401(a) and, except as Previously Disclosed, has received, since December 31, 1989, a favorable determination letter from the IRS.
     (f) With respect to each CCB Benefit Plan that CCB or any CCB Subsidiary maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:
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          (i) No such CCB Benefit Plan which is a CCB ERISA Plan has been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such CCB ERISA Plan has been instituted or, to the knowledge of CCB, threatened.
          (ii) There have been no Prohibited Transactions with respect to any such CCB Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such CCB Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such CCB Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of CCB, threatened.
     (g) Neither CCB nor any CCB Subsidiary contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.
     (h) Except as Previously Disclosed, neither CCB nor any CCB Subsidiary maintains any defined benefit plans. Neither CCB nor any CCB Subsidiary has incurred, and to the knowledge of CCB, neither CCB or any CCB Subsidiary has any reason to expect that any of them will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Tax Code with respect to any such CCB Benefit Plan which is a CCB ERISA Plan and that is maintained or ever has been maintained by CCB or any CCB Subsidiary.
     6.13 COMMITMENTS AND CONTRACTS. Except as Previously Disclosed, neither CCB nor any CCB Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):
     (a) any labor contract or agreement with any labor union;
     (b) any contract, agreement or arrangement which limits the ability of CCB or any CCB Subsidiary to compete in any line of business or which involve any restriction of the geographical area in which CCB or such CCB Subsidiary may carry on its business (other than as may be required by law or applicable Regulatory Authorities); or
     (c) any other contract which would be required to be disclosed as an exhibit to an SEC Document of CCB and which has not been so disclosed.
     6.14 MATERIAL CONTRACT DEFAULTS. Neither CCB nor any CCB Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Significant Contract or Significant Lease to which CCB or any CCB Subsidiary is a party or by which CCB or any CCB Subsidiary or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not constitute a Material Adverse Event, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.
     6.15 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no actions, suits, or proceedings instituted or pending or, to the knowledge of CCB, threatened against CCB or any CCB Subsidiary, or against any property, asset, interest or right of any of them, that, individually or in the aggregate, would constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither CCB nor any CCB Subsidiary is subject to any judgment, order, writ, injunction, decree, or ruling that, individually or in the aggregate, might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.
     6.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1992, except
(i) as disclosed in any SEC Document filed by CCB since January 1, 1992 and prior to the date hereof or (ii) as Previously Disclosed, neither CCB nor any CCB Subsidiary has (A) failed to operate in the Ordinary Course of Business, (B) suffered any change that would constitute a Material Adverse Event, (C) incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside of the Ordinary Course of Business, (D) increased the salaries, compensation or general benefits payable to its employees other than in the Ordinary Course of Business,
(E) suffered a material loss, destruction or damage to any of its properties or assets, that would constitute a Material Adverse Event, or (F) made a material acquisition or disposition of any assets or entered into any Significant Contract or Significant Lease other than in the Ordinary Course of Business.
     6.17 REPORTS. Since January 1, 1992, CCB and each CCB Subsidiary has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. Copies of such reports and documents have been or will be delivered or made available to SCBC. As of their respective dates, each of such reports and documents described in clause (i) of the preceding sentence, including the financial statements, exhibits and
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schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the respective Regulatory Authority and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.
     6.18 INSURANCE. CCB and each CCB Subsidiary is presently insured, and during each of the past five (5) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or business of CCB and the CCB Subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which CCB or any CCB Subsidiary is a named insured are sufficient for their purpose.
     6.19 LABOR. No work stoppage involving CCB or any CCB Subsidiary is pending or, to the knowledge of CCB's management, threatened. Neither CCB nor any CCB Subsidiary is involved in, or, to the knowledge of CCB, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that would constitute a Material Adverse Event. CCB and each CCB Subsidiary has, to the knowledge of CCB, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, and no person has, to the knowledge of CCB, asserted that CCB or any CCB Subsidiary is liable in any material amount for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing. There is no material action, suit or proceeding by any person pending or, to the knowledge of CCB, threatened, against CCB or any CCB Subsidiary (or any of the employees thereof), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Employees of CCB and the CCB Subsidiaries are not represented by any labor union, and, to the knowledge of CCB, no labor union is attempting to organize employees of CCB or any CCB Subsidiary.
     6.20 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in CCB's Proxy Statement for its 1994 Annual Meeting of Shareholders or as Previously Disclosed, no officer or director of CCB, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any Significant Contract or Significant Lease or any property (real or personal), tangible or intangible, used in or pertaining to the business of CCB or any CCB Subsidiary.
     6.21 ENVIRONMENTAL MATTERS.
     (a) Except as Previously Disclosed, neither CCB or any CCB Subsidiary, nor any properties owned or operated by CCB or any CCB Subsidiary has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any Environmental Agency) instituted, pending or threatened relating to the liability of any properties owned or operated by CCB or any CCB Subsidiary under any Environmental Law.
     (b) Except as Previously Disclosed, (i) no Hazardous Materials have been generated, treated, stored or disposed of at, or transported to or from, any properties owned or operated by CCB or any CCB Subsidiary at any time, except in compliance with the Environmental Laws, (ii) no friable asbestos containing material is in use, or is or has been stored or disposed of on or upon any properties owned or operated by CCB or any CCB Subsidiary, (iii) no PCBs are located on or in any properties owned or operated by CCB or any CCB Subsidiary in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (iv) no underground storage tanks are located on any properties owned or operated by CCB or any CCB Subsidiary or were located on any properties owned or operated by CCB or any CCB Subsidiary and subsequently removed or filled. The representations in Section 6.21(a) and
(b) shall also apply to any properties in which any CCB Subsidiary has a security interest.
     (c) All representations in this Section 6.21 (i) are to the knowledge of CCB, without independent investigation, and (ii) shall not apply to the extent that, in the opinion of CCB's management, the results of such actions, suits, proceedings, demands, claims, notices or investigations, or the presence of such Hazardous Materials, substances or items on such properties would not constitute a Material Adverse Event.
     6.22 ACCOUNTING; TAX; REGULATORY MATTERS. Neither CCB nor any CCB Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying (A) for pooling-of-interests accounting treatment or (B) as a Tax-free reorganization within the meaning of Tax Code Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.
     6.23 BROKERS AND FINDERS. Except for Wheat, First Securities, Inc. ( "Wheat") and as Previously Disclosed, neither CCB nor any CCB Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or
                                      A-25

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incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for CCB or any CCB Subsidiary in connection with this Agreement or the transactions contemplated hereby.
     6.24 CAPITAL STOCK ISSUED IN MERGER. At the Effective Time, CCB Common Stock (and the attached CCB Rights) issued pursuant to the Merger will be duly authorized, validly issued, fully paid (except as provided in the CCB Rights
Plan) and nonassessable and not subject to preemptive rights, or any Rights (other than the CCB Rights), created by CCB or any CCB Subsidiary, and such CCB Common Stock will be approved or qualified for quotation on the NMS.
     6.25 STATEMENTS TRUE AND CORRECT. The representations and warranties of CCB and NSC in this Agreement and the information which is deemed to be Previously Disclosed by CCB for the purposes of this Agreement are true and accurate in all material respects.
                                  ARTICLE VII
                      CONDUCT PRIOR TO THE EFFECTIVE TIME
     7.1 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. During the period from the date of the execution of this Agreement to the Effective Time, each of CCB and SCBC shall, and shall cause each of the CCB Subsidiaries or the SCBC Subsidiaries, as applicable, to, (i) conduct its business in the Ordinary Course of Business (except that SCBC shall account for investment securities purchased during such period as being held "for sale," to the extent such treatment is not inconsistent with GAAP), (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and
(iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of CCB, CCB Bank, NSC, SCBC, SC Bank or the Savings Bank Subsidiaries to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement or the agreements referenced or contemplated herein.
     7.2 FORBEARANCES. During the period from the date of the execution of this Agreement to the Effective Time, except as Previously Disclosed by CCB or SCBC to the other that it intends to take such action, and except as required by law or regulation, neither CCB nor SCBC shall, or permit any of their respective CCB Subsidiaries and SCBC Subsidiaries to, without the prior written consent of the other:
     (a) other than in the Ordinary Course of Business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of CCB, any CCB Subsidiary, SCBC or any SCBC Subsidiary (it being understood and agreed that incurrence of indebtedness in the Ordinary Course of Business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposits and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance;
     (b) adjust, split, combine or reclassify any of its capital stock or sell, grant or issue any shares of its capital stock or any Rights with respect to its capital stock (other than the issuance of CCB Rights attached to shares of CCB Common Stock issued as permitted under this Agreement); provided, however, that CCB may sell, issue or grant shares of CCB Common Stock or Rights thereto pursuant to the terms of the CCB LTIP as existing on the date hereof and SCBC may issue shares of SCBC Common Stock pursuant to the exercise of SCBC Stock Options granted under the SCBC Options Plan at any time prior to the date of the execution of this Agreement;
     (c) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock; provided, however, that the CCB Subsidiaries and the SCBC Subsidiaries may declare and pay cash dividends to their parent corporations and CCB and SCBC, as the case may be, may declare and pay regular quarterly cash dividends at such times as may be in accordance with their ordinary and customary practices and in an annual amount no more than the total cash dividends paid by CCB or SCBC, as the case may be, during the twelve-month period ended September 30, 1994; further provided, however, that if SCBC determines in good faith that the Effective Time will occur on a date such that, taking into consideration the anticipated quarterly dividend payment date of CCB, the holders of shares of SCBC Common Stock prior to the Effective Time will not be eligible to receive dividends declared by CCB for the quarter in which the Effective Time occurs, then SCBC may accelerate its quarterly dividend payment date to such quarter to insure the payment of dividends to holders of shares of SCBC Common Stock, it being the intention of the parties hereto that holders of SCBC Common Stock shall not fail to receive one dividend, or receive two dividends, for any single calendar quarter with respect to their shares of SCBC Common Stock and any shares of CCB Common Stock any such
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holder receives in exchange therefor in the Merger; and further provided, that
CCB may purchase and redeem shares of CCB Common Stock as Previously Disclosed to SCBC;
     (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person other than CCB, a CCB Subsidiary, SCBC, or a SCBC Subsidiary, or cancel, release or assign any indebtedness to any such prohibited Person or any claims held by any such prohibited Person, except in the Ordinary Course of Business;
     (e) except as Previously Disclosed by SCBC to CCB, or by CCB to SCBC, or in the Ordinary Course of Business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any Person other than CCB, SCBC, a CCB Subsidiary or a SCBC Subsidiary;
     (f) enter into or terminate, or (except as otherwise provided in Section 8.2) make any change in, any Significant Contract or Significant Lease, other than renewals of contracts and leases without material adverse changes of terms;
     (g) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend (except as otherwise provided in Section 8.2) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than in the Ordinary Course of Business;
     (h) subject to the provisions of Section 8.5, solicit, encourage or authorize any Person to solicit from any third party any inquiries or proposals relating to the disposition of business or assets by, or the acquisition of the voting securities of, or the merger of, in the case of CCB, it, NSC, CCB Bank or any other CCB Subsidiary that is a financial institution, or in the case of SCBC, it, SC Bank or any Savings Bank Subsidiary, to or with any Person other than as provided by this Agreement, or subject to the fiduciary obligations of its Board of Directors, provide any Person with information or assistance or negotiate with any Person in furtherance of such inquiries or to obtain such a proposal (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);
     (i) settle any claim, action or proceeding against it involving money damages, except in the Ordinary Course of Business or pursuant to agreements Previously Disclosed to the other party;
     (j) take any action that would prevent or impede the Merger from qualifying
(i) for pooling-of-interests accounting treatment or (ii) as a Tax-free reorganization within the meaning of Tax Code Section 368;
     (k) amend its Articles of Incorporation (or Charter) or Bylaws; provided, however, that CCB shall exercise its best efforts to acquire the CCB Bylaw Approval and to effect the amendments of CCB's Bylaws contemplated thereby; or
     (l) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.
     7.3. ACCESS AND INFORMATION; CONFIDENTIALITY.
     (a) During the Due Diligence Period and thereafter, CCB (and each CCB Subsidiary) and SCBC (and each SCBC Subsidiary) shall each afford to the other party, and to the other party's accountants, counsel, financial advisors and other representatives, full access during normal business hours, to all of their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other party (i) a copy of each SEC Document filed by it, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, including, without limitation, reports of condition (including call reports) filed with any Regulatory Authority.
     (b) Each party hereto shall, and shall cause its Affiliates, advisors and representatives to, (i) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (ii) in the event of the termination of this Agreement return all documents (including copies thereof) obtained hereunder from the other party, and (iii) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public through no fault of such party. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 7.3(b) would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof, in addition to damages or any other relief available at law, and to recover its reasonable attorneys' fees and expenses incurred in such enforcement.
     7.4 CURRENT INFORMATION. During the period from the date of the execution of this Agreement to the Effective Time, each of CCB and SCBC shall, and each shall cause its representatives to, confer on a regular and request basis with representatives of the other. Each of CCB and SCBC shall promptly notify the other of (i) any material change in its business, operations or
                                      A-27

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prospects, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority or Environmental Agency, (iii) the institution or the threat of material litigation involving such party, or (iv) any event or condition that might be reasonably expected to cause any of such party's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.
     7.5 REGISTRATION STATEMENT; REGULATORY MATTERS.
     (a) None of the information supplied or to be supplied by CCB or NSC, on the one hand, or SCBC, on the other hand, for inclusion in the registration statement on Form S-4, or other appropriate form, to be filed by CCB with the SEC under the 1933 Act for the registration of the offering of the shares of CCB Common Stock and CCB Rights to be issued in Merger (the "Registration Statement"), the joint proxy statement to be used by CCB and SCBC to solicit any required approval of their respective shareholders as contemplated by this Agreement (the "Joint Proxy Statement") or any other document to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will contain when filed, or, in the case of the Joint Proxy Statement, when it is first mailed to the shareholders of CCB and SCBC, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective under the 1933 Act, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of a Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings.
     (b) CCB shall (i) with the assistance of SCBC, prepare and file with the SEC as soon as practicable the Registration Statement and the Joint Proxy Statement, (ii) use its best efforts to cause the Registration Statement to become effective under the 1933 Act, and (iii) take any action required to be taken under any applicable state securities or "Blue Sky" laws in connection therewith. SCBC and the SCBC Subsidiaries shall furnish CCB with all information concerning SCBC, the SCBC Subsidiaries and the holders of SCBC Common Stock as CCB may reasonably request in connection with the foregoing.
     (c) CCB, NSC and SCBC shall cooperate and use their respective best efforts
(i) as soon as practicable to prepare all documentation, to effect all filings and to obtain all Regulatory Approvals and all other permits, consents, approvals and authorizations of all third parties, Regulatory Authorities and other governmental authorities necessary to consummate the Bank Conversions, the Merger, the Bank Mergers and the other transactions contemplated by this Agreement, and (ii) to cause the Bank Conversions, the Merger, the Bank Mergers and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable. CCB, NSC and SCBC shall advise one another concerning all filings to be made by it and all other consents, approvals and authorizations required to be obtained by it, and shall promptly furnish the other with copies of all such filings and all correspondence, orders and other communications in connection with all such filings, consents, approvals and authorizations and all Regulatory Approvals.
     7.6 SHAREHOLDERS' APPROVALS. Each of CCB and SCBC shall cause a duly called and noticed meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger and related matters (including the Plan of Merger), and each shall use its best efforts to cause such meetings to occur on the same date (the "Shareholders' Meetings"). NSC shall cause a duly called and noticed meeting of its shareholder to be held as soon as practicable for the purpose of voting upon the Merger and related matters (including the Plan of Merger). In connection with the Shareholders' Meetings, CCB and SCBC shall prepare the Joint Proxy Statement and mail it to their respective shareholders. The Board of Directors of each of CCB and SCBC shall submit for approval of their respective shareholders the matters to be voted upon at the Shareholders' Meetings, and shall, subject to their respective fiduciary obligations, recommend approval of such matters and use their respective best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approvals.
     7.7 AGREEMENTS OF AFFILIATES. SCBC shall, within thirty (30) days after the date of the execution of this Agreement, deliver to CCB a letter identifying all Persons whom SCBC believes will be, at the time the Merger is submitted to a vote of the shareholders of SCBC, "affiliates" of SCBC for purposes of Rule 145 under the 1933 Act. SCBC shall use its best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to CCB at least 30 days prior to the Effective Time a written agreement providing that each such Person will not offer, sell, pledge, transfer or otherwise dispose of any shares of CCB Common Stock except in compliance with the applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder until such time as financial results covering at least 30 days of combined operations of CCB and SCBC shall have been published, and will otherwise comply with the holding period requirements set forth
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in SEC Accounting Series Release Nos. 130 and 135 and in SEC Staff Accounting
Bulletin No. 65. Prior to the Effective Time, SCBC shall amend and supplement such letter and use its best efforts to cause each additional Person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 7.7.
     7.8 DELIVERY OF MONTHLY FINANCIAL STATEMENTS. Within fifteen (15) days after the end of each calendar month occurring after the date of this Agreement and prior to the Effective Time, CCB and SCBC shall each deliver to the other its unaudited monthly consolidated financial statements normally generated by it for such month, in each case certified by its Chief Financial Officer. Such financial statements shall fairly present in all material respects the financial condition and results of operations of CCB and the CCB Subsidiaries or SCBC and the SCBC Subsidiaries, as applicable, on a consolidated basis on the dates and for the periods indicated in accordance with GAAP, subject to normal and recurring year-end audit adjustments and accruals.
     7.9 ACCOUNTING TREATMENT; TAX-FREE REORGANIZATION. Each of CCB, NSC and SCBC undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a Tax-free reorganization under Tax Code Section 368.
     7.10 PRESS RELEASES. CCB and SCBC shall promptly consult with each other as to the form and substance, and prior to the release or issuance, of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby. CCB and SCBC agree not to release or issue any such press release or other public disclosure without the approval of the other unless required by law.
     7.11 INTERIM FINANCIAL RESULTS. CCB agrees that, on or before the 50th day following the date on which the Effective Time shall occur, it shall publish and distribute publicly interim consolidated financial statements reflecting at least 30 days of the combined, consolidated results of operation of CCB and the Surviving Corporation.
     7.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. CCB and SCBC shall use, and shall cause each of the CCB Subsidiaries and the SCBC Subsidiaries, as applicable, to use their best efforts to obtain all Regulatory Approvals and all other consents, approvals and authorizations of third parties and Regulatory Authorities necessary or, in the reasonable opinion of CCB and SCBC, desirable for the consummation of the transactions contemplated by this Agreement.
                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS
     8.1 INDEMNIFICATION AND INSURANCE.
     (a) CCB agrees to indemnify, defend and hold harmless SCBC and each of the present and former officers, directors, employees and agents of SCBC and the SCBC Subsidiaries from and against all Indemnifiable Losses. SCBC agrees to indemnify, defend and hold harmless CCB and each of the present and former officers, directors, employees and agents of CCB and the CCB Subsidiaries from and against all Indemnifiable Losses.
     (b) In addition to the provisions of Section 8.1(a), after the Effective Time, CCB and the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of SCBC and the SCBC Subsidiaries from and against all Indemnifiable Losses arising from or related to matters occurring at or prior to the Effective Time and, further, to indemnify such present and former officers, directors, employees and agents of SCBC and the SCBC Subsidiaries to the full extent then permitted under the NCBCA and by SCBC's Amended and Restated Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.
     (c) CCB shall maintain a policy or policies of directors' and officers' liability insurance (the "D&O Insurance") covering Persons who are currently covered by SCBC's existing D&O Insurance, or shall otherwise continue D&O Insurance coverage for such Persons for a period of at least three (3) years after the Effective Time, which coverage shall have terms at least as favorable as those of SCBC's existing D&O Insurance in effect on the date hereof.
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     (d) If CCB or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume the obligations set forth in this Section 8.1.
     8.2 EMPLOYEE CONTRACTS AND EMPLOYEE AND DIRECTOR BENEFITS. Following the Effective Time and continuing after the Subsequent Merger, CCB and the Surviving Corporation each and together will continue to honor, and will assume and perform in accordance with their terms, all Previously Disclosed employment, severance, deferred compensation, split dollar insurance, salary continuation, consulting and other compensation contracts between SCBC or any SCBC Subsidiary and any current or former director, officer or employee thereof (including, but not limited to, the SCBC Options Plans, the SCBC LTIP and the SCBC Deferred Compensation Plans), and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any SCBC Benefit Plan; provided, however, that CCB and the Surviving Corporation need not honor, in connection with the Merger, those provisions of those certain employment agreements between SCBC (and certain of the SCBC Subsidiaries) and certain of the employees of SCBC and those SCBC Subsidiaries relating to benefits payable upon a "change in control" of SCBC and/or SC Bank which have been Previously Disclosed, which provisions have been waived by such employees to facilitate, and solely in connection with, the consummation of the Merger and the Bank Mergers; provided further, however, that the employment agreements between certain SCBC's senior executive officers and SCBC (and certain SCBC Subsidiaries) shall be amended prior to the Effective Time, with such amended agreements to be effective as of the Effective Time, as mutually agreed by CCB, SCBC and such senior executive officers. CCB and the Surviving Corporation each and together will continue to pay the premiums on, and will perform, those Previously Disclosed split dollar insurance policies in effect as of the date hereof for (A) certain employees of SCBC and/or one or more of the SCBC Subsidiaries until the earlier of (i) the death of the insured, and (ii) the termination for cause of such employee's employment by CCB or any CCB Subsidiary, and (B) certain former officers of SCBC in accordance with the terms of the Previously Disclosed agreements between such former officers and SCBC and/or certain of the SCBC Subsidiaries.
     8.3 MODIFICATION OF EMPLOYEE BENEFITS. Except as otherwise provided in
Section 8.2 or this Section 8.3, the SCBC Benefit Plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of SCBC and the SCBC Subsidiaries (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of CCB and the CCB Subsidiaries,
(ii) in the event an SCBC Benefit Plan is terminated, shall become fully vested, with each participating SCBC employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate CCB Benefit Plan, on the same basis and applying the eligibility standards as would apply to the employees of CCB and the CCB Subsidiaries as if such employee's prior service to SCBC or an SCBC Subsidiary had been performed on behalf of CCB and the CCB Subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event an SCBC Benefit Plan is merged into a CCB Benefit Plan, shall be entitled to participate in such CCB Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of CCB and the CCB Subsidiaries. CCB and SCBC agree that the overall level of benefits offered or provided to the employees of SCBC and the SCBC Subsidiaries under the CCB Benefit Plans will be no less than that offered or provided to the present employees of CCB and the CCB Subsidiaries, and that for purposes of qualification, participation and vesting, the employees of SCBC and the SCBC Subsidiaries shall receive credit for their periods of service to SCBC and the SCBC Subsidiaries. The SCBC Deferred Compensation Plans will be continued (and, if deemed appropriate and practical by CCB's Board of Directors, merged with comparable plans of CCB) after the Effective Time; provided, however, that no existing rights or benefits of the Persons who have deferred or who are deferring compensation under any SCBC Deferred Compensation Plan will be eliminated, reduced or adversely affected in any manner; and, provided further, that SCBC Directors Plan will continue in effect, but no further deferrals of directors' fees shall be made thereunder, after the Effective Time, and that the SCBC Management Plan shall remain in effect and further deferrals of compensation may be made thereunder after the Effective Time.
     8.4 BRANCH PURCHASE. CCB acknowledges and agrees that SCBC and SC Bank currently intend to purchase three branch offices of First Union National Bank of North Carolina ("FUNB"), and certain related assets, and anticipate entering into a purchase and assumption agreement and other agreements with FUNB with respect thereto after the date of the execution of this Agreement (the "Branch Purchase"). The material terms and conditions of the Branch Purchase have been or will be Previously Disclosed by SCBC to CCB. SCBC shall exercise its best efforts to cause the Branch Purchase to be consummated immediately prior to the Effective Time.
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     8.5 OTHER PERMISSIBLE TRANSACTIONS. Notwithstanding the provisions of
Section 7.2(h), CCB and SCBC agree that CCB may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries and/or financial institutions and their subsidiaries (each a "Proposed Acquisition") prior to the Effective Time, subject to the satisfaction of the following conditions with respect to each Proposed Acquisition: (a) CCB shall advise SCBC's management of the material terms and conditions of CCB's offer respecting such Proposed Acquisition, and each modification by CCB thereto; (b) CCB shall provide SCBC's management with copies of the letter of intent and definitive acquisition agreement proposed to be entered into in connection with such Proposed Acquisition; (c) SCBC's management shall consult with the Executive Committee of SCBC's Board of Directors, and SCBC's management and such Executive Committee shall consult with SCBC's financial and legal advisors respecting the information provided under Section 8.5(a) and (b); and
(d) such Executive Committee shall conclude in its reasonable judgment, exercised in good faith, that such Proposed Acquisition would not (i) significantly delay or impede the consummation of the Bank Conversions, the Merger and the Bank Mergers; (ii) create a reasonable likelihood that any Regulatory Approval would not be obtained; or (iii) be reasonably likely to diminish the economic benefits intended to be obtained by SCBC for its shareholders pursuant to the consummation of the Merger and the other provisions contemplated herein.
     8.6 DUE DILIGENCE INVESTIGATIONS. Beginning on November 5, 1995 and continuing until 5:00 o'clock, p.m., on December 19, 1995 (the "Due Diligence Period"), CCB (and its representatives and advisors) may conduct such investigation, review and analyses (including environmental studies) of the business, operations, assets, personnel and other relevant characteristics of SCBC and the SCBC Subsidiaries, and SCBC (and its representatives and advisors) may conduct like investigation, review and analyses of CCB and the CCB Subsidiaries, in each case to the degree they deem advisable and in a reasonable manner, taking into consideration employee morale and the need to conduct undisrupted business operations.
     8.7 BANK CONVERSIONS; BANK MERGERS. As soon as reasonably practicable after the date of the execution of this Agreement, SCBC shall cause the Savings Bank Subsidiaries to undertake all actions necessary to effect the Bank Conversions, and CCB and SCBC shall, and shall cause CCB Bank and SC Bank and the Savings Bank Subsidiaries, respectively, to, take all actions necessary to effect the Bank Mergers, including the execution and delivery of an Agreement and Plan of Merger, acceptable to CCB and SCBC, by CCB Bank, SC Bank and the Savings Bank Subsidiaries.
     8.8 REPURCHASES OF SCBC COMMON STOCK. In the event that (a) SCBC repurchases outstanding shares of SCBC Common Stock in open market or privately negotiated transactions at the request of CCB during the period from the date hereof to the date, if any, on which this Agreement is terminated, and (b) the Merger is not consummated, then CCB shall pay to SCBC, within five (5) days of SCBC's written demand for payment, the following sum (if a positive amount): (i) the aggregate purchase price, including brokerage commissions and transfer taxes, paid by SCBC for all shares repurchased by SCBC, less (ii) the average closing sales price for a share of SCBC Common Stock on the NMS (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) over the ten (10) consecutive trading days following the date on which such termination of this Agreement is disclosed to the general public, multiplied by the number of shares of SCBC Common Stock repurchased by SCBC.
                                   ARTICLE IX
                                   CONDITIONS
     9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each of CCB, NSC and SCBC to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:
     (a) The shareholders of each of CCB, NSC and SCBC shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders by the votes required under the NCBCA.
     (b) The Bank Conversions, the Merger, the Bank Mergers and the other transactions contemplated hereby shall have received all Regulatory Approvals, including all required approvals by the Federal Reserve Board, Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Commissions, the Administrator and any other Regulatory Authority whose approval is required for consummation of the transactions contemplated hereby, and no such Regulatory Approvals or other required approval shall have imposed any condition or requirement which would so materially adversely impact the economic benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable opinion of the Board of Directors of either CCB or SCBC the consummation of the Merger.
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
     (c) The Registration Statement shall have been declared effective by the SEC and CCB and SCBC shall have received all state securities or "Blue Sky" law permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements, as may be necessary to issue CCB Common Stock and CCB Rights pursuant to the terms of this Agreement. Neither the Registration Statement nor any such permit, authorization or confirmation shall be subject to any stop order, threatened stop order, rescission or withdrawal by the SEC or any state securities or "Blue Sky" authority with competent jurisdiction.
     (d) Neither CCB, NSC nor SCBC shall be subject to any order, decree or injunction of a court of competent jurisdiction or any Regulatory Authority which enjoins or prohibits the consummation of the Bank Conversions, the Merger or the Bank Mergers or which would constitute a Material Adverse Event as to CCB and the CCB Subsidiaries or SCBC and the SCBC Subsidiaries. No suit, action or other proceeding shall be pending or threatened by any Regulatory Authority or other governmental body or agency which seeks to restrain or prohibit the Bank Conversions, the Merger or the Bank Mergers or to obtain any substantial monetary or other relief in connection with this Agreement unless in the reasonable opinion of counsel to the party wishing to proceed (which opinion shall be satisfactory in substance to the other party in its reasonable judgment), such suit, action or proceeding is likely to be resolved in such a way as to not deprive any party hereto of any of the material benefits to be derived from the consummation of the Merger or in such a way which would not constitute a Material Adverse Event as to the party subject thereto.
     (e) The aggregate number of shares of SCBC Common Stock with respect to which dissenter's rights have been perfected under Section 55-13-01 ET SEQ. of the NCBCA shall not total an amount which, when added to all other shares of CCB Common Stock and SCBC Common Stock deemed to have been repurchased or otherwise "tainted" for pooling-of-interests accounting treatment purposes, would result in the Merger not qualifying for pooling-of-interests accounting treatment.
     (f) Each of CCB and SCBC shall have received an opinion of KPMG Peat Marwick, L.L.P., satisfactory in form and substance to each of CCB and SCBC, that the Merger will qualify for pooling-of-interests accounting treatment.
     (g) The shares of CCB Common Stock issuable pursuant to the Merger shall have been approved or qualified for quotation on the NMS.
     (h) CCB and SCBC shall have received an opinion of KPMG Peat Marwick, L.L.P., satisfactory in form and substance to each of CCB and SCBC, to the effect that the Merger will constitute a Tax-free reorganization within the meaning of Tax Code Section 368 and that no gain or loss will be recognized by the shareholders of SCBC to the extent that they receive CCB Common Stock (and attached CCB Rights) solely in exchange for their SCBC Common Stock in the Merger.
     9.2 CONDITIONS TO THE OBLIGATION OF SCBC. The obligation of SCBC to effect the Bank Conversions, the Merger, the Bank Mergers and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:
     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CCB and NSC set forth in Article VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and SCBC shall have received a certificate signed by the Chief Executive Officer and the Senior Vice-President/Controller of CCB, and the President and Secretary of NSC, to that effect.
     (b) PERFORMANCE OF OBLIGATIONS. CCB and NSC shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Effective Time, and SCBC shall have received a certificate signed by the Chief Executive Officer and the Senior Vice President/Controller of CCB, and the President and Secretary of NSC, to that effect.
     (c) LEGAL OPINION. SCBC shall have received from Ward and Smith, P.A., counsel to CCB and NSC, an opinion as to such matters as SCBC or its counsel may reasonably request. In rendering the foregoing opinion, such counsel may relay as to questions of fact and of good standing upon the representation and warranties of CCB and NSC contained in this Agreement or upon the certificate of appropriate officers of CCB and NSC or of public officials.
     (d) FAIRNESS OPINION. SCBC shall have received the opinion of Robinson Humphrey, dated prior to the date on which the Registration Statement shall become effective under the 1933 Act and confirmed at or immediately prior to the Closing Date, to the effect that the Exchange Ratio is fair, from a financial point of view, to SCBC and its shareholders.
     (e) CCB COMMON STOCK PRICE. The CCB Stock Price over the ten (10) consecutive trading days preceding the date on which the Effective Time is to occur shall not be less than $36.00.
                                      A-32

     (f) CCB BYLAW APPROVAL. The CCB Bylaw Approval shall have been received from CCB's shareholders at the CCB Shareholders' Meeting.
     9.3 CONDITIONS TO THE OBLIGATIONS OF CCB AND NSC. The obligations of CCB and NSC to effect the Merger, the Bank Mergers and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:
     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SCBC set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and CCB and NSC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of SCBC to that effect.
     (b) PERFORMANCE OF OBLIGATIONS. SCBC shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time, and CCB and NSC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of SCBC to that effect.
     (c) LEGAL OPINION. CCB and NSC shall have received from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to SCBC, an opinion as to such matters as CCB or its counsel may reasonably request. In rendering the foregoing opinion, such counsel may rely as to questions of fact and of good standing upon the representation and warranties of SCBC contained in this Agreement or upon the certificate of appropriate officers of SCBC or of public officials.
     (d) FAIRNESS OPINION. CCB shall have received the opinion of Wheat, dated prior to the date on which the Registration Statement shall become effective and confirmed at or immediately prior to the Closing Date, to the effect that the terms of the Merger are fair, from a financial point of view, to CCB and its shareholders.
     (e) AFFILIATES LETTERS. SCBC shall have delivered to CCB the written agreements of its "affiliates" described in Section 7.7.
                                   ARTICLE X
                                  TERMINATION
     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Bank Conversions, the Merger, the Bank Mergers and the other transactions contemplated hereby by the shareholders of CCB, NSC or SCBC, or all of them, this Agreement may be terminated and such transactions abandoned at any time prior to the Effective Time.
     (a) by mutual consent of the Boards of Directors of CCB and NSC and the Board of Directors of SCBC;
     (b) by the Boards of Directors of CCB and NSC by notice given to SCBC at any time prior to the expiration of the Due Diligence Period of (i) a matter or matters pertaining to SCBC and the SCBC Subsidiaries, not known to CCB as of the date of the execution of this Agreement, but Previously Disclosed hereunder by SCBC to CCB or discovered by CCB in its investigation, review and analysis of SCBC and the SCBC Subsidiaries during the Due Diligence Period, and (ii) their opinion, based on their reasonable judgment exercised in good faith, that such matter or matters, or the reasonably expected adverse consequences of such matter or matters to SCBC, would so substantially and adversely impact the economic or business benefits of the Merger to CCB as to render inadvisable the consummation of the Merger;
     (c) by the Boards of Directors of CCB and NSC by notice given to SCBC at any time prior to the expiration of the Due Diligence Period (i) that environmental studies of SCBC's assets by CCB during the Due Diligence Period indicate violations of Environmental Laws on the premises of such SCBC assets,
(ii) that, based on generally accepted cost projection standards, the total projected cost of curing all such indicated violations and all related remediation required by applicable Environmental Laws and Environmental Agencies (the "Environmental Costs") exceeds $2,000,000, and (iii) containing therein a listing of (A) the relevant assets of SCBC, (B) the violations indicated, and
(C) a detailed estimate of the Environmental Costs of each such indicated violation; provided, however, that SCBC shall have a period of 45 days after receipt of such notice to provide to CCB (A) a detailed report or reports of one or more environmental consulting firms reasonably acceptable to CCB that the Environmental Costs will not total in excess of $2,000,000 or (B) a fixed price contract between SCBC and one or more firms specializing in environmental remediation, such firms being reasonably acceptable to CCB, having a total payment obligation for SCBC of less than $2,000,000, and in either such event the notice of termination given by CCB's and NSC's Boards of Directors shall be deemed void and without effect.
                                      A-33

     (d) by the Board of Directors of SCBC by notice given to CCB and NSC at any time prior to the expiration of the Due Diligence Period of (i) a matter or matters pertaining to CCB and the CCB Subsidiaries, not known to SCBC as of the date of the execution of this Agreement, but Previously Disclosed hereunder by CCB or SCBC or discovered by SCBC in its investigation, review and analysis of CCB and the CCB Subsidiaries during the Due Diligence Period, and (ii) its opinion, based on its reasonable judgment exercised in good faith, that such matter or matters, or the reasonably expected adverse consequences of such matter or matters to CCB, would so substantially and adversely impact the economic or business benefits of the Merger to SCBC or its shareholders as to render inadvisable the consummation of the Merger;
     (e) upon notice to the other party or parties, by the Boards of Directors of CCB and NSC or the Board of Directors of SCBC (provided that the terminating party or parties are not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the Effective Time shall not have occurred on or before September 30, 1995;
     (f) upon notice to the other party or parties, by the Boards of Directors of CCB and NSC or the Board of Directors of SCBC if any Regulatory Authority has denied approval of the Bank Conversions, the Merger and/or the Bank Mergers, or any Regulatory Approval (or any condition to the receipt of a Regulatory Approval) or an order, judgment or decree from any Regulatory Authority or any court having competent jurisdiction has imposed any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to CCB or to SCBC and its shareholders, as applicable, as to render inadvisable in the reasonable opinion, exercised in good faith, of the Boards of Directors of CCB and NSC or the Board of Directors of SCBC, as applicable, the consummation of the Merger, and such denial or imposition has become final and nonappealable;
     (g) upon notice to the other party or parties, by the Boards of Directors of CCB and NSC or the Board of Directors of SCBC in the event of a material breach by the other party or parties of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after 30 days' written notice thereof is given to the party or parties committing such breach;
     (h) upon notice to the other party or parties, by the Boards of Directors of CCB and NSC or the Board of Directors of SCBC if there has occurred a suit or other proceeding by any Regulatory Authority or other governmental body or agency to restrain or prohibit the Bank Conversions, the Merger and/or the Bank Mergers or a suit by a shareholder of CCB or SCBC seeking to restrain such transactions or to obtain money damages should such transactions be consummated (unless counsel for the party wishing to proceed with such transactions renders an opinion that such a suit is likely to be resolved in a way which would not deprive any party of the material benefits of the Merger or in a way which would not result in substantial money damages to one or more directors of such party which would not be covered by insurance);
     (i) upon notice to the other party or parties, by the Boards of Directors of CCB and NSC or the Board of Directors of SCBC if there has occurred a declaration of war by the United States of America or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America or the State of North Carolina;
     (j) by the Board of Directors of SCBC by notice given to CCB and NSC, if the CCB Bylaw Approval shall not have been received from CCB's shareholders on or before April 19, 1995; or
     (k) by the Board of Directors of SCBC by notice given to CCB and NSC, if the CCB Stock Price over a period of 30 consecutive trading days shall be less than $36.00.
     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.3(b), Section 8.1,
Section 10.3 and Section 10.4 (insofar as it applies to a termination under
Section 10.1(g)) shall survive any such termination and abandonment, and (ii) no party shall be relieved or released from any liability arising out of a willful or grossly negligent breach of any provision of this Agreement.
     10.3 EXPENSES. Unless this Agreement is terminated as described in Section 10.4, each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and the transactions contemplated thereby, including filing fees, financial advisor, legal, accounting and investment banking fees and expenses (the "Costs").
     10.4 WRONGFUL TERMINATION. Notwithstanding the provisions of Sections 10.2 and 10.3, and except as otherwise provided in Section 10.5, if the Merger fails to be consummated because of the wrongful termination of this Agreement or a willful or grossly negligent breach by CCB or NSC, on the one hand, or by SCBC, on the other hand, of any representation, warranty, covenant, undertaking, term, agreement or restriction contained herein, then the party or parties wrongfully terminating or breaching this Agreement shall (i) reimburse the other party or parties for all of such other party's or parties' Costs, and (ii) pay the other party or parties $2,000,000 as liquidated damages in full compensation of all other harm suffered by such
                                      A-34
party or parties as a result hereof. A termination of this Agreement under the provisions of Section 10.1, other than a termination under Section 10.1(g), shall not cause application of this Section 10.4.
     10.5 TERMINATION FEE. If (a) this Agreement is terminated because SCBC has entered theretofore into a letter of intent or an agreement with a Person other than CCB or any CCB Subsidiary that provides for such Person to acquire SCBC or any SCBC Subsidiary, merge with or into SCBC or any SCBC Subsidiary, or purchase all or substantially all of the assets of SCBC or any SCBC Subsidiary or (b) prior to termination of this Agreement SCBC or any SCBC Subsidiary engages in negotiations relating to any such transaction and a letter of intent or agreement with respect thereto is entered into within six months following the termination of this Agreement, and CCB has not consented in writing to such negotiations by SCBC pursuant to Section 7.2(h) hereof, then SCBC shall pay to CCB a termination fee of $6,200,000. If (x) this Agreement is terminated because CCB has entered theretofore into a letter of intent or an agreement with any Person that provides for such Person to acquire CCB or any CCB Subsidiary, merge with or into CCB or any CCB Subsidiary, or purchase all or substantially all of the assets of CCB or any CCB Subsidiary or (y) prior to termination of this Agreement CCB or any CCB Subsidiary engages in negotiations relating to any such transaction and a letter of intent or agreement with respect thereto is entered into within six (6) months following the termination of this Agreement, and SCBC has not consented in writing to such negotiations pursuant to Section 7.2(h) hereof, then CCB shall pay to SCBC a termination fee of $6,200,000.
                                   ARTICLE XI
                               GENERAL PROVISIONS
     11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOLLOWING THE EFFECTIVE TIME. Except for Article III and Sections 7.11, 8.1, 8.2 and 8.3, none of the respective representations, warranties, obligations, covenants and agreements of the parties hereto shall survive the Effective Time.
     11.2 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than the provisions of Article III and Sections 7.11, 8.1, 8.2 and 8.3, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than CCB, the CCB Subsidiaries, SCBC, the SCBC Subsidiaries, and the Surviving Corporation and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     11.3 AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of CCB, NSC and SCBC upon the approval of the Board of Directors of each of CCB, NSC and SCBC; provided, however, that the provisions hereof relating to the manner or basis in which shares of SCBC Common Stock will be exchanged for CCB Common Stock shall not be amended after the Shareholders' Meetings or the NSC shareholder meeting without any requisite approval of the holders of the CCB Common Stock and SCBC Common Stock entitled to vote thereon and the approval of NSC's shareholder.
     11.4 WAIVERS. Prior to or at the Effective Time, each of CCB, NSC and SCBC shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.
     11.5 NO ASSIGNMENT. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.
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     11.6 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder):
     If to CCB or NSC:
       Ernest C. Roessler
        President and Chief Executive Officer
        CCB Financial Corporation
        Post Office Box 931
        Durham, North Carolina 27702
     With a required copy to:
       Anthony Gaeta, Jr., Esq.
        Ward and Smith, P.A.
        Fayetteville Street Mall
        Two Hannover Square
        Suite 2400
        Raleigh, North Carolina 27601
     If to SCBC:
       David B. Jordan
        Vice Chairman and Chief Executive Officer
        Security Capital Bancorp
        Post Office Box 1387
        Salisbury, North Carolina 28145-1387
     With a required copy to:
       Robert A. Singer, Esq.
        Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
        Post Office Box 26000
        Greensboro, North Carolina 27420-6000
or to such other Person as any party shall specify by notice in writing to each of the other party. All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the United States mail when delivery is made by registered or certified mail, and (iii) upon transmission, when evidenced by a sender transmission completed confirmation, when made by facsimile transmission.
     11.7 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a Regulatory Authority or court of competent jurisdiction to be invalid, void, unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.
     11.8 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.
     11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.
     11.10 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.
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
     IN WITNESS WHEREOF, CCB, NSC and SCBC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
                                         CCB FINANCIAL CORPORATION
                                         By:
                                             ERNEST C. ROESSLER, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER
                                         NEW SECURITY CAPITAL, INC.
                                         By:
                                               ERNEST C. ROESSLER, PRESIDENT
                                         SECURITY CAPITAL BANCORP
                                         By:
                                            DAVID B. JORDAN, VICE CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER
                                      A-37

                                                                      APPENDIX A
                                 PLAN OF MERGER
                                      A-38

                                 PLAN OF MERGER
                                       OF
                           NEW SECURITY CAPITAL, INC.
                                 WITH AND INTO
                            SECURITY CAPITAL BANCORP
I. CORPORATIONS PARTICIPATING IN THE MERGER.
     New Security Capital, Inc., a North Carolina corporation ("NSC" or the "Merging Corporation"), shall merge with and into Security Capital Bancorp, a North Carolina corporation ("SCBC" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Section 55-11-06 of the North Carolina General Statutes.
II. NAME OF SURVIVING CORPORATION.
     Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be "Security Capital Bancorp."
III. TERMS AND CONDITIONS OF THE MERGER.
     1. Subject to the terms and conditions of the Amended and Restated
Agreement of Combination, dated as of December 1, 1994, by and between CCB Financial Corporation ("CCB"), the Merging Corporation and SCBC (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Combination, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.
     2. The Amended and Restated Articles of Incorporation of SCBC in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.
     3. The Bylaws of SCBC in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.
IV. EFFECTIVENESS OF THE MERGER.
     The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, if required, that are filed with, and accepted for filing by, the Secretary of
State of North Carolina as required under Section 55-11-05 of the North Carolina General Statutes.
V. CONVERSION AND EXCHANGE OF SHARES.
     As of the Effective Time, the outstanding shares of the corporations participating in the merger will be converted and exchanged as follows:
     1. Each of the shares of common stock of NSC outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) share of the common stock of the Surviving Corporation.
     2. Each of the shares of common stock of SCBC outstanding immediately prior to the Effective Time (excluding shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by CCB, SCBC, the Merging Corporation or any of their subsidiaries and shares held by shareholders of the Surviving Corporation who have perfected dissenters' rights under Article 13 of Chapter 55 of the North Carolina General Statutes) shall be converted into and exchanged for .50 of a share of the common stock of CCB and .50 of a preferred share purchased right as described in CCB's Shareholder Rights Plan, adopted February 26, 1990 (a "CCB Right") (the "Exchange Ratio");
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
     3. Any shares of any of the subsidiaries of the Merging Corporation or of SCBC outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.
     4. As of the Effective Time, all rights with respect to options to purchase shares of common stock of SCBC granted or assumed by SCBC (the "SCBC Stock Options") pursuant to stock option plans or other plans or agreements of SCBC (the "SCBC Option Plans"), which are outstanding as of the Effective Time in compliance with the Agreement of Combination, whether or not then exercisable, shall be converted into and become rights with respect to the common stock of
CCB (with attached CCB Rights), and CCB shall assume all obligations of SCBC with respect to each SCBC Stock Option, in accordance with the terms of the respective SCBC Option Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each SCBC Stock Option assumed by CCB may be exercised solely for shares of the common stock of CCB (with attached CCB Rights), (ii) the number of shares of the common stock of CCB (with attached CCB Rights) subject to each SCBC Stock Option shall be equal to the number of shares of common stock of SCBC subject to such SCBC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such SCBC
Stock Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding to the nearest cent; PROVIDED, HOWEVER, that the number of shares of common stock of CCB (with attached CCB Rights) subject to each SCBC Stock Option and the per share exercise price shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.
     5. Each holder of shares of common stock of SCBC converted pursuant to the merger, or of SCBC Stock Options, who would otherwise have been entitled to receive a fraction of a share of the common stock of CCB (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the common stock of CCB multiplied by the market value of one share of the common stock of CCB as of the Effective Time, in the case of shares converted pursuant to the merger, or the date of exercise, in the case of SCBC Stock Options. The market value of one share of the common stock of CCB at the Effective Time or the date of exercise, as the case may be, shall be the closing sales price of the common stock of CCB as quoted on the National Market System of the Nasdaq Stock Market, Inc. (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) on the last business day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.
     6. From and after the Effective Time, each holder of any of the shares of the common stock of SCBC to be converted as above provided shall be entitled, upon presentation and surrender to CCB of the certificates representing such shares, to receive in exchange therefor certificates representing the number of whole shares of the common stock of CCB (with attached CCB Rights), and a check representing the amount of cash for fractional shares, if any, into which such shares shall have been converted. The surrendered shares shall be canceled.
Until so surrendered, each outstanding certificate which prior to the Effective Time represented common stock of SCBC shall be deemed for all corporate purposes to evidence ownership of the number of shares of the common stock of CCB (with attached CCB Rights) into which the same shall have been converted; PROVIDED, HOWEVER, beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders or record of the common stock of CCB at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of common stock of SCBC issued and outstanding as of the Effective Time until such holder physically surrenders such certificate for exchange, promptly after which time all such dividends or distributions shall be paid (without interest). In the event any certificate representing shares to be converted pursuant to the merger shall have been lost, stolen or destroyed, upon receipt of appropriate indemnification therefor, certificates representing the common stock of CCB
(with attached CCB Rights) will be issued in exchange therefor as described above along with a check representing cash in lieu of fractional shares, if any, and/or declared but unpaid dividends deliverable in respect thereof.
     7. Shares of common stock of SCBC held by holders who did not vote in favor of the merger and who otherwise perfect dissenters' rights under Article 13 of Chapter 55 of the North Carolina General Statutes shall not be converted into or become shares of the common stock of CCB, but such shares of common stock of
SCBC shall represent only the right to receive the "fair value" of such shares as provided in such Article 13. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such shares of common stock of SCBC shall thereupon be deemed to have been converted and become shares of the common stock of CCB in accordance with the Exchange Ratio as of the Effective Time without any interest thereon.
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     8. Shares of common stock of SCBC held immediately prior to the Effective
Time by CCB, SCBC, the Merging Corporation or any of their subsidiaries, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled as of the Effective Time.
VI. ABANDONMENT.
     This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Combination by SCBC or by CCB and the Merging Corporation.
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                                                                      APPENDIX B
              EXCERPT FROM NORTH CAROLINA BUSINESS CORPORATION ACT
                                  ARTICLE 13.
                              DISSENTERS' RIGHTS.
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.
(SECTION MARK) 55-13-01. DEFINITIONS.
     In this Article:
          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
          (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.
          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
          (7) "Shareholder" means the record shareholder or the beneficial shareholder.
(SECTION MARK) 55-13-02. RIGHT TO DISSENT.
     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
          (1) Consummation of a plan of merger to which the corporation is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;
          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;
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          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
(SECTION MARK) 55-13-03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
          (2) He does so with respect to all shares of which he is the beneficial shareholder.
PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.
(SECTION MARK) 55-13-20. NOTICE OF DISSENTERS' RIGHTS.
     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.
     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters'
notice described in G.S. 55-13-22.
     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.
(SECTION MARK) 55-13-21. NOTICE OF INTENT TO DEMAND PAYMENT.
     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
          (2) Must not vote his shares in favor of the proposed action.
     (b) A shareholder who does not satisfy the requirements of subsection (a)
is not entitled to payment for his shares under this Article.
(SECTION MARK) 55-13-22. DISSENTERS' NOTICE.
     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.
     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:
          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
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          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
          (3) Supply a form for demanding payment;
          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and
          (5) Be accompanied by a copy of this Article.
(SECTION MARK) 55-13-23. DUTY TO DEMAND PAYMENT.
     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his share under this Article.
(SECTION MARK) 55-13-24. SHARE RESTRICTIONS.
     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (SECTION MARK) 55-13-25. OFFER OF PAYMENT.
     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.
     (b) The offer of payment must be accompanied by:
          (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;
          (2) A statement of the corporation's estimate of the fair value of the shares;
          (3) An explanation of how the interest was calculated;
          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and
          (5) A copy of this Article.
(SECTION MARK) 55-13-26. FAILURE TO TAKE ACTION.
     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure. (SECTION MARK) 55-13-28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH
                         CORPORATION'S OFFER OR FAILURE TO PERFORM.
     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:
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          (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;
          (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or
          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.
PART 3. JUDICIAL APPRAISAL OF SHARES.
(SECTION MARK) 55-13-30. COURT ACTION.
     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.
     (a1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.
     (b) Reserved for future codification purposes.
     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.
     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.
(SECTION MARK) 55-13-31. COURT COSTS AND COUNSEL FEES.
     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or
          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
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                                                                      APPENDIX C
                                                                November 4, 1994
Board of Directors
Security Capital Bancorp
507 West Innes Street
Salisbury, North Carolina 28145-1387
Gentlemen:
     In connection with the proposed acquisition of Security Capital Bancorp ("SCBC") by CCB Financial Corporation, Inc. ("CCBF") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement of Combination dated as of November 4, 1994 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of SCBC. Under the terms of the Merger, holders of all outstanding shares of SCBC stock will receive consideration equal to 0.50 CCBF shares for each SCBC share.
     Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.
     In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, SCBC's financial results for fiscal years 1989 through
1993 and for the quarter ended September 30, 1994, and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of SCBC for the purpose of reviewing the historical and current operations of, and outlook for SCBC, industry trends, the terms of the proposed Merger, and related matters.
     We have also studied published financial data concerning certain other publicly traded banks which we deem comparable to SCBC as well as certain financial data relating to acquisitions of other banks that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.
     We have reviewed similar information and data relating to CCBF including its historical financial statements, from fiscal 1989 up through and including the quarter ended September 30, 1994.
     In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by SCBC and CCBF. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of SCBC and CCBF.
     Based upon the foregoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the stockholders of SCBC.
                                         Very truly yours,
                                         THE ROBINSON-HUMPHREY COMPANY, INC.
                                      C-1

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                                                                      APPENDIX D
Date
Board of Directors
CCB Financial Corporation
111 Corcoran Street
Durham, North Carolina 27701
Members of the Board:
     CCB Financial Corporation ("CCBF") and Security Capital Bancorp ("SCBC") have entered into an Agreement of Combination, dated November 4, 1994 (the "Merger Agreement"), pursuant to which CCBF will acquire SCBC by means of the merger (the "Merger") of a wholly-owned subsidiary of CCBF into SCBC, and the conversion of each of the outstanding shares of the no par value common stock of SCBC ("SCBC Stock") into .50 of a share of the $5.00 par value common stock of CCBF ( "CCBF Stock"), together with .50 of a Series A Preferred Stock purchase right ("CCBF Right"). The exchange ratio of .50 of a share of CCBF Stock and .50 of a CCBF Right for each share of SCBC Stock is referred to herein as the "Exchange Ratio."
     Wheat, First Securities, Inc. ("Wheat") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of CCBF or SCBC for our own account or for the accounts of our customers. We have acted as financial advisor to CCBF in connection with, and have participated in certain of the negotiations leading to, the Merger Agreement. Wheat will receive a fee from CCBF for rendering this opinion. In addition, Wheat has acted as financial advisor to CCBF in connection with another merger transaction and has acted as managing underwriter in public offerings of CCBF equity and debt securities and has received fees from CCBF for its services in each of these transactions.
     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of CCBF Stock.
     In arriving at the opinion set forth below, we have conducted discussions with members of senior management of CCBF and SCBC concerning their businesses and prospects and have reviewed certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:
          (1) CCBF's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1993;
          (2) SCBC's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1993;
          (3) CCBF's Quarterly Reports on Form 10-Q and related financial information for the three months ended March 31, 1994, for the six months ended June 30, 1994 and for the nine months ended September 30, 1994;
          (4) SCBC's Quarterly Reports on Form 10-Q and related financial information for the three months ended March 31, 1994, for the six months ended June 30, 1994 and for the nine months ended September 30, 1994;
          (5) Certain publicly available information with respect to historical market prices and trading activity for CCBF Stock and SCBC Stock and for certain publicly traded financial institutions which Wheat deemed relevant;
          (6) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat deemed relevant;
          (7) The Merger Agreement;
          (8) The Registration Statement on Form S-4 of CCBF, including the Prospectus/Joint Proxy Statement;
                                      D-1

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          (9) Other financial information concerning the businesses and operations of CCBF and SCBC, including certain audited financial information and certain internal financial analyses and forecasts for CCBF and SCBC prepared by the senior management of each entity; and
          (10) Such financial studies, analyses, inquiries and other matters as we deemed necessary.
     In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of CCBF and SCBC included in the Merger Agreement, and we have not assumed any responsibility for the independent verification of such information. We have relied upon the managements of CCBF and SCBC as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for CCBF and SCBC are adequate to cover such losses. Wheat did not review any individual credit files of CCBF or SCBC, nor did it make an independent evaluation or appraisal of the assets or liabilities of CCBF or SCBC. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to CCBF. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Wheat's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of CCBF Stock and does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of CCBF as to how such shareholder should vote with respect to the Merger. Wheat's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for CCBF, nor does it address the effect of any other business combination in which CCBF might engage.
     It is understood that this opinion may be included in its entirety in the Prospectus/Joint Proxy Statement. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.
     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of CCBF Stock.
Very truly yours,
WHEAT, FIRST SECURITIES, INC.
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                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.
     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.
     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.
     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.
     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).
     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.
     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.
                                      II-1

     INDEMNIFICATION BY REGISTRANT. Subject to such restrictions on indemnification as are imposed under Federal securities laws, Registrant's Bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by law, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.
     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Registrant currently maintains a directors' and officers' liability insurance policy.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
     The following exhibits and financial statement schedules are filed as part of this Registration Statement or incorporated herein by reference.
     (a) Exhibits

EXHIBIT NUMBER
 PURSUANT TO
 ITEM 601 OF
REGULATION S-K                                           DESCRIPTION OF EXHIBIT
      2          Amended and Restated Agreement of Combination among CCB Financial Corporation, Security Capital
                 Bancorp and New Security Capital, Inc. (included as and incorporated from Appendix A of the
                 Prospectus/Joint Proxy Statement filed as part of this Registration Statement)
      3.1        Registrant's Restated Articles of Incorporation (incorporated by reference from exhibits to
                 Registrant's Registration Statement on Form S-3 (No. 33-56398))
      3.2        Rights Agreement dated as of February 26, 1990, between Registrant and Central Carolina Bank and Trust
                 Company (incorporated by reference from exhibits to Registrant's Current Report on Form 8-K dated
                 February 16, 1990)
      3.3        Registrant's Bylaws (incorporated by reference from exhibits to Registrant's Annual Report on Form
                 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A dated July 20, 1994)
      5          Opinion and Consent of Ward and Smith, P.A., as to legality of shares being registered (to be filed by amendment)
      8          Opinion of KPMG Peat Marwick LLP, as to tax matters
     10.1        Form of amended employment agreement with David B. Jordan (to be filed by amendment)
     10.2        Form of amended employment agreement with Ralph A. Barnhardt (to be filed by amendment)
     10.3        Form of amended employment agreement with Lloyd G. Gurley (to be filed by amendment)
     10.4        Form of amended employment agreement with Pressley A. Ridgill (to be filed by amendment)
     21          List of Registrant's Subsidiaries (incorporated by reference from Note 1 to consolidated financial statements contained in Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
                 1993, as amended by Form 10-K/A dated July 20, 1994)
     23.1        Consent of Ward and Smith, P.A. (included in Exhibit 5)
     23.2        Consent of KPMG Peat Marwick LLP
     23.3        Consent of KPMG Peat Marwick LLP
     23.4        Consent of KPMG Peat Marwick LLP
     23.5        Consent of Ernst & Young LLP
     23.6        Consent of The Robinson-Humphrey Company, Inc.
     23.7        Consent of Wheat, First Securities, Inc.
     24          Powers of Attorney
     99.1        Form of appointment of proxy to be used in connection with the Special Meeting of Shareholders of CCB
                 Financial Corporation
     99.2        Form of appointment of proxy to be used in connection with the Special Meeting of Shareholders of
                 Security Capital Bancorp

     (b) Financial Statement Schedules.
     All financial statement schedules are omitted as substantially all the required information is contained in the Registrant's consolidated financial statements which are incorporated herein by reference or is not applicable.
                                      II-2

ITEM 22. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "1933 Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Joint Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham,
State of North Carolina, on December   , 1994.
                                         CCB FINANCIAL CORPORATION
                                         By:
                                                    ERNEST C. ROESSLER
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                             DATE
                                                        President, Chief Executive Officer and        December   , 1994
                                                          Director (principal executive officer)
                  ERNEST C. ROESSLER
                                                        Senior Vice President and Controller          December   , 1994
                                                          (principal financial and accounting
                  W. HAROLD PARKER, JR.                   officer)
            *     W. L. BURNS, JR.                     Chairman of the Board of Directors            December   , 1994
                  W. L. BURNS, JR.
                                                        Director                                      December   , 1994
                 J. HARPER BEALL, III
           *     JAMES B. BRAME, JR.                    Director                                      December   , 1994
                 JAMES B. BRAME, JR.
           *     TIMOTHY B. BURNETT                     Director                                      December   , 1994
                 TIMOTHY B. BURNETT
           *     ARTHUR W. CLARK                        Director                                      December   , 1994
                 ARTHUR W. CLARK
           *     KINSLEY VAN R. DEY, JR.                Director                                      December   , 1994
                 KINSLEY VAN R. DEY, JR.
           *     MRS. FRANCES HILL FOX                  Director                                      December   , 1994
                 MRS. FRANCES HILL FOX
                                                        Director                                      December   , 1994
                  T. E. HAIGLER, JR.

                                      II-4

                      SIGNATURE                                            TITLE                             DATE

           *     GEORGE R. HERBERT                      Director                                      December   , 1994
                 GEORGE R. HERBERT
           *     EDWARD S. HOLMES                       Director                                      December   , 1994
                 EDWARD S. HOLMES
                                                        Director                                      December   , 1994
                 OWEN G. KENAN
           *     EUGENE J. MCDONALD                     Director                                      December   , 1994
                 EUGENE J. MCDONALD
           *     HAMILTON W. MCKAY, JR., M.D.           Director                                      December   , 1994
                 HAMILTON W. MCKAY, JR., M.D.
           *     ERIC B. MUNSON                         Director                                      December   , 1994
                 ERIC B. MUNSON
           *     JOHN B. STEDMAN                        Director                                      December   , 1994
                 JOHN B. STEDMAN
           *     H. ALLEN TATE, JR.                     Director                                      December   , 1994
                 H. ALLEN TATE, JR.
           *     DR. PHAIL WYNN, JR.                    Director                                      December   , 1994
                 DR. PHAIL WYNN, JR.
           * By                                                                         December   , 1994
                 W. HAROLD PARKER, JR.
                 ATTORNEY-IN-FACT

                                 EXHIBITS INDEX

EXHIBIT NUMBER
 PURSUANT TO
 ITEM 601 OF
REGULATION                                                                                   SEQUENTIAL
S-K                                       DESCRIPTION OF EXHIBIT                              PAGE NO.
      2          Amended and Restated Agreement of Combination among CCB Financial
                 Corporation, Security Capital Bancorp and New Security Capital, Inc.
                 (included as and incorporated from Appendix A of the Prospectus/Joint
                 Proxy Statement filed as part of this Registration Statement)
      3.1        Registrant's Restated Articles of Incorporation (incorporated by reference from exhibits to Registrant's Registration Statement on Form
                 S-3 (No. 33-56398)
      3.2        Rights Agreement dated as of February 26, 1990, between Registrant and
                 Central Carolina Bank and Trust Company (incorporated by reference from exhibits to Registrant's Current Report on Form 8-K dated February 16,
                 1990)
      3.3        Registrant's Bylaws (incorporated by reference from exhibits to
                 Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1993, as amended by Form 10- K/A dated July 20, 1994)
      5          Opinion and Consent of Ward and Smith, P.A., as to legality of shares being registered (to be filed by amendment)
      8          Opinion of KPMG Peat Marwick LLP, as to tax matters
     10.1        Form of amended employment agreement with David B. Jordan (to be filed by amendment)
     10.2        Form of amended employment agreement with Ralph A. Barnhardt (to be filed by amendment)
     10.3        Form of amended employment agreement with Lloyd G. Gurley (to be filed by amendment)
     10.4        Form of amended employment agreement with Pressley A. Ridgill (to be filed by amendment)
     21          List of Registrant's Subsidiaries (incorporated by reference from Note 1 to consolidated financial statements contained in Registrant's Annual
                 Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A dated July 20, 1994)
     23.1        Consent of Ward and Smith, P.A. (included in Exhibit 5)
     23.2        Consent of KPMG Peat Marwick LLP
     23.3        Consent of KPMG Peat Marwick LLP
     23.4        Consent of KPMG Peat Marwick LLP
     23.5        Consent of Ernst & Young LLP
     23.6        Consent of The Robinson-Humphrey Company, Inc.
     23.7        Consent of Wheat, First Securities, Inc.
     24          Powers of Attorney
     99.1        Form of appointment of proxy to be used in connection with the Special
                 Meeting of Shareholders of CCB Financial Corporation
     99.2        Form of appointment of proxy to be used in connection with the Special
                 Meeting of Shareholders of Security Capital Bancorp